Exhibit 10.23

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (the “Assignment”) is hereby made and entered into as of October 17, 2014, by and between Teachscape, Inc., a Delaware corporation (“Assignor”), and LendingClub Corporation, a Delaware corporation, (“Assignee”).

RECITALS

A. Assignor and Forward One, LLC, a California limited liability company (“Forward One”), entered into that certain Lease Agreement, dated November 14, 2013 (the “Lease”), for certain premises containing approximately 25,908 rentable square feet and consisting of the entire 19th and 20th floors (the “Premises”) of the 23 story office building located at 71 Stevenson Street, San Francisco California 94105 (the “Building”). A copy of the Lease is attached hereto as Exhibit A.

B. F1 Stevenson, LLC, a Delaware limited liability company (“Master Landlord”), is the successor-in-interest to Forward One, and is the current owner of the Building.

C. Assignor desires to assign the Lease to Assignee, and Assignee desires to assume the rights and obligations of Assignor under the Lease, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Incorporation of Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2. Capitalized Terms. Unless otherwise stated herein, all capitalized terms shall have the meanings defined in the Lease.

3. Assignment and Assumption of Lease. As of the date hereof: (a) Assignor assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in, to and under the Lease; and (b) for the express benefit of both Assignor and Master Landlord, Assignee accepts the foregoing assignment of the Lease and assumes and shall pay, perform and discharge all of the agreements and obligations of Assignor under the Lease arising from and after the Assignment Effective Date to the same extent as if the Assignee were named as the tenant under the Lease as of the Assignment Effective Date. The foregoing assignment by Assignor specifically includes the extension option provided for in Section 2.2 of the Lease. Master Landlord is an express third party beneficiary of Assignee’s covenants and obligations under clause (b) above.

4. Indemnity. Assignor agrees to defend, indemnify and hold harmless Assignee from and against any and all liability, claims, damages, expenses (including cost of litigation and reasonable attorneys’ fees), judgments, proceedings and causes of action of any kind (“Claims”) arising under the Lease prior to the date hereof; an Assignee agrees to defend, indemnify and hold harmless Assignor from and against any and all Claims arising under the Lease from and after the date hereof.

5. Furniture and Equipment. Together with the assignment of the Lease provided for herein, and in consideration thereof, Assignor hereby sells, transfers and conveys to Assignee, on an “as-is” basis (subject to Assignor’s representation that such transfer is made free and clear of any-third party claims or liens) the furniture and equipment currently located in the Premises and owned by Assignor, including, without limitation, workstations and chairs, office furniture and furnishings, conference room furniture and furnishings (including retractable screen(s) and associated equipment for the operation thereof), IDF room computer racks and UPS equipment, and cabling; but excluding specifically the items set forth on Schedule 1 attached hereto, which shall remain the property of Assignor).

6. Sublease Back to Assignor. Concurrently with the execution and delivery of this Assignment, Assignee, as sublandlord, and Assignor, as subtenant, shall enter into a Sublease in the form of Exhibit B attached hereto (the “Sublease”) pursuant to which Assignee shall sublease the Premises back to Assignor and Assignor shall remain in possession of the Premises on a short-term basis in accordance with the terms of the Sublease.

7. Consent of Master Landlord; Lease Amendment. Notwithstanding anything set forth herein to the contrary, this Assignment and the rights and obligations of Assignor and Assignee hereunder are subject to and conditioned upon: (a) the execution and delivery by Master Landlord, Assignor and Assignee, concurrently with the execution and delivery of this Assignment, of (i) the Landlord Consent to Assignment and Assumption of Lease in the form of Exhibit C attached hereto (the “Master Landlord Assignment Consent”), and (ii) the Landlord Consent to Sublease in the form of Exhibit D attached hereto (the “Master Landlord Sublease Consent”); and (b) the execution and delivery by Master Landlord and Assignee of the First Amendment to Lease Agreement in the form of Exhibit E attached hereto (the “First Amendment to Lease”), concurrently with the execution and delivery of this Assignment. Any fees or charges of the Master Landlord in connection with this Assignment and the Master Landlord Assignment Consent shall be payable by Assignee.

8. Representations and Warranties of Assignor. Assignor hereby makes the following representations and warranties to Assignee as of the date hereof, all of which shall survive the consummation of the assignment of the Lease:

(a) A true, correct and complete copy of the Lease (excluding, however, the First Amendment to Lease) is attached hereto as Exhibit A. There are no modifications, supplements, arrangements, or understandings, oral or written of any sort, modifying, amending, altering, supplementing or changing the terms of the Lease, except for the First Amendment to Lease.

(b) Assignor is the current holder of a tenant’s interest in the Lease and Assignor has not transferred, conveyed, assigned, mortgaged or otherwise encumbered any of its right, title or interest in, to or under the Lease.

(c) The Lease is in full force and effect; to the best of Assignor’s knowledge, there is no existing default under the Lease on the part of the Master Landlord and no event has occurred and no condition exists which, with notice or the passage of time, or both, would constitute a default under the Lease on the part of the Master Landlord; and there is no existing default under the Lease on the part of Assignor and no event has occurred and no condition exists which, with notice or the passage of time, or both, would constitute a default under the Lease on the part of Assignor.

(d) Assignor has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in and is in good standing under the laws of the State of California. Assignor has the full right and authority to enter into this Assignment and to consummate the transaction contemplated by this Assignment.

(e) This Assignment and all instruments, documents and agreements to be executed by Assignor in connection herewith are, or when delivered shall be, duly authorized, executed and delivered by Assignor and are, or when delivered shall be, valid, binding and enforceable obligations of Assignor.

(f) Other than the Master Landlord Consent, no consent or approval or other authorization of any person or entity and no waiver of any right by any person or entity is required to authorize or permit, or is otherwise required as a condition of the execution and delivery and performance of, this Assignment by Assignor.

(g) To Assignor’s knowledge and belief, the Premises are in good condition and repair, and Assignor has maintained the Premises in accordance with the terms of the Lease.

(h) Assignor has no knowledge of the existence of any Hazardous Materials in or about the Premises and Assignor has at all times complied with the terms of the Lease regarding Assignor’s handling, use, storage and disposal of Hazardous Materials in or about the Premises and the Building.

Master Landlord is an express third party beneficiary of Assignor’s representations and warranties set forth above.

9. Representations and Warranties of Assignee. Assignee hereby makes the following representations and warranties to Assignor as of the date hereof, all of which shall survive the consummation of the assignment of the Lease:

(a) Assignee has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in and is in good standing under the laws of the State of California. Assignee has the full right and authority to enter into this Assignment and to consummate the transaction contemplated by this Assignment.

(b) This Assignment and all instruments, documents and agreements to be executed by Assignee in connection herewith are, or when delivered shall be, duly authorized, executed and delivered by Assignee and are, or when delivered shall be, valid, binding and enforceable obligations of Assignee.

(c) Other than the Master Landlord Consent, no consent or approval or other authorization of any person or entity and no waiver of any right by any person or entity is required to authorize or permit, or is otherwise required as a condition of the execution and delivery and performance of, this Assignment by Assignee.

Master Landlord is an express third party beneficiary of Assignee’s representations and warranties set forth above.

10. Attorneys’ Fees. In the event of any dispute hereunder, or of any action to interpret or enforce this Assignment, any provision hereof or any matter arising herefrom, the prevailing party shall be entitled to recover its reasonable costs, fees and expenses, including, but not limited to, reasonable attorneys’ fees, witness fees, expert fees and other professional fees, costs and expenses, whether suit be brought or not, and whether in settlement, in any declaratory action, in any bankruptcy action, at trial or on appeal.

11. Brokers. Assignor and Assignee acknowledge that each of them has retained Avison Young as its real estate broker in connection with the making of this Assignment; and Assignor and Assignee each represents to the other that it has dealt directly with and only with Avison Young as a broker in connection with this Assignment. Assignee and Assignor shall each indemnify and hold the other harmless from all claims of any brokers other than Avison Young claiming to have represented the indemnifying party in connection with this Assignment. Assignor and Assignee agree that Avison Young shall be paid a commission by Assignee in connection with this Assignment pursuant to a separate agreement between Avison Young and Assignee. Master Landlord is an express third party beneficiary of this Section 11 and shall be entitled to indemnification as set forth above.

12. Survival of Terms. The representations, warranties and indemnities set forth herein shall survive the execution and delivery of this Assignment and shall continue in full force and effect during the term of the Lease.

13. Binding Agreement. This Assignment constitutes the entire agreement between the parties hereto with respect to the transaction contemplated herein, and it supersedes all prior understandings or agreements between the parties relative to such assignment. Each signatory of this Assignment represents that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

14. Modifications. This Assignment cannot be changed orally, and no agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such agreement is in writing and is signed by the parties against whom enforcement of any such change is sought.

15. Applicable Law. This Assignment shall be governed by and construed in accordance with the laws of the State California.

16. Execution and Counterparts. To facilitate execution, the parties hereto agree that this Assignment may be executed and telecopied to the other party and that the executed telecopy shall be binding and enforceable as an original. This Assignment may be executed in as many counterparts as may be required and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of such counterparts.

17. Notices. Any notice, communication, request, reply or advise (hereinafter severally and collectively, “Notice”) regarding this Assignment or provided for herein shall be in writing and shall be given by: (a) established express delivery service which maintains delivery records; (b) hand delivery; or, (c) certified mail, postage prepaid, return receipt requested. Notice is effective upon receipt, or upon attempted delivery if delivery is refused or if delivery is impossible because of failure to provide reasonable means for accomplishing delivery. Notice shall be sent to the parties at the following addresses:

Assignor (prior to March 1, 2015):	Teachscape, Inc. 71 Stevenson Street, 19th Floor San Francisco, California 94105 Attn: Jon Corbett

Assignor (after March 1, 2015):	Teachscape, Inc. 655 Montgomery Street, Suite 800 San Francisco, California 94111 Attn: Jon Corbett

In each case, with a copy to:	Fulbright & Jaworski LLP 555 South Flower Street, 41st Floor Los Angeles, California 90071 Attn: Robert C. Barnes, Esq.

Assignee:	LendingClub Corporation 71 Stevenson Street, 3rd Floor San Francisco, California 94105 Attn: Carrie Dolan

With a copy to:	Shartsis Friese, LLP One Maritime Plaza, Suite 1800 San Francisco, California 94111 Attn: David H. Kremer, Esq.

Any party shall have the right from time to time to change their respective address for Notice by providing the other with ten (10) days’ prior written notice in the manner set forth above.

18. USA Patriot Act Disclosures. To the extent applicable, Assignor and Assignee each covenant that they are currently in compliance with and shall remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury

(including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto. Master Landlord is an express third party beneficiary of the covenants set forth above.

19. Further Assurances. Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to the Assignment Effective Date, as may be reasonably requested by the other party to consummate the transaction contemplated by this Assignment.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date and year first written above.

ASSIGNOR:

Teachscape, Inc. a Delaware corporation

By:	/s/ Jon Corbett

Print Name: Jon Corbett
Title:	VP Finance

ASSIGNEE:

LendingClub Corporation a Delaware corporation

By:	/s/ Carrie Dolan

Print Name: Carrie Dolan
Title:	CFO

EXHIBIT A

LEASE

LEASE AGREEMENT

between

FORWARD ONE, LLC

as “Landlord”

and

TEACHSCAPE, INC.

as “Tenant”

BASIC LEASE INFORMATION

Lease Date:	November 14, 2013

Landlord:	Forward One, LLC, a California limited liability company

Tenant:	Teachscape, Inc., a Delaware corporation

Building:	A 23 story office building containing approximately 323,276 rentable square feet

Building Address:	71 Stevenson Street San Francisco, CA 94105

Premises:	Floors:	The entire 19th and 20th Floors of the Building

	Rentable Area:	Approximately 25,908 rentable square feet

Term:	Five years

Delivery Date:	December 1, 2013

Commencement Date:	March 1, 2014

Expiration Date:	February 28, 2019

Base Rent:

Month of Term	Annual Base Rent	Month Installments of Base Rent	Annual Rental Rate per Rentable Square Foot
March 1, 2014 through May 31, 2014:	N/A	Free rent period	N/A
June 1, 2014 through February 28, 2015:	$1,165,860.00	$97,155.00	$45.00
March 1, 2015 through February 29, 2016:	$1,191,768.00	$99,314.00	$46.00
March 1, 2016 through February 28, 2017:	$1,217,676.00	$101,473.00	$47.00
March 1, 2017 through February 28, 2018:	$1,243,584.00	$103,632.00	$48.00
March 1, 2018 through February 28, 2019:	$1,269,492.00	$105,791.00	$49.00

If Tenant commits an Event of Default (as defined in Section 15.1), then the Base Rent for the period of March 1, 2014 through May 31, 2014 shall immediately be due and payable at the rate of $45.00 per rentable square foot per annum.

Base Year:	The calendar year 2014

Tenant’s Share:	8.104%

Security Deposit:	A total of $388,620.00, $97,155.00 of which is in the form of cash and $291,465.00 of which is in the form of a letter of credit (see Section 4 of the Lease for details).

Landlord’s Address for Payment of Rent:	Forward One, LLC c/o Cushman & Wakefield of California, Inc. P.O. Box 45257 San Francisco, CA 94145-0257

Business Hours:	8:00 a.m. - 6:00 p.m., on Business Days

Business Days:	Monday through Friday, excluding state and federal holidays

Landlord’s Address for Notices:	Forward One, LLC 835 Airport Blvd., Suite 288 Burlingame, CA 94010 Attention: Paul Zen

with copies to:

Cushman & Wakefield of California, Inc. Building Management Office 71 Stevenson Street, Suite 1440 San Francisco, CA 94105 Attention: Property Manager

and

Haas Najarian, LLP 58 Maiden Lane, 2nd Floor San Francisco, CA 94108 Attention: Robert C. Nicholas, Esq.

Tenant’s Address for Notices:	Prior to occupancy of Premises:

Teachscape, Inc. 71 Stevenson Street, Suite 500 San Francisco, CA 94105 Attention: Ken Cucarola

After occupancy of Premises:

Teachscape, Inc. 71 Stevenson Street, Suite 2000 San Francisco, CA 94105 Attention: Ken Cucarola

with a copy to:

Norton Rose Fulbright 555 South Flower Street, 41st Floor Los Angeles, CA 90071 Attention: Robert C. Barnes, Esq.

Brokers:	Landlord’s Broker: TRl Commercial Tenant’s Broker: Avison Young

Property Manager:	Cushman & Wakefield of California, Inc.

Exhibits:
Exhibit A:	The Premises
Exhibit B:	Work Letter Agreement
Exhibit C:	Building Rules
Exhibit D:	Disability Access Obligations Notice
Exhibit E:	Disability Access Brochure
Exhibit F:	Form of SNDA

The Basic Lease Information set forth above is an integral part of, and is incorporated into, the Lease. The Basic Lease Information and the Lease shall be construed as one integrated document. Terms that are defined above in the Basic Lease Information shall have the same meaning when used in the Lease.

THIS LEASE is made and effective as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information (“Landlord”), and the Tenant identified in the Basic Lease Information (“Tenant”). Landlord and Tenant hereby agree as follows:

1. PREMISES, PROPERTY AND COMMON AREAS.

1.1 Leasing of the Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the office space identified in the Basic Lease Information as the Premises, in the Building located at the address specified in the Basic Lease Information. The approximate configuration and location of the Premises is shown on Exhibit A. Landlord and Tenant agree that the rentable area of the Premises and the Building for all purposes under this Lease shall be the Rentable Areas specified in the Basic Lease Information.

1.2 The Property and Common Areas. The Building, together with the Common Areas, the parking areas dedicated to the Building and the parcel(s) of land on which the Building and such parking areas are situated are herein collectively called the Property (the “Property”). Tenant shall have the non-exclusive right to use in common with other tenants in the Property, subject to the rules and regulations contained in Exhibit C, those portions of the Property which are provided, from time-to-time, for use in common by Landlord, Tenant and any other tenants in the Property (such areas are referred to herein as the “Common Areas”). The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Property and the Common Areas and, in doing so, shall use commercially reasonable efforts to minimize any disruption to Tenant’s use of or access to the Premises (but Landlord shall not be required to perform any work outside of normal business hours).

1.3 Parking.

(a) Tenant Parking Passes. The parking facilities serving the Property are referred to as the “Parking Facility.” Tenant shall have the right to rent from Landlord four (4) parking passes for unreserved parking in the Parking Facility, on a monthly basis throughout the Term. Tenant acknowledges and agrees that all parking currently is by valet only. In no event shall Tenant be entitled to rent more than the number of parking passes specified above. Tenant shall pay Landlord for such parking passes, on a monthly basis, at the prevailing rate charged from time to time for such parking passes. As of the date of this Lease, the prevailing rate for such lease-allocated parking passes is $425.00 per month per parking pass, which rate is subject to change upon thirty (30) days’ prior written notice from Landlord. Tenant’s continued right to use the parking passes is conditioned upon Tenant’s abiding by all reasonable rules and regulations prescribed from time to time for the orderly operation and use of the Parking Facility (including any sticker or other identification system established by Landlord) and Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations.

(b) Other Terms. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Parking Facility at any time (including, but not limited to, converting some or all of the parking spaces to alternate forms of parking). Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Parking Facility for purposes of permitting or facilitating any construction, alteration or improvements, or temporarily relocate Tenant’s parking passes to other parking structures and/or surface parking areas within a reasonable walking distance of the Building, for purposes of permitting or facilitating any such construction, alteration or improvements with respect to the Parking Facility or to accommodate or facilitate the renovation, alteration, construction or other modification of other improvements or structures located in the Property. If Landlord prohibits Tenant from using Tenant’s parking spaces during any period of construction and does not provide alternative parking within a reasonable walking distance of the Building, then Tenant’s parking charges shall be credited for those days on which Tenant cannot use its parking spaces, prorated based on the number of spaces that are not usable. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control hereby granted to Landlord. The parking passes rented by Tenant pursuant to this Section 1.3 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.

(c) Parking Procedures. Landlord shall in no event be responsible for any loss or damage to any vehicle or other property or for any injury to any person in connection with the use of the Parking Facility. Tenant’s parking passes shall be used only for parking of automobiles no larger than full size passenger automobiles and sport utility vehicles (but excluding oversized sport utility vehicles such as, by way of example only, Hummers, Ford Excursions and similar [or larger] vehicles). Tenant shall comply with all reasonable rules and regulations which may be adopted by Landlord from time to time with respect to parking and/or the Parking Facility. Tenant shall not at any time use more parking passes than the number allocated to Tenant. Tenant shall not have the exclusive right to use any specific parking space, and parking in the Parking Facility may be provided by means of a valet service that may “stack” parked cars in order to maximize the capacity of the Parking Facility.

1.4 Use of Furniture. Tenant shall have the right to use in the Premises the furniture that is owned by Landlord and is currently being used by Tenant in its premises located on the 5th Floor of the Building. All of such furniture shall continue to be owned by Landlord and Landlord is making no representation or warranty whatsoever, either express or implied, regarding such furniture. Tenant shall use such furniture at its own risk and shall surrender such furniture to Landlord upon the expiration or sooner termination of the Term of this Lease.

2. TERM; POSSESSION.

2.1 Initial Term. The term of this Lease (the “Term”) shall commence on the Commencement Date set forth in the Basic Lease Information and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information. Tenant’s obligation to pay Base Rent shall commence on the date specified in the Basic Lease Information (unless extended as provided below in this Section 2.1), but, notwithstanding any other provision of this Lease, all of Tenant’s other covenants, duties and obligations under this Lease (including, without limitation, Tenant’s indemnification obligations and its obligation to carry insurance) shall commence, and all of the terms and conditions of this Lease shall be binding and effective, as of the date of this Lease, notwithstanding that the Commencement Date might not yet have occurred. Landlord shall not be liable for any claims, damages or liabilities if Landlord is not able to deliver the Premises by the Delivery Date specified in the Basic Lease Information, but if Landlord is not able to deliver the Premises by the Delivery Date specified in the Basic Lease Information, then the Commencement Date and the date on which Tenant must commence paying Base Rent (as specified in the Basic Lease Information) shall be extended one (1) day for each day past the Delivery Date that Landlord delivers the Premises to Tenant. Landlord shall deliver the Premises to Tenant, and Tenant shall lease the Premises, in their “as is” condition as of the date of this Lease, except to the extent expressly provided otherwise in Exhibit B.

2.2 Option to Extend.

(a) Grant of Option. Landlord hereby grants to Tenant one (1) option to extend the Term of this Lease (the “Option”) for an additional term of five (5) years (the “Option Term”). The Option shall be exercisable only by Teachscape, Inc., while it is the Tenant under this Lease, and the Permitted Transferees of Teachscape, Inc., and not by any other party whatsoever. The Option shall be exercisable only with respect to the entire Premises under this Lease, and not separately with respect to any Floor. The Option is expressly conditioned upon there being no Event of Default by Tenant, either at the time the Option is exercised or at the time the Option Term would commence. If Tenant duly exercises the Option, then Tenant’s lease of the Premises during the Option Term shall be on all of the terms and conditions as set forth in this Lease, other than the rate of Base Rent and any other terms that the parties have expressly agreed in writing to modify for the Option Term, except that (i) Landlord shall not be obligated to perform, or contribute funds toward the cost of, any remodeling, renovation, alteration or improvement work in the Premises and (ii) Tenant shall have no further options to extend.

(b) Manner of Exercise. Tenant may exercise the Option only by giving Landlord written notice (the “Option Notice”) not later than June 1, 2018 but not earlier than . March 1, 2018. Tenant’s Option Notice must be a definitive election to exercise the Option, and not merely an expression of interest or intent. Once Tenant has given the Option Notice, Tenant shall be obligated to the lease the Premises for the Option Term. If Tenant fails to exercise the Option on or before June 1, 2018, then the Option automatically shall lapse and thereafter Tenant shall have no right to exercise the Option.

(c) Terms and Rent. If the Option is exercised, then the Base Rent during the Option Term shall be the Fair Market Rent for the Premises, as determined below; provided, however, that the Base Rent during the Option Term shall never be less than the rate of Base Rent payable immediately prior to the Option Term. The term “Fair Market Rent” means the average annual rental, expressed as a rate per rentable square foot, that a willing tenant would pay, and that a willing landlord would accept, at arm’s length, for comparable space in similar “Class A” office buildings in the San Francisco South Financial District, as evidenced where possible, by signed leases that commence or are to commence within six months prior to or within six months after the commencement of the Option Term (“Comparison Leases”).

“South Financial District” means the area bounded by Market Street (including both sides of Market Street), Fifth Street, Folsom Street and the Embarcadero. Comparison Leases shall not include subleases or renewal leases. Rental rates payable under Comparison Leases shall be appropriately adjusted to account for variations between this Lease and the Comparison Leases with respect to: (i) the length of the Option Term compared to the lease term of the Comparison Leases; (ii) the rental structure, including whether gross, industrial gross or net, and if gross, the applicable base year and pass throughs; (iii) the size, floor level, view and other physical characteristics of the Premises compared to the size, floor level, view and other physical characteristics of the premises under the Comparison Leases; (iv) free rent, the cost of landlord build-outs and/or tenant improvement allowances; and (v) any other relevant factors, terms and conditions.

(d) Determination of Fair Market Rent. The Fair Market Rent shall be determined by mutual agreement of the parties or, if the parties are unable to agree within thirty (30) days after Tenant’s exercise of the Option, then Fair Market Rent shall be determined pursuant to the procedure set forth in Section 2.2(e) and Section 2.2(f) below.

(e) Landlord’s Initial Determination. If the parties are unable mutually to agree upon the Fair Market Rent pursuant to Section 2.2(d), then the Fair Market Rent initially shall be determined by Landlord by written notice (“Landlord’s Notice”) given to Tenant promptly following the expiration of the 30-day period set forth in Section 2.2(d). If Tenant disputes the amount of Fair Market Rent set forth in Landlord’s Notice, then, within thirty (30) days after Tenant’s receipt of Landlord’s Notice, Tenant shall send Landlord a written notice (“Tenant’s Notice”) which clearly (i) disputes the Fair Market Rent set forth in Landlord’s Notice, (ii) demands arbitration pursuant to Section 2.2(f), and (iii) states the name and address of the person who shall act as arbitrator on Tenant’s behalf. Tenant’s Notice shall be deemed defective, and not given to Landlord, if it fails strictly to comply with the requirements and time period set forth above. If Tenant does not give Tenant’s Notice within thirty (30) days after the date of Landlord’s Notice, or if Tenant’s Notice fails to contain all of the required information, then the Fair Market Rent shall be the amount specified in Landlord’s Notice. If the arbitration is not concluded prior to the commencement of the Option Term, then Tenant shall pay Base Rent at 115% of the rate payable immediately prior to the commencement of the Option Term. If the Fair Market Rent determined by arbitration differs from that paid by Tenant pending the results of arbitration, then any adjustment required to adjust the amount previously paid shall be made by payment by the appropriate patty within ten (10) days after the determination of Fair Market Rent.

(f) Arbitration. The arbitration shall be conducted in the City of San Francisco in accordance with the following procedure:

(1) Each arbitrator must be an active commercial real estate broker with at least ten (10) years of fulltime experience who is familiar with the Fair Market Rent of comparable buildings in the San Francisco South Financial District. Within twenty (20) days after Tenant’s Notice, Landlord shall notify Tenant of the name and address of the person designated by Landlord to act as arbitrator on Landlord’s behalf.

(2) Landlord’s arbitrator and Tenant’s arbitrator shall meet within thirty (30) days after the second arbitrator is appointed and shall appoint a third arbitrator possessing the qualifications set forth in subparagraph I above. If the two arbitrators are unable to agree upon the third arbitrator within fifteen (15) days after their first meeting, then the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator after attempting to do so for fifteen (15) days, then the third arbitrator shall be appointed by the San Francisco office of JAMS. Each party shall pay (i) the fees and expenses of its respective arbitrator, (ii) one-half of the fees and expenses of the third arbitrator, and (iii) if applicable, one-half of the fees charged by JAMS for appointing the third arbitrator. Each patty shall pay its own attorneys’ fees and costs of witnesses.

(3) The three arbitrators shall determine the Fair Market Rent in accordance with the following procedures. Each of Landlord’s arbitrator and Tenant’s arbitrator shall state, in writing, his or her determination of the Fair Market Rent for each year of the Option Term, supported by the reasons therefor, and shall make counterpart copies for the other arbitrators. All of the arbitrators shall arrange for a simultaneous exchange of the proposed Fair Market Rent schedules within thirty (30) days after appointment of the third arbitrator. If either arbitrator fails to deliver his or her own determination to the other arbitrators within such 30-day period, and fails to do so within ten (10) days after written notice from the other party to such arbitrator and the patty on whose behalf such arbitrator is acting (i.e., Landlord or Tenant, as the case may be), then the determination of the other arbitrator shall be final and binding upon the parties. The role of the third arbitrator shall be to select which of the two 5-year rent schedules proposed by the first two arbitrators more closely approximates his or her own determination of the Fair Market Rent and, in making such determination, shall have the right to make inquiries of and consult with the other arbitrators. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he or she chooses as that more closely approximating his or her determination of the Fair Market Rent shall constitute the decision of the arbitrators and shall be final and binding upon the parties; provided, however, that if the first two arbitrators independently arrive at the same 5-year schedule of Fair Market Rent, then that rent schedule shall be the Fair Market Rent for the Option Term. However, the arbitrator selected by Landlord and the arbitrator selected by Tenant shall not attempt to reach a mutual agreement of the Fair Market Rent; such arbitrators shall independently arrive at their proposed determinations of the Fair Market Rent.

(4) The arbitrators shall render their decision in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease. In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

3. RENT.

3.1 Base Rent. Tenant agrees to pay to Landlord the Monthly Installments of Base Rent set forth in the Basic Lease Information, without offset, deduction, prior notice or demand, on the first day of each and every calendar month during the Term (commencing on the date specified in the Basic Lease Information), except that the Monthly Installment of Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon Tenant’s execution of this Lease and the Monthly Installment of Base Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date. Notwithstanding any other provision of this Lease, in no event shall Tenant’s obligation to start paying Base Rent commence later than the date on which Tenant begins operating its business in the Premises. The Monthly Installment of Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

3.2 Additional Rent: Increases in Operating Costs and Taxes.

(a) Definitions.

(1) “Base Operating Costs” means Operating Costs for the calendar year specified as the Base Year in the Basic Lease Information (excluding therefrom, however, any Operating Costs of a nature that would not ordinarily be incurred on an annual, recurring basis).

(2) “Base Taxes” means Taxes for the calendar year specified as the Base Year in the Basic Lease Information.

(3) “Operating Costs” means all costs which Landlord pays or incurs because of or in connection with owning, managing, operating, securing, restoring, maintaining and repairing the Property, including all costs, expenditures, fees and charges for: (A) operation, maintenance and repair of the Property (including maintenance, repair and replacement of glass, the roof covering or membrane, and landscaping); (B) utilities and services (including telecommunications facilities and equipment, recycling programs and trash removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons at or below the level equivalent to property manager or engineering manager who perform duties in connection with the operation, management, maintenance and repair of the Building, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Building; (D) property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Property, and expenditures for commercially reasonable deductible amounts under such insurance, provided that the deductible under Landlord’s policy of earthquake insurance (if any) shall not exceed, for the purpose of this Section 3.2(a)(3), an amount equal to five percent (5%) of the replacement cost of the Building; (E) licenses, permits and inspections; (F) complying with the requirements of all Laws (as defined in Section 5.1) either (i) not in effect as of the Commencement Date or (ii) as any Laws in effect as of the Commencement Date may be amended, changed, added to, interpreted or re-interpreted by applicable governmental authority or court decision, or administrative ruling subsequent to the Commencement Date (such [i] and [ii] being herein called “Newly Enacted Laws”); (G) amortization of capital expenditures made or acquired after the Base Year which are required to comply with Laws, or which are intended to reduce Operating Costs or improve the utility, efficiency or capacity of any Building System, or otherwise for the safety, comfort and convenience of tenants, or that are required to comply with present or anticipated conservation programs, with interest, not to exceed ten percent (10%) per annum, on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord’s funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), not to exceed ten percent (10%) per annum, over such useful life as Landlord shall reasonably determine consistent with generally accepted commercial real estate property management practices; (H) an office in the Building for the management of the Property, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes; (I) property management fees in the amount of four percent (4%) of rental collections from all tenants and other occupants of the Property; (J) accounting, legal and other professional services incurred in connection with the operation of the Property and the calculation of Operating Costs and Taxes; (K) [intentionally omitted]; (L) contesting the validity or applicability of any Laws that may affect the Property; (M) the Building’s share of any shared or Common Area maintenance fees and expenses (including costs and expenses of operating, managing, owning and maintaining the Common Areas of the Property and any conference center in the Property, and the costs and expenses of maintaining and repairing the Parking Facility); (N) costs incurred in connection with a transportation system management program or similar program; and (O) any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Property. Operating Costs for any calendar year during which occupancy of the Building is less than one hundred percent (100%), including the Base Year, shall be calculated based upon the Operating Costs that would have been incurred if the Building had an occupancy of one hundred percent (100%) during the entire calendar year, with all tenants paying full rent.

Operating Costs shall not include: (1) capital expenditures (except as specifically enumerated above); (2) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (3) ground rent, and interest and principal payments on loans or indebtedness secured by the Building; (4) costs of tenant improvements (including the cost of permits, approvals and inspections) for Tenant or other tenants of the Building; (5) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Building other than through payment of tenants’ shares of increases in Operating Costs and Taxes; (6) leasing commissions, attorneys’ fees and other expenses incurred in connection with leasing space in the Building or enforcing such leases; (7) depreciation or amortization, other than as specifically enumerated above; (8) the cost of repairs or other work as a result of any fire or other casualty to the extent that Landlord is reimbursed by insurance proceeds; (9) repairs or rebuilding necessitated by condemnation to the extent Landlord receives proceeds from the applicable condemning authority; (10) costs incurred by Landlord to remove Hazardous Materials from the Building or Property (other than to the extent such costs arise from actions in the nature of ordinary cleaning, repair and maintenance activities) and which were not brought to the Building or Property by Tenant; and (11) costs, fines or penalties incurred due to Landlord’s violation of any Law (but not excluding the cost of compliance that is allowed above in the definition of Operating Costs); (12) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods or services to the extent the same exceeds the costs of such goods or services rendered by unaffiliated third parties on a competitive basis for Comparable Buildings; (13) the cost of any electric power for which any tenant directly contracts with the local public service company or for which any tenant is separately metered or sub-metered and pays Landlord directly; (14) costs arising from the gross negligence or intentional misconduct of other tenants or Landlord, its employees or agents; (15) Landlord’s charitable or political contributions; (16) costs paid by warranties in effect with respect to Building Systems; (17) the costs of purchasing sculpture, paintings or other objects of art, except to the extent required by any governmental authority under Newly Enacted Laws; (18) costs of the operation of the business entity that constitutes Landlord, as distinguished from the costs of owning or operating the Building, including partnership or other entity accounting and legal matters; (19) costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs of any disputes between Landlord and its employees (if any) or with Building management, or costs incurred in connection with disputes with other tenants or third parties (provided, however, that this exclusion shall not be construed as diminishing any of Tenant’s express indemnification obligations under this Lease); (20) costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Building; (21) any entertainment, dining or travel expenses of Landlord for any purpose; (22) any flowers, balloons or gifts provided to any entity whatsoever, including, but not limited to, tenants, employees, vendors, contractors, prospective tenants and agents (but not excluding “tenant relations” parties, events or promotions, all of which are expressly permitted Operating Costs); (23) any “finder’s fees,” brokerage commissions, job placement costs or job advertising cost for employees or potential employees of Landlord; and (24) the increment of any “above-standard” cleaning for any particular tenant.

The cost of any new type of insurance coverage that is obtained by Landlord during any calendar year after the Base Year (but is not obtained during the Base Year) shall be added to the Base Operating Costs (but at. the rate that would have been in effect during the Base Year) prior to the calculation of Tenant’s Share of Operating Costs for each such calendar year in which such change in insurance is included in Operating Costs. Landlord further agrees that any costs incurred in any calendar year after the Base Year because of any added new type of discretionary services that were not provided by Landlord during the Base Year and not included in the Base Operating Costs shall be added to and included in the Base Operating Costs for purposes of determining the Additional Rent payable for such calendar year in which such added new type of discretionary services are so provided, as if such services were provided in the Base Year (but at the rate for such services which would have been in effect during the Base Year). The foregoing is not intended to apply to: (A) increases in, or modified versions of, any costs included in the Base Year; (B) increases in insurance premiums resulting from increasing the amount of coverage or the limits of liability; or (C) expenditures for new equipment or other items that perform a function analogous or similar to that performed by items included in the Base Year.

(4) “Taxes” means all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Property; personal property taxes assessed on the personal property of Landlord used in the operation of the Property; service payments in lieu of taxes; taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above, including governmental or private assessments or the Property’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services normally provided by governmental agencies; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. To the extent paid by Tenant or other tenants as “Tenant’s Taxes” (as defined in Article 8 [Tenant’s Taxes]), “Tenant’s Taxes” shall be excluded from Taxes. If Landlord receives a reduction in Taxes attributable to the Base Year as a result of a commonly called Proposition 8 application or otherwise, the Taxes for the Base Year and each calendar year shall be calculated as if no such reduction in Taxes was applied for or received.

(5) “Tenant’s Share” means the Rentable Area of the Premises divided by the total Rentable Area of the Building, as set forth in the Basic Lease Information. If the Rentable Area of the Premises is changed by Tenant’s leasing of additional space or for any other reason, Tenant’s Share shall be adjusted accordingly.

(b) Additional Rent.

(1) Tenant shall pay Landlord as “Additional Rent” for each calendar year or portion thereof during the Term Tenant’s Share of the sum of (x) the amount (if any) by which Operating Costs for such period exceed Base Operating Costs, and (y) the amount (if any) by which Taxes for such period exceed Base Taxes.

(2) As soon as reasonably practical, at the end of the Base Year and each calendar year thereafter, Landlord shall notify Tenant of Landlord’s estimate of Operating Costs, Taxes and Tenant’s Additional Rent for the upcoming calendar year. Commencing on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent. If Landlord thereafter estimates that Operating Costs or Taxes for such year will vary from Landlord’s prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

(3) No later than one hundred fifty (150) days after the end of the Base Year and each calendar year thereafter, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Landlord’s failure to deliver the annual statement within such 150-day period shall not be deemed a waiver of Landlord’s rights on account of any underpayment by Tenant of Operating Costs, Taxes or Additional Rent (and Landlord’s rights shall continue in full force and effect); provided, however, that following the expiration of the Term and Tenant’s vacating the Premises, Landlord must provide such statement no later than one year after the expiration of the Term and Tenant’s vacating the Premises and, if Landlord fails to provide such statement within such 1-year period, Landlord shall not be entitled to demand that Tenant pay to Landlord any underpayment of Operating Costs, Taxes or Additional Rent. Unless Tenant raises any objections in writing to Landlord’s statement within one hundred fifty (150) days after Tenant’s receipt of the same, such statement shall conclusively be deemed collect and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon. If Tenant does object to such statement, then Landlord shall provide Tenant with the opportunity to inspect and audit Landlord’s books and records in order to verify the figures shown on the statement. Any such audit must be performed by an employee of Tenant with appropriate accounting or finance experience, or by an accounting firm pursuant to an hourly or flat fee arrangement not contingent on any savings realized as a result of the audit. Upon receipt of Tenant’s audit, Landlord shall have the right, but not the obligation, to review the audit or have the audit reviewed by a certified public accounting firm selected by Landlord and at Landlord’s cost. The patties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord’s statement and resolution of any dispute shall not postpone the time for payment of any amounts due

Landlord based on Landlord’s statement. If it is finally determined that Landlord overcharged Tenant by more than six percent (6%) of what the actual charges should have been, then Landlord shall reimburse Tenant for the actual, reasonable costs of the audit, not to exceed Ten Thousand Dollars ($10,000.00). Landlord shall not be deemed to be in default under this Lease as a result of Landlord’s overcharging Operating Costs, but Landlord shall refund the amount of any overpayment by Tenant and, if applicable, pay the costs of Tenant’s audit, all on the terms and conditions more particularly set forth above.

(4) If Tenant’s Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within thirty (30) days of Tenant’s receipt of Landlord’s statement. If the total payments made by Tenant on account thereof exceed Tenant’s Additional Rent as finally determined for such year, Tenant’s excess payment shall be credited toward the Rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 360-day year by computing Tenant’s Share of the increases in Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration or termination of this Lease. Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within thirty (30) days after Tenant’s receipt of Landlord’s final statement for the calendar year in which this Lease terminates, the difference between Tenant’s Additional Rent for that year; as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

(c) Tax Reductions and Refunds. If for any reason Base Taxes or Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant’s Additional Rent shall be adjusted accordingly. If Taxes are temporarily reduced as a result of space in the Building being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Additional Rent for each year in which Taxes are reduced by any such exemption, Taxes for such year shall be calculated on the basis of the amount the Taxes for the year would have been in the absence of the exemption. Notwithstanding anything to the contrary in this Lease, if there is at any time a decrease in Taxes below the amount of the Taxes for the Base Year, then for purposes of calculating Additional Rent for the year in which such decrease occurs and all subsequent periods, Base Taxes shall be reduced to equal the Taxes for the year in which the decrease occurs.

(d) Gross Receipts and Other Taxes. Notwithstanding anything to the contrary in this Section 3.2 or elsewhere in this Lease, Tenant shall pay, prior to delinquency, one hundred percent (100%) (and not merely increases over a base year) of any: (i) rent tax, gross receipts tax, sales or use tax, service tax, value added tax, or any other tax based on Landlord’s receipt, or the payment by Tenant, of any rent or services herein; and (ii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If any such taxes are chargeable or assessed against Landlord, such taxes shall be due and payable by Tenant (A) no later than ten (10) days after Landlord’s invoice to Tenant or (B) upon such recurring schedule (whether monthly or otherwise) as may be established by Landlord. All such amounts are due and payable by Tenant. If it shall not be lawful for Tenant to so reimburse Landlord for such taxes, then the Base Rent payable to Landlord under this Lease shall be revised to net to Landlord the same amount after imposition of any such tax upon Landlord as would have been received by Land lord under this Lease prior to the imposition of such tax.

3.3 Payment of Rent. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest (collectively, “Rent”), shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within thirty (30) days after Landlord invoices Tenant therefor or makes demand of the amounts due, unless this Lease specifies another time period for payment. All Rent shall be paid without offset or deduction in lawful money of the United States of America to Landlord at Landlord’s Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

4. SECURITY DEPOSIT.

4.1 General. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the cash amount specified in the Basic Lease Information as the Security Deposit and shall deliver to Landlord the LC described in Section 4.3 (such cash amount and the LC collectively being referred to herein as the “Security Deposit”), as security for the performance of Tenant’s obligations under this Lease.

4.2 Application of Cash Portion of Security Deposit. If Tenant defaults with respect to any provision of this Lease or fails to observe or perform any term, covenant or obligation of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use the cash portion of the Security Deposit (or any portion thereof) for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default or failure to observe or perform any term, covenant or obligation of this Lease, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If Landlord uses any part of the cash portion of the Security. Deposit, then Tenant shall pay to Landlord on demand an amount sufficient to replenish the cash portion of the Security Deposit to its original amount. If there is no Event of Default by Tenant at the expiration or termination of this Lease and Tenant has fully performed all of its obligations under this Lease, Landlord shall return to Tenant the cash portion of the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the Security Deposit with Landlord’s general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant.

4.3 Letter of Credit. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord an unconditional, irrevocable, transferable and negotiable standby letter of credit (the “LC”) in an amount equal to Two Hundred Ninety-One Thousand Four Hundred and Sixty-Five Dollars ($291,465.00) (the “Face Amount”) issued by a bank or trust company with an office in San Francisco (“Issuer”) and in form and substance acceptable to Landlord, in its sole and absolute discretion, as security for the performance of Tenant’s obligations under this Lease. The LC must meet those additional requirements set forth in Section 4.4. If there is an Event of Default by Tenant under this Lease or if Tenant fails to observe or perform any term, covenant or obligation of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, draw against the LC for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default or failure to observe or perform any term, covenant or obligation of this Lease, or to compensate Landlord for any other Joss or damage that Landlord may suffer by reason of Tenant’s default or failure to observe or perform any term, covenant or obligation of this Lease. If any portion of the LC is so used or applied, Tenant shall, within five (5) days after written demand, cause the LC to be restored to the full Face Amount, and Tenant’s failure to do so shall be an Event of Default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the LC shall be returned to Tenant within sixty (60) days following the expiration of the Lease Term.

4.4 Requirements of LC. The LC shall name Landlord as beneficiary thereunder and provide that draws (including, at Landlord’s election, partial draws) will be honored upon the delivery to the Issuer of a certificate signed by Landlord, or its authorized agent, that Landlord is authorized to draw against the LC pursuant to this Lease. The LC must be in full force and effect throughout the entire Term of the Lease, including all extensions of the Term. The LC shall also provide that it will be automatically extended upon each renewal date unless the Issuer thereof delivers to Landlord, no later than forty-five (45) days prior to the stated expiration date of the LC, written notice of Issuer’s intent not to extend or renew the LC. Tenant shall, at least thirty (30) days prior to any expiration or termination of the LC, provide Landlord either with written confirmation that the existing LC will be automatically extended and renewed or with a new LC that satisfies all of the requirements for the LC in this Article 4. In addition, upon a proposed sale or other transfer of any interest in the Building, the Property, this Lease or Landlord (including consolidations, mergers, or other entity changes), Tenant, at its sole cost and expense and upon ten (10) days’ notice, shall, concurrent with Landlord’s delivery to Tenant of the then outstanding LC, deliver to any such transferees, successors, or assigns a replacement LC on identical terms (except for the stated beneficiary) from the same Issuer or another bank or trust company acceptable to Landlord, in Landlord’s sole discretion, or an amendment to the outstanding LC naming the new landlord as the beneficiary thereof. Tenant’s failure to perform or observe any of the covenants set forth in this Section 4.4 for any reason shall entitle Landlord to draw on the full amount of the LC and shall constitute an Event of Default under this Lease without the requirement of any notice from Landlord. Any amount(s) drawn under the LC shall be held or used by Landlord in accordance with the terms of this Article 4 and Landlord shall have the right to use the LC and all funds drawn pursuant to the LC for all purposes permitted under this Article 4. Tenant shall cooperate with Landlord to effect any modifications, transfers or replacements of the LC requested by Landlord, so as to assure Landlord that it is at all times fully secured by a valid letter of credit that may be drawn upon by Landlord and its grantees, successors, representatives and assigns.

4.5 Section 1950.7 Waiver. Tenant hereby waives (i) California Civil Code Section 1950.7, as amended or recodified from time to time, and any and all other laws, rules and regulations, now or hereafter in force, applicable to security deposits in the commercial context (“Security Deposit Laws”), and (ii) any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding anything to the contrary contained in any Security Deposit Law, the Security Deposit (both the cash portion and the LC) may be retained or drawn, as the case may be, and applied by Landlord (a) to offset all Rent which is unpaid either before or after the termination of this Lease, and (b) against other damages suffered by Landlord before or after the termination of this Lease, whether foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. TENANT HEREBY WAIVES THE PROVISIONS OF SECTION 1950.7 OF THE CALIFORNIA CIVIL CODE, AND ALL OTHER SECURITY DEPOSIT LAWS, NOW OR HEREAFTER IN FORCE, WHICH PROVIDE THAT LANDLORD MAY CLAIM FROM A SECURITY DEPOSIT ONLY THOSE SUMS REASONABLY NECESSARY TO REMEDY DEFAULTS IN THE PAYMENT OF RENT TO REPAIR DAMAGE CAUSED BY TENANT OR TO CLEAN THE PREMISES, IT BEING AGREED THAT LANDLORD MAY, IN ADDITION, CLAIM THOSE SUMS REASONABLY NECESSARY TO COMPENSATE LANDLORD FOR ANY OTHER LOSS OR DAMAGE, FORESEEABLE OR UNFORESEEABLE, CAUSED BY THE ACTS OR OMISSIONS OF TENANT OR ANY OFFICER, EMPLOYEE, AGENT, CONTRACTOR OR INVITEE OF TENANT.

Tenant’s Initials:

5. USE AND COMPLIANCE WITH LAWS.

5.1 Use. The Premises shall be used and occupied for general business office purposes consistent with a first-class office building, and for no other use or purpose. Tenant represents and warrant to, and covenants with, Landlord that the Premises shall not be used as a “public accommodation” as defined in the Americans With Disabilities Act. As used in this Lease, the term “Laws” means all laws, codes, rules, regulations, ordinances and directives of all governmental and quasi-governmental authorities with jurisdiction now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy, including, without limitation, laws; codes; rules, regulations and ordinances pertaining to industrial hygiene, Hazardous Materials, and the Americans With Disabilities Act and local ordinances pursuant thereto, including handicap access requirements. At Tenant’s sole cost and expense, Tenant shall comply with all Laws applicable or relating to: (1) the Premises and/or Tenant’s use or occupancy of the Premises; (2) the manner or conduct of Tenant’s business or the operation of its installations; equipment or other property; (3) any cause or condition created by or at the request of Tenant; or (4) the breach of any of Tenant’s obligations under this Lease. Tenant’s obligations hereunder to comply with all Laws shall include the obligation to make any and all alterations and improvements to the Premises and other portions of the Building required in order to comply with Laws; provided, however, that Tenant shall not be required to make structural alterations or capital improvements unless such compliance is triggered or necessitated by Tenant’s use of the Premises for other than general office use (or Tenant’s change in use of the Premises; regardless of the nature of use) or by any work performed or improvements constructed by or at the request of Tenant (and the cost of such work that is not required to be performed by Tenant shall be included in or excluded from Operating Costs as provided in Section 3.2(a)(3) above). Tenant shall give Landlord prompt written notice of any notice that Tenant receives of any violation of any Law relating to the Premises, the Building or the Property, or Tenant’s use thereof. Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy coveting the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that win constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the: Building. Without limiting the foregoing, the Premises shall not be used for (a) educational activities, schools or other training facilities which are not ancillary to corporate, executive or professional office use, (b) practice of medicine or any of the healing arts, (c)

providing social services, (d) any governmental use (including embassy or consulate use), (e) personnel agency, (f) customer service office that has public invitees at the Premises on a regular basis, (g) studios for radio, television or other media, (h) travel agency, or (i) reservation center operations or uses. Tenant shall not, without the prior consent of Landlord: (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning (“HVAC”), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or .other systems in the Building (“Building Systems”), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical low power task lighting or office equipment; or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated connected load capacity of the circuit. Tenant’s use of electricity shall never exceed the safe capacity of the feeders to the Property or the risers or wiring installation of the Building.

5.2 Hazardous Materials.

(a) Definitions.

(1) “Hazardous Materials” shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated bipheny1s (PCBs), asbestos, radon and urea formaldehyde foam insulation.

(2) “Environmental Requirements” shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

(3) “Handled by Tenant” and “Handling by Tenant” shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, “Representatives”) or its guests, customers, invitees, or visitors (collectively, “Visitors”), at or about the Premises or the Building in connection with or involving Hazardous Materials.

(4) “Environmental Losses” shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or the Property.

(b) Tenant’s Covenants. No Hazardous Materials shall be Handled by Tenant at or about the Premises or the Property without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies (“Permitted Hazardous Materials”), may be used and stored at the Premises without Landlord’s prior written consent, provided that Tenant’s activities at or about the Premises and the Property and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration .or termination of the Lease, Tenant shall promptly remove from the Premises and the Property all Hazardous Materials Handled by Tenant at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant’s Representatives and Visitors, and all of Tenant’s obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

(c) Compliance. Tenant shall at Tenant’s expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or the Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant’s quiet enjoyment of its premises or the Property or Landlord’s use, operation, leasing or sale of the Building or the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or the Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand.

(d) Landlord’s Rights. Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time (i) to confirm Tenant’s compliance with the provisions of this Section 5.2, and (ii) to perform Tenant’s obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord’s consultants’ fees and all costs incurred by Landlord in performing Tenant’s obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

(e) Tenant’s Indemnification. The term Landlord Parties (“Landlord Parties”) refers singularly and collectively to Landlord and the shareholders, partners, venturers, and members of Landlord, and the respective officers, directors, employees, managers, owners and any affiliates or agents of such entities and persons. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Property or Tenant’s failure to comply in full with all Environmental Requirements with respect to the Premises or otherwise.

6. TENANT IMPROVEMENTS & ALTERATIONS.

6.1 Landlord’s Consent. Landlord and Tenant shall perform their respective obligations with respect to design and construction of any initial improvements to be constructed and installed in the Premises (the “Tenant Improvements”), as provided in the Work Letter Agreement attached hereto as Exhibit B. Except for any Tenant Improvements to be constructed by Tenant as provided in the Work Letter Agreement, Tenant shall not make any alterations, improvements or changes to the Premises, including installation of any security system or telephone or data communication wiring (“Alterations”), without Landlord’s prior written consent. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s prior consent for minor, non-structural Alterations that (a) do not affect any of the Building Systems or Base Building (as defined below), (b) are not visible from the exterior of the Premises, (c) do not affect the water tight character of the Building or its roof, (d) do not require a building permit, (e) do not move any interior walls or otherwise change the layout of the Premises, and (f) cost less than Ten Thousand Dollars ($10,000) (minor, non-structural Alterations that satisfy all of the foregoing requirements are hereinafter referred to as “Minor Changes”) so long as Tenant gives Landlord notice of the proposed Minor Change at least ten (10) days prior to commencing the Minor Change and complies with all of the provisions of this Article 6. Landlord’s right to review and approve (or withhold approval of) Tenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Property and Landlord’s interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements.

6.2 Standards and Requirements Relating to Work. All Alterations shall be completed by Tenant at Tenant’s sole cost and expense: (a) with due diligence, in a good and workmanlike manner, using new materials; (b) in compliance with plans and specifications approved by Landlord; (c) in compliance with the construction rules and regulations promulgated by Landlord from time to time; (d) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work); and (e) subject to all conditions which Landlord may in Landlord’s discretion impose. Such conditions may include requirements for Tenant to: (i) provide payment or performance bonds (except for Minor Changes) or additional insurance (from Tenant or Tenant’s contractors, subcontractors or design professionals); (ii) use contractors or subcontractors designated by Landlord; (iii) use contractors, workers and labor which that would not, in Landlord’s judgment, disturb labor harmony with the workforce, or trades engaged in other work, labor or services in or about the Property; and (iv) remove all or part of the Alterations prior to or upon expiration or termination of the Term, as designated by Landlord. If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant’s work, such work shall be performed at Tenant’s expense by contractors designated by Landlord. The “Base Building” shall include the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building, and the Common Areas. If Tenant performs any Alterations which require or give rise to governmentally required changes to the Base Building, then Landlord shall make such changes to the Base Building at Tenant’s expense. Except as otherwise provided in Landlord’s consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.

6.3 Plans and Permits. Before making any Alterations, Tenant shall submit to Landlord for Landlord’s prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor’s license. Tenant shall reimburse Landlord upon written demand and receipt of supporting documentation for any actual and reasonable expenses incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Before commencement of any Alterations Tenant shall (i) obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord, and (ii) give Landlord at least ten (10) days’ prior notice and shall cooperate with Landlord in posting and maintaining notices of non-responsibility in connection with the Alterations. Within thirty (30) days following the completion of any Alterations Tenant shall deliver to Landlord “as built” plans showing the completed Alterations. The “as built” plans shall be “hard copy” on paper and in digital form (if done on CAD), and show the Alterations in reasonable detail, including (a) the location of walls, partitions and doors, including fire exits and ADA paths of travel, (b) electrical, plumbing and life safety fixtures, and (c) a reflected ceiling plan showing the location of heating, ventilating and air conditioning registers, lighting and life safety systems.

6.4 Construction Coordination Fee. In connection with all Alterations (excluding Minor Changes), all of Tenant’s Work pursuant to Exhibit B, and all tenant improvements for any space added to the Premises as a result of any right of first offer, right of first refusal, option or otherwise, Landlord shall be entitled to a “Construction Coordination Fee” equal to two percent (2%) of the first One Hundred Thousand Dollars ($100,000.00) of the hard costs of the work, and one percent (1%) of any additional hard costs. Upon request by Landlord, Tenant shall provide Landlord with backup documentation showing such hard costs.

6.5 Removal of Alterations. At the time of making any Alteration, Tenant shall have the right to send Landlord a written notice requesting Landlord to indicate whether Landlord will require such Alteration to be removed upon the expiration or earlier termination of this Lease (an “Alteration Removal Request”), and if Landlord indicates in writing that it will not require removal of such Alteration, then Tenant shall not be required to remove such Alteration. If Landlord fails to respond to Tenant’s Alteration Removal Request within fifteen (15) days after Landlord’s receipt of such Alteration Removal Request, then Tenant shall have the right to send

Landlord a second written Alteration Removal Request (a “Second Request”). If Tenant’s Second Request clearly states IN ALL CAPITAL LETTERS that Landlord’s failure to respond to such Second Request within seven (7) days after Landlord’s receipt thereof shall be deemed Landlord’s agreement not to require removal of the Alteration upon the expiration or earlier termination of this Lease, and if Landlord does not respond to such Second Request within such 7 day period, then Landlord shall be deemed to have agreed not to require removal of the Alteration described in Tenant’s original Alteration Removal Request.

6.6 Liens. Tenant shall keep the Premises and the Property free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2 [Interest]).

6.7 Installation of Trade Fixtures. Subject to the provisions of Article 5 (Use and Compliance with Laws) and the other provisions of this Article 6, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (“Trade Fixtures”) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

7. MAINTENANCE AND REPAIRS.

7.1 Tenant’s Obligations. By taking possession of the Premises, Tenant agrees that the Premises are then in a good and tenantable condition. Tenant, at Tenant’s expense but under the direction of Landlord, shall repair and maintain the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, electrical outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in a first class condition, and keep the Premises in a clean, safe and orderly condition.

7.2 Landlord’s Obligations. Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, consistent with other similar quality office buildings in the vicinity of the Building, the structural portions of the roof, foundations, floors and exterior walls of the Building, the Building Systems, and the public and common areas of the Property, such as elevators, stairs, corridors and restrooms; provided, however, that Tenant shall pay the cost of repairs for any damage occasioned by Tenant’s use of the Premises or the Property or any act or omission of Tenant or Tenant’s Representatives or Visitors, to the extent not covered by the proceeds of Landlord’s property insurance, except for normal wear and tear caused by ordinary use of the Premises. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942.

7.3 Reservations by Landlord. Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant’s obligations under this Lease:

(a) To make alterations, additions, repairs, improvements to or in or to decrease the size or area of, all or any part of the Building, the fixtures and equipment therein, and the Building Systems;

(b) To change the Building’s name or street address;

(c) To install and maintain any and all signs on the exterior and interior of the Building;

(d) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the Common Areas (including the Parking Facility) and other tenancies and premises in the Property and to create additional rentable areas through use or enclosure of common areas; and

(e) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Properly relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively “Controls”), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Property related thereto.

In making any alterations, additions or improvements of the type described in subparagraph (a) above, Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s use of or access to the Premises (but Landlord shall not be required to perform any work outside of normal business hours).

8. TENANT’S TAXES. “Tenant’s Taxes” means (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant’s personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property and (b) any increase in Taxes attributable to inclusion of a value placed on Tenant’s personal property, Trade Fixtures or Alterations. Tenant shall pay all of Tenant’s Taxes before delinquency (and, at Landlord’s request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant’s Taxes or any portion thereof, then Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord’s payment to the date of Tenant’s reimbursement.

9. UTILITIES AND SERVICES.

9.1 Description of Services. During the Term Landlord shall furnish to the Premises for ordinary office use and occupancy: reasonable amounts of heat, ventilation and air-conditioning during Business Hours; janitorial services on Business Days; and reasonable amounts of electricity for building standard lighting and use of office equipment requiring only 120 volt standard outlet power. Land lord shall also provide the Building with normal fluorescent tube replacement for building standard fixtures, washing of perimeter windows and Common Area toilet room cleaning and supplies. Landlord shall provide non-exclusive, non-attended automatic passenger elevator service during Business Hours and, at all other times, shall make available at least one passenger elevator. Landlord shall provide nonexclusive freight elevator service, on a first-come, first-served basis, subject to scheduling by Landlord. All major use of the freight elevator must take place at times other than during Business Hours.

9.2 Payment for Additional Utilities and Services.

(a) Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing heating, ventilation and air conditioning service at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the Building by Landlord. As of the date of this Lease, the prevailing rate for furnishing heating, ventilation and air-conditioning service at times other than Business Hours on Business Days is $250.00 per hour which rate may be changed from time to time in Landlord’s sole discretion. As of the date of this Lease, the (i) overtime engineering labor is $115.00 per hour, with a four hour minimum for call-backs, and (ii) overtime security is $40.00 per hour for times other than Business Hours on Business Days, all subject to change from time to time in Landlord’s sole discretion. Overtime security is required during Tenant move-in.

(b) If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premises by more than one person per 200 square feet of rentable area, then Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

(c) If Tenant’s usage of electricity, water or any other utility service exceeds the use of such utility Landlord determines to be typical, normal and customary for the Building, Landlord may determine the amount of such excess use by any reasonable means (including the installation at Landlord’s request but at Tenant’s expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. Examples of excess electrical usage include, but are not limited to, material consumption of electricity outside Business Hours, consumption of higher levels of electricity at any time (such as for the operation of a server or the cooling of a server room), dedicated HVAC equipment for the Premises, or the use of equipment requiring power in excess of standard 120 volt outlet power. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant’s business (including hours of operation).

9.3 Interruption of Services. In the event of an interruption in, or failure or inability to provide, any of the services or utilities described in Section 9.1 (Description of Services) (a “Service Failure”), such Service Failure shall not, regardless of its duration, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant, or entitle

Tenant to an abatement of rent or to terminate this Lease. The patties intend that any such losses shall be covered by business interruption insurance to be carried by Tenant. If any Service Failure is caused by fire or other casualty then the provisions of Article 12 (Damage or Destruction) shall control. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future Law permitting the termination of this Lease due to such interruption, failure or inability.

9.4 Sole Electrical Representative. Landlord shall maintain exclusive control over and be the sole representative with respect to reception, utilization and distribution of electric power, regardless of point or means of origin, use or generation. Tenant shall not have the right to contract directly with any provider of electrical power or services.

9.5 Telecommunications. Tenant shall have the right to contract directly with telecommunications and media service providers (each a “Telecommunications Provider”) of Tenant’s choice, subject to the provisions of this Section 9.5 and other provisions of this Lease. Upon request from Tenant Landlord agrees to deliver to Tenant a list of Telecommunication Providers then serving the Property. If Tenant desires to (a) obtain service from or enter into a contract with any Telecommunication Provider which at the time of Tenant’s request does not serve the Property, or (b) obtain services which will require installation of new equipment by a Telecommunication Provider then serving the Property, then prior to providing service, any such Telecommunication Provider must enter into a written agreement with Landlord, acceptable to Landlord in Landlord’s sole discretion, setting forth the terms and conditions of the access to be granted to any such Telecommunication Provider. Landlord shall not be obligated to incur any expense, liability or costs in connection with any Telecommunication Provider proposed by Tenant. All installations made by Telecommunication Providers shall be subject to Landlord’s prior written approval and shall be made in accordance with the provisions of Article 6.

9.6 Communications and Computer Lines. Except for telecommunications and data wires, cables, fiber optics or other media (collectively, “Telecom Cable”) required to obtain service from a Telecommunications Provider approved by Landlord, Tenant may not install, maintain, replace, remove or use any Telecom Cable outside of the Premises, and in connection with any installation, maintenance, replacement, removal or use of Telecom Cable located in or serving the Premises (a) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the provisions contained in Article 6 of this Lease, (b) if such Telecom Cable includes use of available wire pairs or other media that are part of the Building Systems or otherwise owned or controlled by the Building (“Lines”), an acceptable number of spare available Lines and space for additional Lines shall be maintained for existing and future occupants of the Building, as determined by Landlord in Landlord’s sole discretion, (c) the Telecom Cable (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (d) any new or existing Telecom Cable shall comply with all applicable Laws, (e) as a condition to permitting the installation of new Telecom Cable, Landlord may require that Tenant remove existing Telecom Cable located in or serving the Premises and repair any damage in connection with such removal, and (f) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Telecom Cable located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition. Upon the expiration or sooner termination of the Term, Tenant, at its sole cost and expense, shall remove (and repair any damage caused by removal) all Telecom Cable installed by Tenant.

9.7 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person or entity, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Property, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

10. EXCULPATION AND INDEMNIFICATION.

10.1 Landlord’s Indemnification of Tenant. Except to the extent caused by the negligence or willful misconduct of Tenant or any of Tenant’s agents, employees, contractors or invitees, Land lord shall indemnify, protect, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable consultants’, expert witnesses’ and attorneys’ fees and costs incurred in defending against the same (collectively, “Claims”) arising from or relating to (i) any injury to persons occurring in the Common Areas or (ii) the willful misconduct or gross negligence of Landlord or its authorized representative or agents while inside the Premises.

10.2 Tenant’s Indemnification of Landlord. Tenant shall indemnify, protect, defend and hold the Landlord Parties harmless from and against Claims arising from (a) the willful misconduct or negligent acts or omissions of Tenant or Tenant’s Representatives or Tenant’s authorized Visitors in or about the Property, or (b) any construction or other work undertaken by Tenant in the Premises or elsewhere in the Property (including any design defects), or (c) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, arising out of or relating to Tenant’s occupancy or operation and occurring in or about the Premises.

10.3 Damage to Tenant and Tenant’s Property. The Landlord Patties shall not be liable to Tenant for any loss, injury or other damage to Tenant or to Tenant’s property in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property), unless caused by the gross negligence, intentional act or willful misconduct of Landlord or its authorized representative or agents (but in all events subject to Section 11.3, which shall control, notwithstanding any gross negligence, intentional act or willful misconduct of Landlord or its representative or agents), and Tenant hereby waives all claims against the Landlord Parties for any such loss, injury or damage and the cost and expense of defending against claims relating thereto.

10.4 Survival. The obligations of the parties under this Article 10 shall survive the expiration or termination of this Lease.

11. INSURANCE.

11.1 Tenant’s Insurance.

(a) Liability Insurance. Tenant shall at all times following complete execution of this Lease maintain in full force commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Three Million Dollars ($3,000,000.00) each occurrence for bodily injury and property damage combined, Five Million Dollars ($5,000,000.00) annual general aggregate, and Three Million Dollars ($3,000,000.00) products and completed operations annual aggregate. Tenant’s liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all named and additional insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Premises or the Property; (v) extend coverage to cover liability for the actions of Tenant’s Representatives and Tenant’s authorized Visitors; and (vi) either designate separate limits for the Property acceptable to Landlord, or provide that the entire insured limits are available for occurrences relating to the Property. Each policy of liability insurance required by this Section shall: (i) contain a separation of insureds clause or otherwise provide cross-liability coverage; (ii) provide that any waiver of subrogation rights or release prior to a Joss does not void coverage; (iii) provide that it is primary insurance; (iv) name as additional insureds the Landlord Parties, the Property Manager identified in the Basic Lease Information and all replacement or additional property managers, all Lenders (as defined in Section 20.1) and such other parties in interest as Landlord may designate to Tenant in writing from time to time; and (v) provide that any failure to comply with the reporting provisions under the policies shall not affect coverage provided such additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies. All insurance policies or endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 01 96 promulgated by the Insurance Services Office. A portion of the coverage specified above may be provided by umbrella and/or excess liability coverage, provided that: (a) the entire limits specified above must be available for occurrences relating to the Premises; and (b) all policies must be concurrent and the umbrella and/or excess liability policies must provide coverage that is at least as broad as that provided by Tenant’s commercial general liability policy.

(b) Property Insurance. Tenant shall at all times (including any construction or installation periods, whether or not included in the Term) maintain in effect with respect to any Alterations and Tenant’s Trade Fixtures and personal property, commercial property insurance providing coverage, on a “special form” basis, in an amount equal to the full replacement cost of the covered property. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. The Landlord Parties shall be provided coverage under such insurance to the extent of their insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant’s Trade Fixtures or personal property.

(c) Requirements For All Policies. Each policy of insurance required under this Section 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant’s sole cost and expense, and (iii) require at least thirty (30) days’ written notice to Landlord prior to any cancellation, nonrenewal or any modification that reduces the insurance coverage. Insurance companies issuing such policies shall have rating classifications of “A” or better and financial size category ratings of “VIII” or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall be the responsibility of Tenant. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and reasonable information that premiums have been paid.

(d) Updating Coverage. Tenant shall increase the amounts of insurance as required by any Lender or as reasonably recommended by Landlord’s insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant’s insurance shall not limit the liability of Tenant under this Lease.

(e) Certificates of Insurance. Prior to any entry into or occupancy of the Premises by Tenant, and not Jess than ten (10) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form.

11.2 Landlord’s Insurance. During the Term, to the extent such coverages are available at a commercially reasonable cost, Landlord shall maintain in effect property insurance on the Building with responsible insurers, on a “special form” basis (or other form selected by Landlord), insuring the Building and the Tenant Improvements in an amount and with deductibles determined by Landlord from time to time in Landlord’s sole discretion. Landlord may, but shall not be obligated to, carry insurance against additional perils (including, without limitation, earthquake insurance). The amount, types and scope of coverage of Landlord’s insurance hereunder shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Landlord shall have the right to reduce or terminate any such insurance or coverage to the extent that it is not reasonably available in the commercial insurance industry from recognized carriers or not available at a cost that is in Landlord’s judgment economic or feasible under the circumstances. All insurance proceeds payable under Landlord’s property insurance carried hereunder shall be payable solely to Landlord, and Tenant shall have no interest therein.

11.3 Waiver of Subrogation. Each of Landlord and Tenant hereby waives any right of recovery against the other and its respective partners, managers, members, shareholders, officers, directors and authorized representatives for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, then the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12. DAMAGE OR DESTRUCTION.

12.1 Landlord’s Duty to Repair.

(a) If all or a substantial part of the Premises is rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty during the Term, then, unless either party is entitled to and elects to terminate this Lease pursuant to Section 12.2 (Landlord’s Right to Terminate) or Section 12.3 (Tenant’s Right to Terminate), Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no .event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant’s personal property, Trade Fixtures or Alterations.

(b) If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant’s Base Rent and Additional Rent (consisting of Operating Costs and Taxes) shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord’s repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty. During any such repairs Landlord agrees to use commercially reasonable efforts to not materially interfere with Tenant’s use of the Premises.

12.2 Landlord’s Right to Terminate. Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:

(a) If, in the reasonable judgment of Landlord, the Premises and the Property cannot be substantially repaired and restored under applicable Laws within nine (9) months from the date of the casualty;

(b) If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord’s insurance policies to make the required repairs;

(c) If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed fifteen percent (15%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

(d) If the fire or other casualty occurs during the last year of the Term or if upon completion of repair and restoration there would be less than one (1) year remaining in the Term.

If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within ninety (90) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease. If Landlord elects to terminate this Lease pursuant to the provisions of this Article 12, then such termination shall be effective as of the date of the casualty, and all Base Rent, Additional Rent, Operating Costs and Taxes paid by Tenant and accruing subsequent to the date of such casualty shall be returned to Tenant.

12.3 Tenant’s Right to Terminate. lf all or a substantial part of the Premises is rendered untenantable or inaccessible by damage from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease is greater than nine (9) months, or if Landlord elects not to repair the Premises pursuant to the provisions of Section 12.2 (Landlord’s Right to Terminate), in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord’s notice to Tenant pursuant to Section 12.2. In addition, if, after three hundred (300) days following the date of the casualty, the repairs and restoration to the Premises or the Building are not substantially completed, then Tenant shall have the right to give Landlord a conditional termination notice (the “Conditional Termination Notice”) within ten (10) Business Days following the expiration of such 300 day period. If the repairs and restoration to the Premise or the Building are not substantially completed within thirty (30) days following Landlord’s receipt of the Conditional Termination Notice, then within ten (10) Business Days following the expiration of such 30-day grace period Tenant shall have the right to terminate this Lease by written notice to Landlord. Notwithstanding anything to the contrary contained herein, Tenant shall have no right under this Section to terminate this Lease as to any Floor that is not rendered untenantable or inaccessible from fire or other casualty. For example, if the 19th Floor is untenantable or inaccessible from fire or other casualty but the 20th Floor is not, then Tenant shall have no right to terminate the Lease as to the 20th Floor.

12.4 Waiver. Tenant hereby waives the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction.

13. CONDEMNATION.

13.1 Definitions.

(a) “Award” shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

(b) “Condemnation” shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of .the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power (“Condemnor”), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

(c) “Date of Condemnation” shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

13.2 Effect on Lease.

(a) If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but riot all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant’s continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

(b) If fifteen percent (15%) or more of the Property or of the parcel(s) of land on which the Building is situated or of the Parking Facility or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

(c) If all or a portion of the Premises is temporarily taken by a Condemn or for a period greater than six (6) consecutive months, then Tenant shall have the right to terminate this Lease by written notice to Landlord within twenty (20) days following the expiration of such six (6) consecutive month period; and for any other temporary taking, not extending beyond the end of the Term, this Lease shall remain in full force and effect.

13.3 Restoration. If this Lease is not terminated as provided in Section 13.2 (Effect on Lease), Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord’s obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Lender (as defined in Section 20.1). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant’s personal property, Trade Fixtures, or Alterations. If a portion of the Premises is taken through Condemnation and the amount of the Award is not sufficient to restore the Premises to the condition existing prior to the Condemnation (excluding any Alterations, Trade Fixtures and any of Tenant’s property), then Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days following the Award, unless Landlord gives Tenant written notice within twenty (20) days following the Award that Landlord will contribute the amount in excess of the Award to repair and replace the Premises.

13.4 Abatement and Reduction of Rent. If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent (consisting of

Operating Costs and Taxes) payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the. Premises, the Base Rent and Additional Rent (consisting of Operating Costs and Taxes) payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant’s use of the Premises.

13.5 Awards. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemner where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, Trade Fixtures or Alterations, provided that in no event will any Award to Tenant reduce any Award to which Landlord would otherwise be entitled.

13.6 Waiver. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

14. ASSIGNMENT AND SUBLETTING.

14.1 Landlord’s Consent Required. Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant’s interest under this Lease (each and all a “Transfer”), without the prior written consent of Landlord, which consent (subject to the other provisions of this Article 14) shall not be unreasonably withheld. Tenant’s right to make Permitted Transfers without Landlord’s consent is covered by Section 14.9. If Tenant is a business entity, any direct or indirect transfer of more than fifty percent (50%) of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction), including a merger or consolidation, shall be deemed a Transfer. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant’s interest under this Lease. Any assignee, subtenant, user or other transferee under any proposed Transfer is herein called a “Proposed Transferee”. Any assignee, subtenant, user or other transferee either approved by Landlord or otherwise permitted under this Lease without any requirement for Landlord’s consent is herein called a “Transferee”.

14.2 Reasonable Consent.

(a) Prior to any proposed Transfer, Tenant shall submit in writing to Landlord a request for Landlord’s consent to the proposed Transfer (a “Transfer Consent Request”) together with all of the following: (i) the name and legal composition of the Proposed Transferee, (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income and cash flow statements for the last two years, and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. No later than fifteen (15) days after Landlord receives Tenant’s Transfer Consent Request and all of such information, Landlord shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section 14.7 (Landlord’s Right to Space). If Landlord fails to respond to Tenant’s Transfer Consent Request within the 15-day period provided above, then Tenant shall have the right to send Landlord a second written Transfer Consent Request (a “Second Transfer Request”), which Second Transfer Request need not be accompanied by the materials specified in clauses (i) through (iv) above, unless there has been a change in any of such information. If Tenant’s Second Transfer Request clearly states IN. ALL CAPITAL LETTERS that Landlord’s failure to respond to such Second Transfer Request within ten (10) days after Landlord’s receipt thereof shall be deemed Landlord’s consent to the. proposed Transfer, and if Landlord does not respond to such Second Transfer Request within such 10-day period, then Landlord shall be deemed to have consented so such proposed Transfer.

(b) Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the Proposed Transferee is a governmental agency or unit or an existing tenant or an affiliate of an existing tenant in the Building, (iv) the proposed Transfer would violate any “exclusive” rights of any tenants in the Building, (v) Landlord or Landlord’s agent has shown space in the Building to the Proposed Transferee or responded in writing to any inquiries from the Proposed Transferee or the Proposed Transferee’s agent concerning availability of space in the Building, at any time within the preceding five (5) months, (vi) a proposed Transfer would violate any Encumbrance, (vii) any Lender objects to the proposed Transfer, or (viii) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Property or increasing the expenses associated with operating, maintaining and repairing the Property. In no event may Tenant publicly offer or advertise all or any portion of the Premises for assignment or sublease at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Building.

14.3 Transfer Consideration. If Landlord consents to a Transfer, then Tenant (and any assignee or first, second or third tier sublessee, provided that Landlord consents to such further Transfer) shall pay to Landlord, as additional rent, within ten (10) days after receipt by Tenant (or any assignee or first, second or third tier sublessee); fifty percent (50%) of all “Transfer Consideration,” which shall mean any and all consideration, however described or denominated, paid or payable by the Transferee for the Transfer. In the case of a sublease, Transfer Consideration includes any “key money” or other non-rent consideration payable in connection with the sublease, plus the excess of the rent payable by the subtenant over the amount of Base Rent and Additional, Rent payable hereunder applicable to the subleased space, Jess the direct, out-of-pocket expenses and costs (including, without limitation, the costs for necessary Alterations, brokerage commission costs and legal fees) paid by Tenant (or any assignee or first, second or third tier sublessee, if applicable) to procure the subtenant, which expenses and costs shall be amortized on a straight-line basis over the term of the sublease.

14.4 No Release Of Tenant. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord’s express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

14.5 Expenses and Attorneys’ Fees. Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord’s rights in connection with, any security interest in any of Tenant’s property at the Premises).

14.6 Effectiveness of Transfer. Prior to the date on which any permitted Transfer (whether or not requiring Landlord’s consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord’s standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

14.7 Landlord’s Right to Space.

(a) Landlord’s Recapture Right. Notwithstanding any other provision of this Article 14 to the contrary, but subject to Section 14.7(b), if Tenant notifies Landlord that it desires to enter into a Transfer, then Landlord, in lieu of consenting to such Transfer, may elect, within ten (10) Business Days after receipt of Tenant’s Transfer Consent Request and all of the required information specified in Section 14.2(a) to: (i) in the case of an assignment of this Lease, to terminate this Lease, or (ii) in the case of a sublease of one or more entire Floors for all or substantially all of the then remaining Term of this Lease, to terminate this Lease as it relates to the space proposed to be subleased by Tenant. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant’s Share under this Lease shall be proportionately reduced) on the earlier of (x) sixty (60) days after Landlord’s notice to Tenant making the election set forth in this Section 14.7, or (y) the date the Transfer was proposed to be effective, if such date is specified in Tenant’s notice to Landlord regarding the proposed Transfer, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

(b) Tenant’s Preliminary Notice. If Tenant contemplates effectuating a Transfer that would trigger Landlord’s rights under Section 14.7(a) (“Recapture Rights”), then Tenant shall have the right, but not the obligation, to provide a preliminary written notice of such intention to Landlord prior to marketing the Premises or portions thereof for assignment or sublease or offering the Premises or portions thereof for assignment or sublease to a Proposed Transferee (each such notice, a “Preliminary Notice”). Within ten (10) Business Days after Landlord receives a Preliminary Notice; Landlord shall notify Tenant whether Landlord would exercise its Recapture Rights under Section 14.7(a) with respect to the Premises or the portion thereof described in such Preliminary Notice if Tenant were to complete a Transfer of such Premises or portion thereof. If Landlord notifies Tenant that it would elect to exercise its Recapture Rights (“Landlord’s Intention to Recapture Notice”), then Tenant shall not market or offer the .Premises or the applicable portion thereof to a Potential Transferee and, in lieu thereof, this Lease shall terminate with respect to the Premises or the applicable portion thereof on a date specified by Tenant, but in no event earlier than thirty (30) days after the date of Landlord’s Intention to Recapture Notice or later than two hundred seventy (270) days after the date of the Preliminary Notice. If Landlord notifies Tenant that it would not elect to exercise its Recapture Rights, then Tenant shall have the right to market or offer the Premises or the applicable portion thereof to a Potential Transferee and all of the terms of this Article 14 shall be applicable thereto (including, without limitation, Tenant’s obligation to provide notice to Landlord and to obtain Landlord’s consent to the applicable Transfer pursuant to Section 14.2(b) above), but Landlord shall have no Recapture Rights under Section 14.7(a) with respect to the specific proposed Transfer described in Tenant’s Preliminary Notice.

14.8 Assignment of Sublease Rents. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord’s application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant’s obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any Event of Default a revocable license to collect such rents (which license shall automatically and without notice be deemed to have been revoked and terminated immediately upon any Event of Default).

14.9 Permitted Transfers. As used herein, the term “Permitted Transfer” means Tenant’s assignment of its interest in this Lease to: (i) a successor corporation to Tenant resulting from the merger, consolidation or non-bankruptcy reorganization of Tenant, (ii) a purchaser of all of Tenant’s assets as an ongoing concern, or (iii) an “Affiliate” (as defined below) of Tenant. The term “Permitted Transferee” means the assignee of Tenant’s interest in this Lease in a Permitted Transfer. Notwithstanding Section 14.1, Tenant shall have the right to make Permitted Transfers, and Landlord shall not have a consent right relating to Permitted Transfers, provided that all of the following conditions (the “Permitted Transfer Requirements”) are satisfied: (A) the Permitted Transferee must have a tangible net worth arid net current assets sufficient to fulfill the obligations of the original Tenant under this Lease and no less than the tangible net worth and net current assets of Tenant immediately prior to such Permitted Transfer; (B) there must be no change in the use of the Premises; (C) the Permitted Transfer and the use of the Premises by the Permitted Transferee must not violate any covenant or agreement of Landlord respecting radius, exclusivity or any other matter; and (D) prior to effectuating any Permitted Transfer, Tenant shall have provided to Landlord all information required for Landlord to determine, and Landlord shall have determined; that such transaction is a Permitted Transfer and that the Permitted Transfer

Requirements are satisfied. Tenant shall not effectuate any Permitted Transfer until Landlord notifies Tenant in writing that such transaction is a Permitted Transfer and that the Permitted Transfer Requirements are satisfied. The provisions of Section 14.7 (Landlord’s right to terminate the Lease) shall not apply with respect to a Permitted Transfer, but each Permitted Transfer shall be subject to all other terms and conditions of this Lease (other than the requirement for Landlord’s consent). Tenant shall remain liable under this Lease after any Permitted Transfer. For the purposes of this Section 14.9, the term “Affiliate” of Tenant means any entity controlling, controlled by or under common control with Tenant. “Control” as used herein means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled entity, and the ownership, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty percent (50%) of the voting interest in such entity. Notwithstanding Tenant’s right to make a Permitted Transfer pursuant to the provisions of this Section 14.9, Tenant may not, through use of its rights under this Section 14.9 in two or more transactions (whether separate transactions or steps or phases of a single transaction), at one time or over time, whether by first assigning this Lease to a subsidiary and then merging the subsidiary into another entity or selling the stock of the subsidiary or by other means, assign this Lease, or transfer control of Tenant, to any person or entity that is not a subsidiary, affiliate or controlling corporation of the original Tenant, as then constituted, existing prior to the commencement of such transactions, without first obtaining Landlord’s prior written consent and complying with all other applicable provisions of this Article 14.

15. DEFAULT AND REMEDIES.

15.1 Events of Default. The occurrence of any of the following shall constitute an “Event of Default”:

(a) Tenant fails to make any payment of: (i) Rent or any other amount payable pursuant to this Lease when due; or (ii) any amount required to replenish the security deposit as provided in Article 4, if payment of the amount required to replenish the security deposit is not received by Landlord within three (3) Business Days after written notice that it is due. If Landlord accepts any past due rent, such acceptance shall not be a waiver of any other prior breach by Tenant under this Lease, other than the failure of Tenant to pay the particular past due rent which Landlord has accepted.

(b) Tenant abandons the Premises.

(c) Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Article 20 (Encumbrances) and Article 21 (Estoppel Certificates and Financial Statements).

(d) Tenant violates the restrictions on Transfer set forth in Article 14 (Assignment and Subletting).

(e) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other Law affecting creditors’ rights; all or substantially all of Tenant’s assets are subject to judicial seizure or attachment and are not released within thirty (30) days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets.

(f) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other Law affecting creditors’ rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated.

(g) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within fifteen (15) days after notice to Tenant or, if such failure cannot be cured within such 15-day period, Tenant fails within such 15-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice.

15.2 Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

(a) Landlord may terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant’s account, storage of Tenant’s personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises. Upon such termination in Writing of Tenant’s right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the right to recover from Tenant, as damages, all of the following: (i) the worth at the time of award of any unpaid rent and other sums due under the Lease which has been earned at the time of such termination; (ii) the worth at the time of award of the amount by which the unpaid rent and other sums due under the Lease which would have been earned after termination until the time of award exceeds the amount of such rental or other loss Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent and other sums due under the Lease for the balance of the Term after the time of award exceeds the amount of such rental or other loss that Tenant proves could be reasonably avoided; (iv) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease 01; which in the ordinary course of things would be likely to result therefrom; and (v) such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable law. As used in clauses (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the then maximum rate allowed by the usury or similar law, if any. As used in clause (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For purposes of the above measure of damages, rent includes Additional Rent as reasonably estimated by Landlord.

(b) Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

(c) Landlord may cure the Event of Default at Tenant’s expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant. Upon request by Tenant, Landlord shall furnish Tenant with reasonably available documentation showing such expenses incurred by Landlord.

(d) Landlord may remove all of Tenant’s property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant’s property left in the Premises, then at any time after Landlord has given Tenant five (5) days written notice of such property left by Tenant in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant’s outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

15.3 Default by Landlord. Landlord shall not be deemed in default of this Lease unless Landlord fails within a reasonable time to perform an express obligation required to be performed by Landlord pursuant to this Lease. For purposes of this Section 15.3, a reasonable time shall in no event be less than thirty (30) days after Landlord’s receipt of a written notice from Tenant specifying in detail the obligation that Landlord has not performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in default of this Lease if performance is commenced within such 30-day period and thereafter diligently pursued to completion. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.

16. LATE CHARGE AND INTEREST.

16.1 Late Charge. If any payment of Rent is not received by Landlord when due, Tenant shall pay to Landlord on demand as a late charge (the “Late Charge”) an additional amount equal to five percent (5%) of the overdue payment.

16.2 Interest. In addition to the late charges referred to above, which are intended to defray Landlord’s costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord’s option bear interest from the date due until paid to Landlord by Tenant at the rate of ten percent (10%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable Jaws, whichever is less (the “Interest Rate”). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17. WAIVER. No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord’s acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay rent) other than Tenant’s nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

18. ENTRY, INSPECTION AND CLOSURE. Upon reasonable oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times to: (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (f) show the Premises to prospective brokers, agents, buyers, transferees, Lenders or tenants, or (g) do any other act or thing necessary for the safety or preservation of the Premises, the Building and/or the Property. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall use commercially reasonable efforts to conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord’s entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease.

19. SURRENDER AND HOLDING OVER.

19.1 Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove all telephone and other cabling installed in the Building by Tenant and remove from the Premises all Tenant’s personal property and any Trade Fixtures and all Alterations that Landlord has elected to require Tenant to remove as provided in

Article 6 (Tenant Improvements & Alterations), and repair any damage caused to the Premises or the Property by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any po1tion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after written notice from Landlord (in which event title to all such property described in Landlord’s notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord’s removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant’s possession, whichever is earliest, Tenant shall surrender all keys to the Premises (and any other part of the Property for which Tenant has keys) and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are retained by Landlord. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.

19.2 Holding Over. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s continued possession shall be on the basis of a tenancy at the sufferance of Landlord. No act or omission by Landlord, other than its specific written consent, shall constitute permission for Tenant to continue in possession of the Premises, and if such consent is given or determined to have been given by a court judgment, Landlord may terminate Tenant’s holdover tenancy at any time upon thirty (30) days’ written notice. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant’s holding over shall be one hundred fifty percent (150%) of the Base Rent payable in the last full month prior to’ the termination hereof. Acceptance by Landlord of rent after such termination shall not constitute a renewal or extension of this Lease and nothing contained in this provision shall be deemed to waive Landlord’s right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

20. ENCUMBRANCES.

20.1 Subordination. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or may hereafter be executed or recorded (“Encumbrance”). The lender, holder or secured party under any Encumbrance is hereinafter referred to as a “Lender.” Notwithstanding the foregoing, such subordination of this Lease to an Encumbrance is expressly conditioned upon Landlord’s obtaining from the Lender, for the benefit of Tenant, a commercially reasonable subordination, nondisturbance and attornment agreement (an “SNDA”) pursuant to which (i) this Lease is subordinated to the lien of the Encumbrance and (ii) the Lender agrees not to disturb or interfere with Tenant’s possession of the Premises or rights under this Lease so long as there is no Event of Default on the part of Tenant. No later than thirty (30) days after the mutual execution and delivery of this Lease, Landlord shall provide Tenant with an SNDA from Landlord’s current Lender, for recordation in the Official Records of the City & County of San Francisco. Tenant agrees that the form of SNDA attached hereto as Exhibit F is acceptable to Tenant. With respect to all future Encumbrances (or prospective future Encumbrances), Tenant shall execute and deliver to Landlord, from time to time and no later than ten (10) days after written request by Landlord, an SNDA substantially in the form of Exhibit F or such other form as may be required by the Lender (which other form of SNDA shall be subject to commercially reasonable modifications requested by Tenant consistent with the then current requirements of similarly situated tenants and institutional lenders). If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance (including, without limitation, any judicial foreclosure or foreclosure by a power of sale in a deed of trust), Tenant shall, at the request of the new owner, immediately attorn to, and become the tenant of, the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease and, at such new owner’s request, shall execute a new lease confirming the lease terms of this Lease.

20.2 Mortgagee Protection. Tenant agrees to give every Lender, by certified mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Lender. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default (or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default), then the Lender shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

21. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

21.1 Estoppel Certificates. Within ten (10) days after written request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing this Lease and any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the commencement and expiration dates of the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, whether Landlord has completed its construction obligations hereunder (if any), and whether Tenant has accepted the Premises. Tenant irrevocably constitutes, appoints and authorizes Landlord as Tenant’s special attorney-in-fact for such purpose to complete, execute and deliver such certificate if Tenant fails timely to execute and deliver such certificate as provided above. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10) days after Landlord’s second written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Property or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant’s failure or refusal to timely execute or deliver such estoppel certificate. In addition, Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance, that Tenant has no claims or offsets against Landlord, and that not more than one month’s Base Rent has been paid in advance.

21.2 Financial Statements. Within ten (10) days after written request therefor, but not more than twice a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet, a statement of profit and loss, and a statement of cash flows) of Tenant (and of each guarantor of Tenant’s obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant’s normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Lender.

22. NOTICES. All notices, certificates or other communications required or permitted to be given pursuant to this Lease must be given in writing and must be delivered: (1) in person; or (2) by U.S. Postal Service certified mail (postage prepaid, return receipt requested); or (3) by a commercial overnight courier that guarantees next day delivery and provides a receipt. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices delivered in person or by courier shall be effective upon delivery or refusal to accept delivery. Notices delivered by certified mail shall be effective on the delivery date shown on the return receipt. Notices shall be deemed given on the date that the notice is “effective” as specified above in this Section. Whenever in this Lease a party is required to take any action within a certain period of time after notice from the other party, then such period of time shall begin to run on the date that the other party’s notice is “effective” as specified above in this Section. Each party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party in accordance with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23. ATTORNEYS’ FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, “Fees”). The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals; or otherwise) over the other party’s major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The Fees shall be deemed an “actual pecuniary loss”

within the meaning of Bankruptcy Code Section 365(b)(l)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be “obligations of the debtor” as that phrase is used in Bankruptcy Code Section 365(d)(3).

24. QUIET POSSESSION. Subject to Tenant’s full and timely performance of all of Tenant’s obligations under this Lease and subject to the terms of this Lease, including Article 20 (Encumbrances), Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25. SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Property, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption. If Landlord uses an access card system, Landlord may require Tenant to pay Landlord a deposit for each afterhours Building access card issued to Tenant. Tenant shall be responsible for any loss, theft or breakage of any such cards, which must be returned by Tenant to Landlord upon expiration or earlier termination of the Lease. Landlord may retain the deposit for any card not so returned. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant’s Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant’s use or enjoyment of the Premises.

26. FORCE MAJEURE. If Landlord is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Construction Rider or Work Letter Agreement (if any), and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, terrorist act, labor dispute, unavailability of labor or materials or any other cause outside the reasonable control of Landlord, then the time for performance of the affected obligations of Landlord shall be extended for a period equivalent to the period of such delay, interruption or prevention.

27. RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit C, as well as any reasonable rules and regulations hereafter adopted by Landlord (collectively, the “Building Rules”). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any ‘other tenant or other person.

28. LANDLORD’S LIABILITY. The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Building as the same may from time to time be encumbered; and no personal .liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord’s obligations or actions under this Lease.

29. CONSENTS AND APPROVALS.

29.1 Determination in Good Faith. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure.

29.2 No Liability Imposed on Landlord. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Property, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30. WAIVER OF RIGHT TO JURY TRIAL. To the extent permitted by Law, Landlord and Tenant waive their respective rights to trial by jury of any contract or tent claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future Law.

31. BROKERS. Landlord shall pay the fee or commission of Landlord’s broker; if any, identified in the Basie Lease Information (“Broker”) in accordance with Landlord’s separate written agreement with Broker, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant’s behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than Broker. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney’s fees, incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant’s Representatives.

32. RELOCATION OF PREMISES. [Intentionally omitted.]

33. ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Property or this Lease except as expressly set forth herein, find no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

34. MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Article 14 (Assignment and Subletting) and Article 28 (Landlord’s Liability), this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either patty, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Unless the context requires otherwise, capitalized terms used in this Lease shall have the meanings given for them in this Lease (including the Basic Lease Information). Wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated. References in this Lease to “Sections” or “Articles” shall mean, unless the context requires otherwise, the Sections and Articles of this Lease. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease.

35. AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other form of business entity, Tenant and the person(s) signing this Lease on behalf of Tenant warrant and represent that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease, and that the person(s) signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

36. DISABILITY ACCESS DISCLOSURES.

36.1 Civil Code Section 1938 Disclosure. Landlord hereby discloses, and Tenant hereby acknowledges, that neither the Premises nor the Building has been inspected by a Certified Access Specialist.

36.2 San Francisco Accessibility Disclosure. Tenant acknowledges and agrees that: (1) Tenant has received, read, understood and signed the Disability Access Obligations Notice attached hereto as part of Exhibit D; (2) Tenant has received, read and understood the Disability Access Brochure attached hereto as part of Exhibit E; and (3) this Lease clearly and satisfactorily explains Landlord’s and Tenant’s respective obligations and liabilities for making and paying for required disability access improvements on the Premises. Landlord and Tenant shall use reasonable efforts to notify each other if they make alterations to the Premises that might impact accessibility under federal and state disability access laws. TENANT SHOULD NOTE THAT the Premises and the Property may not currently meet all applicable construction-related accessibility standards, including standards for public restrooms and ground floor entrances and exits.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

LANDLORD:			TENANT:

FORWARD ONE, LLC, a California limited liability company			TEACHSCAPE, INC., a Delaware corporation

By:	Forward Time Corporation,		By:	/s/ Kathleen Yates
	a California corporation, its Manager			Kathleen Yates, President and Chief Executive Officer

	By:	/s/ Belinda Zen
		Belinda Zen,	By:	/s/ Ken Cucarola
		President		Ken Cucarola, Secretary Treasurer and Chief Financial Officer

EXHIBIT A

THE PREMISES (19th FLOOR)

Exhibit A, Page 1

EXHIBIT A

THE PREMISES (20th FLOOR)

Exhibit A, Page 2

EXHIBIT B

WORK LETTER AGREEMENT

THIS WORK LETTER AGREEMENT (“Agreement”) is made and entered into by and between FORWARD ONE, LLC (“Landlord”) and TEACHSCAPE, INC. (“Tenant”), and shall be deemed a part of the lease between Landlord and Tenant to which this Agreement is attached (the “Lease”). This Agreement sets forth the obligations of Landlord and Tenant with respect to the initial improvement of the Premises. Capitalized terms that are used herein and defined in the Lease shall have the meaning given therein.

1.	Landlord’s Work and Tenant’s Work.

(a)	Landlord’s Work. Tenant shall lease the Premises, and Landlord shall deliver the Premises to Tenant, in their “as is” condition as of the date of the Lease. Landlord shall have no obligation to perform any work or to make any improvements to the Premises (including, without limitation, the mechanical equipment and other equipment serving the Premises) or any other part of the Building, except that Landlord shall perform or pay the cost of (as elected by Landlord) all work in the restrooms serving the Premises and in the elevator lobbies of the Premises, to the extent that such work is located outside of the demising walls of the Premises and is required to comply with the Americans With Disabilities Act and local Laws relating to handicap access (“Landlord’s Work”). Landlord may perform Landlord’s Work concurrently with Tenant’s performance of Tenant’s Work, and Landlord is not required to complete Landlord’s Work prior to delivery of the Premises to Tenant.

(b)	Tenant’s Work. As used in this Agreement, the term “Tenant’s Work” means that work to be performed by Tenant, which shall be described in detail and shown on the Working Drawings (as defined below), as modified by any change orders approved by Landlord. In general terms, Tenant’s Work shall include all work required for Tenant to use and occupy the Premises as permitted by the Lease and as required by applicable Laws. Tenant shall complete Tenant’s Work at Tenant’s sole cost and expense, subject to the Construction Allowance described below. Tenant shall ensure that Tenant’s Work complies with all Laws. Only new and high quality materials of a type consistent with Class A office space shall be used in Tenant’s Work. Tenant’s Work shall also be deemed to include, and Tenant shall be required to perform at its sole cost and expense (subject to the Construction Allowance and Landlord’s obligations under Section l(a) above) pursuant to this Agreement, all other work in the Premises and/or the Building that is: (i) triggered or necessitated under Laws by the work described in the Working Drawings (or any other work performed by Tenant), including, without limitation, all fire and life safety code compliance work and all work required to be performed pursuant to Laws relating to handicap access; and/or (ii) required in connection with the performance of the work described in the Working Drawings (or any other work performed by Tenant) due to physical site conditions or engineering requirements.

Exhibit B, Page 1

2.	Approval of Contractors. Tenant shall directly contract with all architects, engineers, consultants, contractors and subcontractors (collectively, “Tenant’s Contractors”) with respect to the design, construction and performance of Tenant’s Work. All of Tenant’s Contractors shall be subject to Landlord’s prior review and written approval, which shall not be unreasonably withheld. Tenant shall submit to Landlord, prior to the commencement of construction, the following information: (i) with respect to each of Tenant’s Contractors, the name of the company and primary contact person, complete with address, email, phone number and fax number (ii) the construction cost breakdown and total cost for all portions of Tenant’s Work; (iii) the commencement date of construction and the estimated date of completion of Tenant’s Work; and (iv) evidence of insurance as required by Section 7 below. If so required by Landlord, Tenant must use union labor. Tenant must use Landlord’s fire/life safety contractor for all work relating to or affecting the fire/life safety systems.

3.	Construction Allowance.

(a)	In the manner provided in this Section 3, Landlord shall pay to Tenant a “Construction Allowance” of up to One Million Thirty-Six Thousand Three Hundred Twenty Dollars ($1,036,320.00) (based on $40.00 per rentable square foot and the Premises containing 25,908 rentable square feet), but not exceeding the actual cost of Tenant’s Work. The Construction Allowance may be used only for the cost of preparing design and construction documents and mechanical and electrical plans for Tenant’s Work and for the hard costs of Tenant’s Work. In no event shall the Construction Allowance be used for the purchase of equipment, furniture or other items of personal properly of Tenant.

(b)

The Construction Allowance, less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord‘s option, to the order of Tenant’s general contractor (the “GC”), in periodic disbursements, on a progress-payments basis (based on the percentage of completion), within thirty (30) days after Landlord’s receipt of the following documentation: (i) an application for payment and sworn statement of the GC substantially in the form of AIA Document G702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from Tenant’s architect (the “Architect”) substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document 0702; (iii) lien waivers from the GC, the Architect, all subcontractors, all material suppliers and any other parties having lien rights, covering all of Tenant’s Work for which disbursement is being requested and all other statements and forms required for compliance with applicable mechanics’ lien laws, together with all such invoices, contracts and other supporting data as Landlord may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing Tenant’s Work; and (v) Tenant’s request for disbursement containing an approval by Tenant of the work done and a good faith estimate of the cost to complete Tenant’s Work. Prior to the commencement of Tenant’s Work, Tenant shall provide Landlord with documentation reasonably acceptable to Landlord showing the estimated cost of ail of Tenant’s Work. If the estimated cost of Tenant’s Work exceeds the Construction Allowance, then Tenant shall be entitled to the Construction Allowance in

Exhibit B, Page 2

accordance with the terms hereof, but each individual disbursement of the Construction Allowance shall be disbursed in the proportion that the Construction Allowance bears to the total cost of Tenant’s Work, less the 10% retainage referenced above.

(c)	Upon the completion of Tenant’s Work, and prior to the final disbursement of the Construction Allowance, Tenant shall furnish Landlord with: (1) the GC’s and the Architect’s completion affidavits; (2) full, final and unconditional lien waivers from the GC and the Architect and all contractors, subcontractors, architects, engineers and other parties having lien rights, covering all of Tenant’s Work: (3) receipted bills covering all labor and materials expended and used: (4) as-built plans for Tenant’s Work: and (5) the certification of Tenant and the Architect that Tenant’s Work has been completed and installed in a good and workmanlike manner in accordance with the approved Working Drawings and all applicable Laws. In no event shall Landlord be required to disburse the Construction Allowance more than one time per month. Tenant has an absolute obligation to provide all of the documents and materials listed in this Section 3; such documents and materials are not merely conditions to Landlord’ obligation to make disbursements of the Construction Allowance.

(d)	Landlord shall deduct from the Construction Allowance, prior to each disbursement to Tenant, a portion of the total Construction Coordination Fee calculated pursuant to Section 6.4 of the Lease, based upon the percentage of completion covered by the progress payment in question. The total amount of the Construction Coordination Fee shall be calculated based on the total cost of Tenant’s Work as set forth in the cost estimate provided to Landlord as required above. Upon the completion of Tenant’s Work, if the final cost of Tenant’s Work is greater than the estimate upon which the Construction Coordination Fee was originally calculated, Tenant shall pay to Landlord any additional payment required pursuant to the formula set forth in Section 6.4 of the Lease, but Tenant shall not be entitled to any credit if the cost of Tenant’s Work turns out to be less than originally estimated. Landlord shall not be required to pay any portion of the Construction Allowance at any time during which Tenant is in default under the Lease. Tenant shall not be entitled to any credit for any unused portion of the Construction Allowance. Tenant shall have no right to any portion of the Construction Allowance after the date that is nine months after the date of the Lease.

4.	Approval of Plans for Tenant’s Work.

(a)

Preliminary Plans. As soon as reasonably practicable after the execution of the Lease, Tenant shall deliver to Landlord, for Landlord’s review and approval, a preliminary set of plans and specifications for Tenant’s Work (the “Preliminary Plans”). Within twenty (20) days after Landlord’s receipt of the Preliminary Plans, Landlord shall return to Tenant one set of prints thereof, with Landlord’s written approval or with Landlord’s required modifications. If Landlord returns the Preliminary Plans to Tenant with required modifications, and not bearing Landlord’s written approval, then Tenant, promptly after its receipt of such modified plans, shall revise the Preliminary Plans as required by Landlord and shall submit one revised set of plans to Landlord for

Exhibit B, Page 3

Landlord’s approval. Tenant acknowledges and agrees that portions of Tenant’s Work affect critical portions of the Building’s systems and that, accordingly, Landlord shall be entitled to withhold its approval of the Preliminary Plans, and require modifications thereto, in Landlord’s sole and absolute discretion with respect to any portion of Tenant’s Work that affects the Building’s systems. If Landlord fails to respond to the Preliminary Plans within the 20 day period provided above and such failure continues for three (3) Business Days after a second written notice from Tenant requesting approval (which second notice must state IN ALL CAPITAL LETTERS that failure to respond shall be deemed approval), then Landlord shall be deemed to have approved the Preliminary Plans.

(b)	Working Drawings. Promptly after Landlord’s approval of the Preliminary Plans, Tenant shall deliver to Landlord, for Landlord’s review and approval (which approval Landlord may grant or deny in Landlord’s sole and absolute discretion, although Landlord shall not withhold approval of those portions of the work that Landlord previously approved in connection with its approval of the Preliminary Plans), complete plans, specifications and working drawings which incorporate and are consistent with the Preliminary Plans, as previously approved by Landlord, and which show in detail the intended design, construction and finishing of all portions of Tenant’s Work, in sufficient detail for construction (the “Working Drawings”). Within twenty (20) days after Landlord’s receipt of the Working Drawings, Landlord shall either approve or disapprove the Working Drawings. If Landlord disapproves the Working Drawings, then Landlord shall state in reasonable detail the changes that Landlord requires to be made thereto, and Tenant shall make all changes required by Landlord (although Landlord shall not require changes that are inconsistent with Landlord’s approval of the Preliminary Plans). If Landlord fails to respond to the Working Drawings within the 20-day period provided above and such failure continues for three (3) Business Days after a second written notice from Tenant requesting approval (which second notice must state IN ALL CAPITAL LETTERS that failure to respond shall be deemed approval), then Landlord shall be deemed to have approved the Working Drawings. Tenant acknowledges and agrees that portions of Tenant’s Work affect critical portions of the Building’s systems and that, accordingly, Landlord shall be entitled to withhold its approval of the Working Drawings, and require modifications thereto, in Landlord’s sole and absolute discretion with respect to any portion of Tenant’s Work that affects the Building’s systems. After Landlord has approved the Working Drawings, Tenant must obtain Landlord’s prior written approval of any changes to the Working Drawings, which approval Landlord may grant or deny in Landlord’s sole and absolute discretion.

(c)	Approval. Landlord’s approval of any of Tenant’s plans or specifications shall not be valid unless such approval is in writing and signed by Landlord. Landlord’s approval of any of Tenant’s plans, including any preliminary draft or version thereof, shall not be deemed to be a representation as to their completeness, adequacy for Tenant’s intended use of the Premises or compliance with Laws.

(d)	Changes. Tenant must obtain Landlord’s written approval prior to performing any work not shown on the Working Drawings as approved by Landlord.

Exhibit B, Page 4

5.	Notice of Nonresponsibility. No later than twenty (20) days prior to the commencement of Tenant’s Work, Tenant shall notify Landlord of the commencement of work and Landlord shall have the right to post in a conspicuous location on the Premises and/or Building, as well as to record in the County Recorder’s office, a Notice of Nonresponsibility.

6.	Commencement and Performance of Tenant’s Work.

(a)	Commencement. Tenant shall diligently proceed with Tenant’s Work and shall complete Tenant’s Work no later than four (4) months after Landlord’s delivery of the Premises to Tenant.

(b)	Coordination and Regulation of Tenant’s Work. Tenant’s Work shall be performed in accordance with such reasonable rules and regulations as Landlord shall promulgate from time to time and in compliance with this Agreement and subject to all relevant provisions of the Lease. Tenant acknowledges that other construction work may be in progress at the Building and that conflicts between Tenant’s Work and such other work shall be subject to final resolution by Landlord’s representatives. Tenant’s Contractors shall perform Tenant’s Work in a manner and at times that do not interfere with the ongoing business operations in the Building.

(c)	Staging Areas. Storage of Tenant’s Contractors’ construction materials, tools and equipment shall be confined within the Premises. In no event shall any materials or debris be stored in the common areas. Tenant’s Contractors shall not run pipes or conduits over or through any other tenant’s space, or the common areas, except as directed by Landlord.

(d)	Responsibility for Contractors. Tenant shall be fully responsible for, and shall indemnify, defend and protect Landlord with respect to, the operations and activities of Tenant’s Contractors. Tenant’s Contractors must repair any damage that they cause to any portion of the Premises or the Building. Any delays in the completion of Tenant’s Work, and any damage to any work caused by Tenant’s Contractors, shall be at Tenant’s sole cost and expense.

7.	Insurance Required of Tenant and Tenant’s Contractors.

(a)	Workers’ Compensation and Liability Insurance. Tenant’s general contractor and all subcontractors shall carry, at a minimum, the following coverages, with the following limits of liability:

(i)	Workers’ Compensation. Workers’ Compensation, as required by state law, plus Employer’s Liability Insurance, with a limit of not less than $1,000,000.00, and any other insurance required by any employee benefit statute or other similar statute.

(ii)

Liability. Commercial General Liability Insurance (including Contractor’s Protective Liability) with a minimum combined single limit of liability of not less than $5,000,000.00 for the general contractor (with an annual general aggregate limit of not less than $10,000,000.00) and

Exhibit B, Page 5

$3,000,000.00 for each subcontractor (with an annual general aggregate limit of not less than $5,000,000.00). The foregoing limits must at all times be separately available to the Premises. Such insurance shall not exclude coverage for explosion, collapse and underground hazard. All such insurance shall provide coverage against any and all claims for bodily injury, including death resulting therefrom, and damage to or destruction of property of any kind whatsoever and to whomsoever belonging and arising from such contractor’s operations, whether such operations are performed by Tenant’s general contractor, subcontractors or any of their subcontractors, or by anyone directly or indirectly employed by any of them.

(b)	Tenant’s Liability Insurance. At all times during the performance of Tenant’s Work, Tenant shall obtain and maintain the liability insurance required to be maintained pursuant to the Lease. If required in order to provide such coverage, such policy shall be endorsed to insure against any loss or damage arising out of the performance of Tenants Work.

(c)	Tenant’s Builder’s Risk Insurance. Tenant’s general contractor shall obtain an “All Physical Loss” Builder’s Risk Insurance policy covering Tenant’s Work. The policy shall name Landlord and Tenant as named insureds, with Tenant as the loss payee, and the proceeds of all such insurance shall be applied to the performance of Tenant’s Work. The amount of insurance to be provided shall be one hundred percent (100%) of the replacement cost of Tenant’s Work.

(d)	Additional Insureds. Except as otherwise required by the express terms of this Agreement, all such insurance policies required under this Agreement shall include Landlord and Landlord’s agents as additional insureds, except Workers’ Compensation Insurance, which shall contain an endorsement waiving all rights of subrogation against Landlord and its agents. All of Tenant’s insurance in which Landlord is required to be an additional insured shall provide that such insurance coverage shall not be reduced below the levels required by this Agreement or cancelled except upon thirty (30) days’ prior written notice to Landlord. Tenant shall provide Landlord with certificates of insurance upon the execution of the Lease and prior to the commencement of Tenant’s Work. Such certificates shall indicate that such insurance complies with the requirements of this Section 7, including the requirement that such insurance coverage shall not be cancelled except upon thirty (30) days’ prior written notice to Landlord.

8.	As-Built Plans. Upon completion of Tenant’s Work, Tenant shall submit to Landlord two complete sets of as-built plans (one of which shall be reproducible) and specifications describing all portions of Tenant’s Work.

9.	Ownership of Tenant’s Work. Tenant’s Work shall become a part of the Premises and/or the Building (as applicable), shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease. Tenant shall not be required to remove Tenant’s Work upon the expiration or earlier termination of the Lease.

Exhibit B, Page 6

10.	Not Applicable to Additional Space. This Agreement is not applicable to any additional space added to the Premises at any time or from time to time, or to any extension terms, Whether by any options under the Lease or otherwise.

11.	Risk of Loss. Tenant agrees that Landlord shall not be liable in any way for any injury; loss or damage which may occur to any of Tenant’s property during the performance of Tenant’s Work, it being the parties’ intention that such risks shall be covered by Tenant’s insurance.

LANDLORD:			TENANT:

FORWARD ONE, LLC, a California limited liability company			TEACHSCAPE, INC., a Delaware corporation

By:	Forward Time Corporation,		By:	/s/ Kathleen Yates
	a California corporation, its Manager			Kathleen Yates, President and Chief Executive Officer

	By:	/s/ Belinda Zen
		Belinda Zen,	By:	/s/ Ken Cucarola
		President		Ken Cucarola, Secretary Treasurer and Chief Financial Officer

Exhibit B, Page 7

EXHIBIT C

BUILDING RULES

The following Building Rules are additional provisions of the Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease. Tenant shall faithfully observe and comply with the following Building Rules. Landlord shall not be responsible to Tenant for the nonperformance of any of such Building Rules by (or otherwise with respect to the acts or omissions of) any other tenants or occupants of the Building. In the event of any conflict between the Building Rules and the other provisions of the Lease, the provisions of the Lease shall control.

1. Use of Common Areas. Tenant shall not obstruct the halls, passages, exits, entrances, elevators or stairways of the Building (“Interior Common Areas”) or the Common Areas, and Tenant shall not use the Interior Common Areas or the Common Areas for any purpose other than ingress and egress to and from the Premises. The Interior Common Areas and the Common Areas are not open to the general public and Landlord reserves the right to control and prevent access to the Interior Common Areas and the Common Areas by any person whose presence, in Landlord’s opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

2. Building and Premises Access. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in San Francisco, California. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests access in writing. Tenant shall be responsible for all persons for whom Tenant requests passes. The Landlord Parties shall in no case be liable for damages or otherwise for any error with regard to any person’s admission to or exclusion from the Building. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building by any means it deems appropriate for the safety and protection of life and property. Tenant must ensure that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant shall be liable for all damage or injuries sustained by Landlord or other tenants or occupants of the Building resulting from Tenant’s carelessness in this regard or violation of this rule. Tenant must keep the doors to the Building corridors closed at all times except for ingress and egress.

3. No Access to Roof. Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord. Any such device installed without such written consent is subject to removal at Tenant’s expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or

Exhibit C, Page 1

required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, Joss, damage, cost or expense, including reasonable attorneys’ fees, arising from any activities of Tenant or of Tenant’s Representatives on the roof of the Building.

4. Signage. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises visible from the Building, the exterior of the Building or any Common Areas of the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Building and shall cooperate with Landlord and Landlord’s agents to prevent same.

5. Prohibited Uses. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Tenant shall not use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Premises except those actually working for Tenant on the Premises, nor advertise for laborers giving an address at the Premises.

6. Cooking, Vending Machines and Other Machines. No cooking shall be done or permitted on the Premises, except that if the plans for the Premises approved by Landlord provide for a kitchen area in the Premises, then Tenant may use microwave ovens, coffee makers and toaster ovens in such kitchen area, provided that all such appliances are approved by Underwriters Laboratories, for heating food and brewing coffee, tea, hot chocolate and similar beverages for Tenant’s employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations and further provided that such activity does not generate odors outside the Premises. No machines shall be installed, maintained or operated upon the Premises other than customary office equipment with energy efficient sensors. No vending machines shall be installed, maintained or operated upon the Premises, except for vending machines intended for the sole use of Tenant’s employees.

7. Janitorial Services. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant’s carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

Exhibit C, Page 2

8. Keys and Locks. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. All mechanical locks in or at the Premises and all doors to the Premises must be on Landlord’s master system. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Landlord shall provide Tenant with one or more electronic access cards (in a number determined by Landlord), for a nonrefundable charge of $25 for each card, for after-hours access to the Building and elevator. In addition, Landlord shall provide Tenant with four mechanical keys for access to the Premises, at no charge to Tenant. Any additional mechanical keys required by Tenant must be obtained from Landlord at a reasonable non-discriminatory cost to be established by Landlord. Upon the termination of this Lease, Tenant shall give Landlord all electronic access cards and mechanical keys to the Premises, including all keys to stores, offices, storage rooms and toilet rooms, and in the event of the loss of such keys, Tenant shall pay to Landlord the cost of replacing them or of changing the lock or locks opened by such lost keys if Landlord shall deem it necessary to make such changes.

9. Moving of Freight and Weight. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord reasonably designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same into and out of the Building. Landlord reserves the right to require that safes and all heavy objects be placed on wood strips of such length and thickness as is necessary to properly distribute the weight.

10. Freight Elevators. No furniture, packages, supplies, equipment or merchandise shall be carried up or down in the freight elevator except during such hours and along such routes and by such persons as may be designated by Landlord in writing. Upon not less than 24 hours’ prior notice to Landlord, which notice may be oral, Landlord shall supply nonexclusive freight elevator service, at a time to be scheduled with Landlord, without additional charge other than for additional security during times other than Building Hours on Building Days. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

11. Nuisances and Dangerous Substances. Tenant will not conduct itself or permit Tenant’s Representatives or Visitors to conduct themselves in the Premises or anywhere on or in the Property in a manner that is offensive or unduly annoying to any other tenant or Landlord’s property managers by reason of noise, odors, vibrations or other cause, or otherwise interfere with other tenants in the Building or those having business therein. Tenant will not install or operate any phonograph, radio receiver, musical instrument, television or similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building. Tenant shall not use or keep in or on the Premises, the Building, or the Property any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material, except Tenant may use and store normal small quantities of materials that are customarily used in the conduct of general office activities, such

Exhibit C, Page 3

as copier fluids and cleaning supplies, provided such use and storage complies with applicable Laws. Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises. At the expiration or termination of this Lease Tenant shall remove all such materials from the Premises and the Property. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

12. No Smoking or Loitering. Tenant must comply with all applicable “No Smoking” or similar ordinances or Laws. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

13. Air Conditioning and Efficiency of Utilities. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective and energy-efficient operation of the Building’s heating and air conditioning system, and shall not adjust any controls. Tenant shall participate in recycling programs undertaken by Landlord.

14. Animals and Vehicles. Tenant shall not bring into or keep within the Building or the Premises any bicycles or other vehicles, except in areas designated by Landlord. In addition, Tenant shall not bring into the Building any birds, aquariums or any other animals (except for guide dogs, signal dogs or other animals specifically trained to provide assistance to disabled persons required by any disabled employee or invitee of Tenant).

15. Building Name and Address. Without Landlord’s prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

16. Window Coverings and Lighting. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than building standard window coverings. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to any window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant’s sole cost and expense. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings attached to the windows in the Premises, if any, and which have a view of any interior portion of the Building or Common Areas. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must have high efficiency program rapid start ballasts with fluorescent bulbs (or other type of bulb approved in advance in writing by Landlord) of a quality, type, design and color approved in advance in writing by Landlord, and in all other respects are subject to Landlord’s prior review and approval.

Exhibit C, Page 4

17. Surfaces and Walls. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface any part of the Premises, except that Tenant may hang typical art work in the Premises in a manner that will not damage any portion of the Premises. In addition, Tenant may secure office furniture and mount office supplies in the Premises by attachment to the interior walls, on the condition that upon expiration or termination of this Lease and following the removal of any such office furniture and office; supplies, Tenant must repair all damage resulting from the attachment of such office furniture and office supplies.

18. Wiring and Cabling Installations. Landlord will direct Tenant’s electricians and other vendors as to where and how data, telephone and electrical wires and cables are to be installed. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord. Landlord may designate a manager for the Building’s risers and, if Landlord does so, Tenant and Tenant’s contractors must cooperate with such manager.

19. Tenant Requests. The requirements of Tenant will be attended to only upon application at the management office for the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

20. Plumbing Facilities. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance or hazardous material of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who (or whose servants, employees, agents, visitors or licensees) shall have caused same.

21. Use of Hand Trucks. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those, equipped with rubber tires and side guards or such other equipment as Landlord may approve. Pallet jacks and forklifts are not allowed in the Building or in the freight or passenger elevators.

22. Refuse. Tenant shall store all of its trash, refuse, recyclable material and compostable material within the interior of the Premises and in the manner required by law, including, without limitation, all laws and regulations established by the City & County of San Francisco. All trash, refuse, recyclable material, compostable material and other material shall be disposed of only in the manner provided for and allowed by applicable law, including, without limitation, all laws and regulations established by the City & County of San Francisco. No material shall be placed in any receptacle other than the type of receptacle required to be

Exhibit C, Page 5

used for such material under the laws and regulations of the City & County of San Francisco. All disposal of trash, refuse, recyclable material and compostable material shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate and by Landlord as part of its janitorial service. If the Premises are or become infested with vermin as a result of the use of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in Writing in advance by Landlord.

23. Violation of Rules and No Soliciting. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of alcohol or drugs, or who shall in any manner do any act in violation of any of these Building Rules. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

24. Fire, Security and Safety Regulations. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

25. Responsibility for Safety and Theft. Tenant assumes all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed. Tenant assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and their property, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed. Tenant further assumes the risk that any safety and security devices, services and programs that Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Law.

26. Sales and Auctions. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

27. Waiver of Rules. Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

28. Effect on Lease. These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 (Events of Default).

29. Non-Discriminatory Enforcement. Subject to the provisions of the Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules in a non-discriminatory manner; but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant’s sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

30. Additional and Amended Rules. Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

INITIALS:
Landlord
Tenant

Exhibit C, Page 7

EXHIBIT D

DISABILITY ACCESS OBLIGATIONS NOTICE

Before you, as the Tenant, enter into a lease with us, the Landlord, for the premises located at 71 Stevenson Street, San Francisco, California (the “Property”), please be aware of the following important information about the lease:

You May Be Held Liable for Disability Access Violations on the Property. Even though you are not the owner of the Property, you, as the tenant, as well as the Property owner, may still be subject to legal and financial liabilities if the leased Property does not comply with applicable Federal and State disability access laws. You may wish to consult with an attorney prior to entering this lease to make sure that you understand your obligations under Federal and State disability access laws. The Landlord must provide you with a copy of the Small Business Commission Access Information Notice under Section 38.6 of the Administrative Code in your requested language. For more information about disability access laws applicable to small businesses, you may wish to visit the website of the San Francisco Office of Small Business or call 415-554-6134.

The Lease Must Specify Who Is Responsible for Making Any Required Disability Access Improvements to the Property. Under City law, the lease must include a provision in which you, the Tenant; and the Landlord agree upon your respective obligations and liabilities for making and paying for required disability access improvements on the leased Property. The lease must also require you and the Landlord to use reasonable efforts to notify each other if they make alterations to the leased Property that might impact accessibility under federal and state disability access laws. You may wish to review those provisions with your attorney prior to entering this lease to make sure that you understand your obligations under the lease.

By signing below I confirm that I have read and understood this Disability Access Obligations Notice.

LANDLORD:			TENANT:

FORWARD ONE, LLC, a California limited liability company			TEACHSCAPE, INC., a Delaware corporation

By:	Forward Time Corporation,		By:	/s/ Kathleen Yates
	a California corporation, its Manager			Kathleen Yates, President and Chief Executive Officer

	By:	/s/ Belinda Zen	By:	/s/ Ken Cucarola
		Belinda Zen,		Ken Cucarola,
		President		Secretary Treasurer and Chief Financial Officer

Exhibit D, Page 1

If the Commercial Landlord does not ensure that existing public restrooms, ground floor entrances, and ground floor exits are accessible as provided in subsection (a)(l) and instead proceeds under subsection (a)(2), the Commercial Landlord shall include the following statement in Disability Access Obligations Notice required under subsection (b):

“PLEASE NOTE: The Property may not currently meet all applicable construction-related accessibility standards, including standards for public restrooms and ground floor entrances and exits.”

The Commercial Landlord must sign, and obtain the Small Business Tenant’s signature on, the Disability Access Obligations Notice under subsections (b) and (c) on or before execution or amendment of the Lease and shall provide the tenant with a copy of the Small Business Commission’s Access Information Notice as defined under Section 38.6 in the tenant’s requested language.

Exhibit D, Page 2

EXHIBIT E

DISABILITY ACCESS BROCHURE

PROTECT YOUR BUSINESS FROM POTENTIAL ADA LAWSUITS

Businesses: Have you received an ADA notice?

- No → No Notice → Pre-Assessment by Office of Small Business (OSB) & SF Shines
  - low amount of barriers
  - medium amount of barriers
  - high amount of barriers
- Yes → Notice → Assess → CASp Inspection → Remediation/Resolution

Certified Access Specialist (CASp)

[illegible]

COMPLIANCE VS. LAWSUIT

[illegible]

BUSINESS RESOURCES

Office of Small Business
City Hall, room 110
1 Carlton B. Goodlett Place
San Francisco, CA 94102
415-554-6134, www.sfgov.org/osb

Certified Access Specialists
www.dsa.ca.gov/casp

Asian Neighborhood Design
San Francisco, CA 94103
www.andnet.org

SF Shines – Office of Economic Workforce Development
City Hall, room 448
1 Carlton B. Goodlett Place
San Francisco, CA 94102
www.oewd.org

San Francisco Bar Association
[illegible]

BUSINESS RESOURCES

Department of Justice ADA Guide for Small Businesses
[illegible]

ADA Guide for Small Businesses
[illegible]

DOJ toll-free ADA Information Line
[illegible]

Department of Building Inspection – Technical Services Division
[illegible]

A Guide to Disabled Accessibility Compliance

Presidio
Seacliff
Richmond
Sunset
Castro
Bernal Heights
Lake Merced
Oceanview

San Francisco

[illegible]

DISABLED ACCESSIBILITY

Two Sets of Access Laws

[illegible]

Non Compliance

[illegible]

Who is Required to Remove Barriers?

[illegible]

Readily Achievable

[illegible]

Exhibit E, Page 1

LOW BARRIERS

[illegible]

A. Service Counter Height and Visibility

[illegible]

B. Path of Travel Clearance

[illegible]

C. Door Clearance

[illegible]

D. Door Hardware

[illegible]

MEDIUM BARRIERS

[illegible]

A. Step at Entrance

[illegible]

B. Restroom Vanity Clearance

[illegible]

C. Undersized Path of Travel

[illegible]

D. No Accessible Seating

[illegible]

HIGH BARRIERS

[illegible]

A. Multiple Steps at Entrance

[illegible]

B. Step in Dining/Customer Space

[illegible]

C. Undersized or Lack of Restroom

[illegible]

D. Ramp Exceeds Maximum Slope Allowed

[illegible]

ADA COMPLIANCE

[illegible]

A. Compliant Entry

[illegible]

B. Path of Travel Clearance

[illegible]

C. Compliant Counters

[illegible]

D. Compliant Restroom

[illegible]

COMMON MISCONCEPTIONS

I am exempt from compliance or "grandfathered"

[illegible]

I am exempt since my building has historic designation

[illegible]

Settling the lawsuit will relieve me of my responsibilities

[illegible]

Tenant vs. Landlord (Owner)

[illegible]

Exhibit E, Page 2

EXHIBIT F

FORM OF SNDA

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: SHANGHAI COMMERCIAL BANK, LTD. SAN FRANCISCO BRANCH 231 Sansome Street San Francisco, CA 94104 Attn: Manager

Space above this line for Recorder’s use

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of                                          (the “Effective Date”), between Shanghai Commercial Bank, Ltd., whose address is 231 Sansome Street, San Francisco, California 94104 (“Lender”), and TeachScape, Inc., a Delaware corporation, whose address is 71 Stevenson Street, Suite 2000, San Francisco, California 94104 (“Tenant”), with reference to the following facts:

A. Forward One, LLC, a California limited liability company, whose address is 835 Airport Boulevard, Burlingame, California 94010 (“Landlord”), owns the real property located at 71 Stevenson Street, San Francisco, California (such real property, including all buildings, improvements, structures and fixtures located thereon, “Landlord’s Property”), as more particularly described in Exhibit A attached hereto.

B. Lender has made a loan to Landlord in the original principal amount of $20,000,000.00, which amount is subject to possible increase to a maximum principal amount of $60,000,000.00 (the “Loan”), all as provided for in and subject to the terms and conditions set forth in the Loan Documents (as defined in the Deed of Trust referred to below).

C. To secure the Loan, Landlord has encumbered Landlord’s Property by entering into that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated March 21, 2008, in favor of Chicago Title Insurance Company, as Trustee for the benefit of Lender as grantee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Deed of Trust”), recorded on March 24, 2008, as Document No. 2008-15551 15-00 (Reel 1604, Image 0013), in the Official Records of the City and County of San Francisco, State of California.

Exhibit F, Page 1

D. Pursuant to a Lease Agreement dated                     , 2013 (the “Lease”), Landlord has demised to Tenant a portion of Landlord’s Property (“Tenant’s Premises”), as more particularly described in the Lease.

E. Tenant and Lender desire to establish and evidence the relative priorities of their interests in Landlord’s Property and their rights and obligations if certain events should occur.

NOW THEREFORE, for good and sufficient consideration, Tenant and Lender agree as follows:

1. Subordination. Pursuant to Section 20.1 of the Lease, the Lease shall be, and shall at all times remain, subject and subordinate to the Deed of Trust, the lien imposed by the Deed of Trust, and all advances made under the Loan Documents. Tenant hereby intentionally and unconditionally subordinates the Lease and all of Tenant’s right, title and interest thereunder and in and to Landlord’s Property (including Tenant’s right, title and interest in connection with any insurance proceeds or eminent domain awards or compensation relating to Landlord’s Property), to the lien of the Deed of Trust and all of Lender’s rights and remedies thereunder, and agrees that the Deed of Trust shall unconditionally be and shall at all times remain’ a lien on Landlord’s Property prior and superior to the Lease.

2. Nondisturbance, Recognition and Attornment.

2.1 No Exercise of Deed of Trust Remedies Against Tenant. So long as Tenant is not in default beyond any applicable cure period provided in the Lease (an “Event of Default”), Lender shall not name or join Tenant as a defendant in any judicial action or proceeding that is commenced pursuant to the exercise of Lender’s rights and remedies arising upon a default by Landlord under the Deed of Trust unless (a) applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or in order to prosecute or otherwise fully enforce such rights and remedies; or (b) such joinder of Tenant is required for the recovery by Lender of any Rent at any time owing by Tenant under the Lease, whether pursuant to the assignment of rents set forth in the Deed of Trust or otherwise; or (c) such joinder is required in order to enforce any right of Lender to enter Landlord’s Property for the purpose of making any inspection or assessment, or in order to protect the value of Lender’s security provided by the Deed of Trust. In any instance in which Lender is permitted to join Tenant as a defendant as provided above, Lender agrees not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in or pursuant to such action or proceeding, unless an Event of Default by Tenant has occurred and is continuing. The forgoing provisions of this Section 2.1 shall not be construed in any manner that would prevent Lender from (i) carrying out any nonjudicial foreclosure proceeding under the Deed of Trust, so long as the Lease is not terminated and Tenant’s rights under the Lease and this Agreement are not otherwise adversely affected thereby, (ii) exercising Lender’s rights under the provisions of California Civil Code Section 2938 with respect to the enforcement against Tenant of any assignment of rents made by Land lord to Lender in connection with the Loan, or (iii) obtaining the appointment of a receiver for the Landlord’s Property as and when permitted under applicable law.

2.2 Nondisturbance and Attornment. Notwithstanding the provisions of Section l above, if the Lease has not been terminated on account of an Event of Default by Tenant, then, when a Successor Landlord (as defined in Article 3 below) acquires title to Landlord’s

Exhibit F, Page 2

Property: (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.

2.3 Acknowledgment. This Agreement is and shall be the sole and only agreement between Lender and Tenant with regard to the subordination of the Lease to the lien of the Deed of Trust.

2.4 Turnover of Rent. Tenant shall pay to Lender all rent otherwise payable to Landlord under the Lease upon written demand from Lender, and Tenant shall not have the obligation or the right to contest or question the validity of any such written demand from Lender or the extent to which Lender may properly exercise its rights to collect rents from Landlord’s Property pursuant to the provisions of the Loan Documents. The consent and approval of Landlord to this Agreement shall constitute an express, irrevocable authorization for Tenant to make such payments to Lender following Lender’s written notice and a release and discharge of all liability of Tenant to Landlord for any such payments made to Lender in compliance with Lender’s written demand.

2.5 Further Documentation. The provisions of this Article 2 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any future documents. Tenant and Successor Landlord shall, however, conform the provisions of this Article 2 in writing upon request by either of them.

3. Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Deed of Trust, any party which becomes owner of Landlord’s Property as a result of a judicial or non-judicial foreclosure of the Deed of Trust or a deed or other conveyance in lieu of foreclosure (a “Successor Landlord”), shall not be liable for or bound by any of the following matters:

3.1 Claims Against Former Landlord. Any offset right that Tenant may have against any former landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as a result of any breach by any former landlord that occurred before the date of attornment. except in all instances to the extent that such event, occurrence or breach is continuing after the date of attornment as hereinafter provided. The foregoing shall not limit either (a) Tenant’s right to exercise against Successor Landlord any offset right otherwise available to Tenant because of events occurring after the date of attornment, or (b) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and that violate Successor Landlord’s obligations as landlord under the Lease.

3.2 Prepayments. Any payment of rent that Tenant may have made to any former landlord more than thirty (30) days before the date such rent was first due and payable under the Lease with respect to any period after the date of attornment, other than, and only to the extent of, prepayments expressly required or permitted under the Lease.

Exhibit F, Page 3

3.3 Payments; Security Deposit. Any obligation to pay Tenant any sum(s) that any former landlord owed .to Tenant, specifically excluding (i) the return (in accordance with the terms of the Lease) of any security deposit delivered by Tenant to any former landlord as required by the Lease and (ii) any portion of the Construction Allowance available to Tenant pursuant to the terms of the Lease.

3.4 Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

4. Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, (a) the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in Landlord’s Property from time to time, including insurance and condemnation proceeds, Successor Landlord’s interest in the Lease, and the proceeds from any sale or other disposition of Landlord’s Property by Successor Land lord (provided that Tenant shall have no interest in or right to participate in (i) any payments made under any promissory note received by Successor Landlord in connection with any such sale or other disposition, or (ii) any collateral held by successor Landlord to secure such payments) (collectively, “Successor Landlord’s Interest”), and Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement, and (b) the obligations under the Lease of Lender or any affiliate of Lender which becomes a Successor Landlord shall terminate upon the transfer by such Successor Landlord of its interest in Landlord’s Property and the assumption by the transferee of the Landlord’s obligations under the Lease, and thereupon Tenant shall look solely to the transferee for the performance of all obligations of the landlord under the Lease which accrue or otherwise become performable following the date of such transfer. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord. Nothing herein shall be construed to grant Tenant any right to seek any recovery from any former landlord or Successor Landlord to the extent that such recovery is not permitted under or is restricted by the provisions of the Lease.

[SIGNATURES, ACKNOWLEDGMENTS AND LEGAL DESCRIPTION TO BE ATTACHED]

Exhibit F, Page 4

EXHIBIT B

SUBLEASE

SUBLEASE

BETWEEN

LENDINGCLUB CORPORATION

AND

TEACHSCAPE, INC.

71 STEVENSON STREET,

SAN FRANCISCO, CALIFORNIA

19TH AND 20TH FLOORS

SUBLEASE

THIS SUBLEASE (“Sublease”) is made and entered into as of October 17, 2014 (the “Effective Date”), by and between LendingClub Corporation, a Delaware corporation (“Sublandlord”), and Teachscape, Inc., a Delaware corporation (“Subtenant”), with reference to the following facts:

A. Forward One, LLC, a California limited liability company (“Forward One”), as landlord, and Subtenant, as tenant, entered into that certain Lease Agreement dated November 14, 2013 (the “Master Lease”), with respect to certain premises (the “Master Lease Premises”) containing a total of approximately 25,908 rentable square feet and consisting of the entire 19th (containing approximately 13,601 rentable square feet) and 20th (containing approximately 12,307 rentable square feet) floors of the 23 story office building located at 71 Stevenson Street, San Francisco, California (the “Building”).

B. F1 Stevenson, LLC, a Delaware limited liability company (“Landlord”) is the successor-in-interest to Forward One, and is the current owner of the Building.

C. Pursuant to that certain Assignment and Assumption of Lease of even date herewith, Subtenant has assigned and Sublandlord has assumed all of Subtenant’s right, title and interest in and to the tenant’s interest in the Lease (the “Lease Assignment”).

D. Following the Lease Assignment, Subtenant desires to remain in possession of the 19th and 20th floors of the Building for a prescribed period of time to allow Subtenant to make arrangements to relocate to another location. Accordingly, Subtenant wishes to sublease back from Sublandlord the 19th and 20th floors of the Building, each for the term and on the terms and conditions set forth herein (said 19th and 20th floors being referred to herein respectively as the “19th Floor Sublease Premises” and the “20th Floor Sublease Premises”, and collectively as the “Sublease Premises”).

E. Sublandlord is willing to accommodate Subtenant and to sublease to Subtenant the 19th Floor Sublease Premises and the 20th Floor Sublease Premises, each for the term and on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

1. Recitals; Defined Terms. The foregoing recitals are true and correct and incorporated herein by this reference. Unless otherwise herein defined, all capitalized terms shall have the meanings defined in the Master Lease.

2. Sublease. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the 19th Floor Sublease Premises and the 20th Floor Sublease Premises, each for the term and on the terms and conditions set forth herein. Subtenant acknowledges that it is currently in possession of the entirety of the Sublease Premises and will continue to retain possession pursuant to this Sublease in the “as is” condition, and Sublandlord shall have no obligation to furnish any work, materials, furniture, fixtures, equipment, decorations or other items to make the Sublease Premises ready or suitable for Subtenant’s occupancy.

2.1 As part of the Lease Assignment, Subtenant transferred the furniture and equipment currently located in the Premises to Sublandlord (“Furniture and Equipment”), but excluding specifically the items of equipment set forth on Schedule 1 attached hereto, which items of equipment remain the property of Subtenant (the “Subtenant Retained Equipment”). During the term of this Sublease, Subtenant shall have the right to continue to use the Furniture in the ordinary course of its business operations. Upon the expiration of the term of this Sublease with respect to each portion of the Sublease Premises, Subtenant shall deliver the Furniture located in such portion of the Sublease Premises to Sublandlord in the same condition as at the date hereof, ordinary wear and tear excepted.

3. Term.

3.1 Generally. The term of this Sublease shall commence on the Effective Date hereof (the “Commencement Date”). Unless sooner terminated pursuant to any provision hereof, the term of this Sublease shall end on the following dates:

(a) in the case of the 20th Floor Sublease Premises, the term of this Sublease shall end on October 31, 2014 (the “20th Floor Expiration Date”); and

(b) in the case of the 19th Floor Sublease Premises, the term of this Sublease shall end on February 28, 2015 (the “19th Floor Expiration Date”).

3.2 Early Termination. Subtenant shall have the right to vacate and surrender to Sublandlord the 19th Floor Sublease Premises at any time prior to the 19th Floor Expiration Date upon written notice given by Subtenant to Sublandlord not less than five (5) days prior to the date upon which Subtenant shall so vacate and surrender the 19th Floor Sublease Premises to Sublandlord (provided, however, that Subtenant may vacate the 20th Floor Sublease Premises prior to the 20th Floor Expiration Date, but this Sublease shall remain in effect with respect to the 20th Floor Sublease Premises until the 20th Floor Expiration Date regardless of any prior vacation thereof by Subtenant). In such case, the term of this Sublease with respect to the 19th Floor Sublease Premises shall terminate on the date that Subtenant so vacates and surrenders the 19th Floor Sublease Premises to Sublandlord.

3.3 Failure to Timely Vacate any Portion of the Sublease Premises. If for any reason Subtenant fails to vacate and surrender the 20th Floor Sublease Premises on or before the 20th Floor Expiration Date or the 19th Floor Sublease Premises on or before the 19th Floor Expiration Date, then in each such case Subtenant shall be liable to Sublandlord for liquidated damages in the amount of One Hundred Thousand Dollars ($100,000), which amount shall be payable by Subtenant to Sublandlord immediately upon Subtenant’s failure to vacate and surrender the applicable portion of the Sublease Premises on or before the Expiration Date applicable thereto. Sublandlord and Subtenant acknowledge and agree that it would be impractical and/or extremely difficult to estimate the actual damages that Sublandlord will suffer if Subtenant fails to timely vacate the 20th Floor Sublease Premises or the 19th Floor Sublease Premises in accordance with the terms and conditions of this Sublease. Therefore, Sublandlord and Subtenant agree that the foregoing liquidated damages amount is reasonable under the circumstances existing as of the Effective Date of this Sublease and shall be payable by Subtenant to Sublandlord in each case if Subtenant fails to vacate the 20th Floor Sublease Premises on or before the 20th Floor Expiration Date or if Subtenant fails to vacate the 19th Floor Sublease Premises on or before the 19th Floor Expiration Date. Such amount is intended to constitute liquidated damages to Sublandlord pursuant to Section 1671 of the California Civil Code and shall not be deemed to constitute a forfeiture or penalty within the meaning of Section 3275 or Section 3369 of the California Civil Code or any similar provision.

INITIALS:

4. Rent. The rental owing hereunder (Base Rent and Additional Rent, as more particularly provided for below) for each portion of the Sublease Premises shall be the same as the rental amounts owing under the Master Lase with respect to the corresponding portions of the Master Lease Premises, such that (i) for the period from the date hereof through October 31, 2014, the rental owing hereunder (Base Rent and Additional Rent) for the entirety of the Sublease Premises (i.e., the 19th Floor Sublease Premises and the 20th Floor Sublease Premises) shall be the same as the Base Rent and Additional Rent owing under the Master Lease for the entirety of the Master Lease Premises for such month, and (ii) for each month of the balance of the term of this Sublease, the rental owing hereunder for the 19th Floor Sublease Premises shall be equal to fifty-two and one-half percent (52.5%) (i .e., the 19th Floor Sublease Premises Percentage Share (defined below)) of the Base Rent and Additional Rent owing under the Master Lease for each such month. Further, for the avoidance of doubt, Sublandlord and Subtenant acknowledge the following: (1) prior to the date of the Lease Assignment and this Sublease, Subtenant, as the then tenant under the Master Lease, paid to Landlord the amount of Base Rent and Additional Rent owing under the Master Lease for the month of October, 2014; and (2) such payment by Subtenant shall not be subject to any refund or proration, but the portion thereof applicable to the period from the date hereof to October 31, 2014, shall satisfy Subtenant’s rental obligation hereunder for such period.

4.1 Base Rent. In accordance with and subject to the foregoing, Subtenant shall pay to Sublandlord the following monthly amounts as base rent (“Base Rent”) for each portion of the Sublease Premises (in each case, such amount has been determined at the rate of $45.00 per rentable square foot per annum for such portion of the Sublease Premises, which is equal to the per square foot rate for the Base Rent owing under the Master Lease):

(a) in the case of the 20th Floor Sublease Premises, the Base Rent amount shall be Forty Six Thousand One Hundred Fifty One and 25/100 Dollars ($46,151.25) per month; and

(b) in the case of the 19th Floor Sublease Premises, the Base Rent amount shall be Fifty One Thousand Three and 75/100 Dollars ($51,003.75) per month.

Such Base Rent shall be paid on the first day of each month of the term of the Sublease applicable with respect to each portion of the Sublease Premises, except that Subtenant shall pay the Base Rent for the month of November, 2014, to Sublandlord upon execution and delivery of this Sublease by Subtenant. The Base Rent and Additional Rent for any partial month shall be prorated by multiplying the applicable monthly Base Rent and Additional Rent by a fraction, the numerator of which is the number of days of the partial month included in the term of the Sublease and the denominator of which is the total number of days in the full calendar month. All Rent (hereinafter defined) shall be payable in lawful money of the United States, by regular bank check of Subtenant, to Sublandlord at the following address:

LendingClub Corporation

71 Stevenson Street, 3rd Floor

San Francisco, California 94105

or to such other persons or at such other places as Sublandlord may designate in writing.

4.2 Additional Rent. In addition to Base Rent, Subtenant shall pay as “Additional Rent” owing hereunder the applicable Subtenant’s Percentage Share (defined below) of the amount of Additional Rent payable under Section 3.2 of the Master Lease, the terms of which are incorporated herein by this reference. Such Additional Rent owing hereunder shall be payable by Subtenant to Sublandlord on a monthly basis at the time and in the manner that such Additional Rent is due and owing by Sublandlord to Landlord under the Master Lease. Sublandlord shall deliver to Subtenant a copy of the estimates of and billings for Additional Rent owing under the Master Lease promptly following Sublandlord’s receipt thereof from Landlord. For purposes of determining the Additional Rent owing hereunder for each portion of the Sublease Premises, the term “Subtenant’s Percentage Share” shall mean:

(a) in the case of the 20th Floor Sublease Premises, the Subtenant’s Percentage Share shall be forty-seven and one-half percent (47.5%) (the “20th Floor Sublease Premises Percentage Share”); and

(b) in the case of the 19th Floor Sublease Premises, the Subtenant’s Percentage Share shall be fifty-two and one-half percent (52.5%) (the “19th Floor Sublease Premises Percentage Share”).

Further, following Sublandlord’s receipt of Landlord’s year-end reconciliation statement of the actual amount of Additional Rent owing under the Master Lease for each year that includes a portion of the term of this Sublease, Sublandlord shall provide a copy of such reconciliation statement to Subtenant. Sublandlord and Subtenant shall make a corresponding reconciliation of the actual amount of Additional Rent owing hereunder for the portion of such year during which this Sublease was in effect; and if on the basis of such reconciliation, the actual amount of Additional Rent owing hereunder differs from the estimated payments made by Subtenant, Sublandlord or Subtenant, as the case may be, shall make the appropriate adjusting payment to the other party within thirty (30) days after Sublandlord’s delivery of the reconciliation statement to Subtenant. The foregoing obligation shall survive expiration or earlier termination of this Sublease.

4.3 Rent. As used herein, the term “Rent” shall mean, collectively, Base Rent, Additional Rent, and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as “rent’’, all of which are deemed and designated as rent pursuant to the terms of this Sublease.

5. Use and Occupancy.

5.1 Use. The Sublease Premises shall be used and occupied only for general office use, and for no other use or purpose.

5.2 Compliance with Master Lease. Subtenant will occupy the Sublease Premises in accordance with the terms of the Master Lease and will not suffer to be done, or omit to do, any act which may result in a violation of or a default under the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Subtenant will indemnify, defend protect and hold Sublandlord harmless from and against any loss, cost, damage or liability (including attorneys’ fees) of any kind or nature arising out of, by reason of, or resulting from, Subtenant’s failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay the Landlord arising out of a request by Subtenant for, or the use by Subtenant of, additional or over-standard Building services from Landlord (for example, but not by way of limitation, charges associated with after-hour HVAC usage and overstandard electrical charges).

5.3 Landlord’s Obligations. Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. In addition, Sublandlord shall have no obligation to perform any repairs or any other obligation of Landlord under the Master Lease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant’s obligations under this Sublease, or (ii) liability on the part of Sublandlord. Notwithstanding the foregoing, Sublandlord shall promptly take such action as may reasonably be indicated, under the circumstances, to secure such performance upon Subtenant’s request to Sublandlord to do so and shall thereafter diligently prosecute such performance on the part of Landlord.

6. Master Lease and Sublease Terms.

6.1 Subject to Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease. During the term of the Sublease and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertain to the Sublease Premises and/or this Sublease.

6.2 Incorporation of Terms of Master Lease. The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and .conditions of the Master Lease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Landlord” is used it shall be deemed to mean Sublandlord and wherever in the Master Lease the word “Tenant” is used it shall be deemed to mean Subtenant. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease (a) of access or inspection, (b) to do work in the Master Lease Premises or in the Building, (c) in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.

6.3 Modifications. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(a) Approvals. In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

(b) Deliveries. In all provisions of the Master Lease requiring Sublandlord to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.

(c) Damage; Condemnation. Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain.

(d) Insurance. In all provisions of the Master Lease requiring Sublandlord to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy

6.4 Exclusions. Notwithstanding the terms of Section 6.2 above, Subtenant shall have no rights nor obligations under the following parts, Sections and Exhibits of the Master Lease: Basic Lease Information (except with respect to “Business Hours”, “Business Days”, and “Landlord’s Address for Notices”), Sections 1.1, 2, 3.1, 4, 14 and 15.3, Exhibit B and Exhibit F.

7. Assignment and Subletting. Subtenant shall not assign this Sublease or further sublet all or any part of the Sublease Premises without the express written consent of Sublandlord, which may be granted, withheld or conditioned in Sublandlord’s sole and absolute discretion.

8. Default. Subtenant shall perform all obligations in respect of the Sublease Premises that Sublandlord would be required to perform pursuant to the Master Lease. It shall constitute an event of default hereunder if Subtenant fails to perform any obligation hereunder (including, without limitation, the obligation to pay Rent), or any obligation under the Master Lease which has been incorporated herein by reference, and, in each instance, Subtenant has not remedied such failure (i) in the case of any monetary default, three (3) business days after delivery of written notice, and (ii) in the case of any other default, ten (10) calendar days after delivery of written notice.

9. Remedies. In the event of any default hereunder by Subtenant, Sublandlord shall have all remedies provided to the “Landlord” in the Master Lease as if a default had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Sublandlord may resort to its remedies cumulatively or in the alternative.

10. Right to Cure Defaults. If Subtenant fails to perform any of its obligations under this Sublease after expiration of applicable grace or cure periods, then Sublandlord may, but shall not be obligated to, perform any such obligations for Subtenant’s account. All costs and expenses incurred by Sublandlord in performing any such act for the account of Subtenant shall be deemed Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate allowable under law from the date of the expenditure until repaid. If Sublandlord undertakes to perform any of Subtenant’s obligations for the account of Subtenant pursuant hereto, the taking of such action shall not constitute a waiver of any of Sublandlord’s remedies. Subtenant hereby expressly waives its rights under any statute to make repairs at the expense of Sublandlord.

11. Consents and Approvals. In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord.

12. Sublandlord’s Liability.

12.1 Limitation of Liability. Notwithstanding any other term or provision of this Sublease, the liability of Sublandlord to Subtenant for any default in Sublandlord’s obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Subtenant, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Sublandlord (or otherwise be indemnified by Sublandlord) for (a) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and/or assigns to perform or cause to be performed Landlord’s obligations under the Master Lease, (b) lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason, or (c) any damages or other liability arising from or incurred in connection with the condition of the Sublease Premises or suitability of the Sublease Premises for Subtenant’s intended uses. Subtenant shall, however, have the right to seek any injunctive or other equitable remedies as may be available to Subtenant under applicable law. Notwithstanding any other term or provision of this Sublease, no personal liability shall at any time be asserted or enforceable against Sublandlord’s shareholders, directors, officers, or partners on account of any of Sublandlord’s obligations or actions under this Sublease. As used in this Sublease, the term “Sublandlord” means the holder of the tenant’s interest under the Master Lease and the holder of sublandlord’s interest under this Sublease. In the event of any assignment or transfer of the Sublandlord’s interest under this Sublease, which assignment or transfer may occur at any time during the term of the Sublease in Sublandlord’s sole discretion, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder accruing subsequent to the date of the transfer and it shall be deemed and construed, without further agreement between the parties hereto, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder.

12.2 Sublandlord Default. Sublandlord shall be in default hereunder only if Sublandlord has not commenced and pursued with reasonable diligence the cure of any failure of Sublandlord to meet its obligations hereunder within thirty (30) days after the receipt by Sublandlord of written notice from Subtenant of the alleged failure to perform. Failure to provide the requisite notice and cure period by Subtenant under this paragraph shall be an absolute defense by Sublandlord against any claims,. counterclaims or defenses of Subtenant based on the alleged failure by Sublandlord to perform any of its obligations. In the event that Sublandlord fails to perform any of its obligations under this Sublease after notice and the expiration of such cure period (provided, however, that in the event of an emergency that threatens imminent harm to persons or property, Sublandlord’s cure period following such notice from Subtenant shall be such period as is practicable under the circumstances), then, subject to any applicable provisions and limitations under the Master Lease, Subtenant may, but shall not be obligated to, perform any such obligations for Sublandlord’s account. All actual and reasonable costs and expenses incurred by Sublandlord in performing any such act for the account of Sublandlord shall be payable by Sublandlord to Subtenant upon demand.

13. Sublandlord’s Contribution. As an inducement to Subtenant to vacate the Sublease Premises and move to a new premises as early as possible, Sublandlord agrees to contribute an amount up to Two Hundred Fifty Thousand Dollars ($250,000) (“Sublandlord’s Contribution”) toward (a) Subtenant’s reasonable relocation costs, including furniture, fixture and equipment relocation costs, but excluding the cost of new cabling (such costs, “Relocation Costs”), and (b) the cost of minimal tenant improvements at Subtenant’s new premises (i.e., the build-out of up to three (3) private offices) (such costs, “TI Costs”). Sublandlord’s Contribution shall be available to Subtenant to the extent that the sum of Subtenant’s Relocation Costs and TI Costs exceeds the total dollar amount of the concessions provided by the landlord under Subtenant’s new lease, including any free-rent period, moving allowance, and/or tenant improvement allowance (collectively, the “Concessions”). Sublandlord shall have the right to review Subtenant’s proposed tenant improvement work at its new location to confirm that the proposed scope of work is consistent with the expectation that such work will be minimal and Subtenant will occupy its new location in substantially an “as-is” condition. Promptly following the date upon which Subtenant vacates and surrenders the 20th Floor Sublease Premises to Sublandlord in the condition required hereunder, Sublandlord shall make an advance payment of Two Hundred Thousand Dollars ($200,000) to Subtenant that shall be applied toward the Sublandlord’s Contribution (and Sublandlord hereby covenants and agrees that it will not occupy the 20th Floor Sublease Premises until it has made such payment to Subtenant). Following the completion of Subtenant’s move to its new premises, with respect to the Relocation Costs and TI Costs incurred by Subtenant in connection with such relocation to new premises, Subtenant shall deliver to Sublandlord (i) a final accounting satisfactory to Sublandlord, in its reasonable judgment, of such Relocation Costs and TI Costs and the Concessions provided by the landlord under Subtenant’s new lease, together with (ii) a copy of invoices marked “paid” for all such Relocation Costs and TI Costs. If Sublandlord owes Subtenant any additional amount of the Sublandlord’s Contribution, Sublandlord shall make such payment to Subtenant promptly following Sublandlord’s receipt of such accounting; and if the advance payment of the Sublandlord’s Contribution exceeds the actual amount of the Sublandlord’s Contribution that is due Subtenant hereunder, Subtenant shall promptly refund such excess payment to Sublandlord. Further, in the event that Sublandlord is entitled to Liquidated Damages as a consequence of the failure of Subtenant to vacate either the 20th Floor Premises or the 19th Floor Premises by the applicable Expiration Date as provided in Section 3.3 above, Sublandlord may, at its election, offset any portion of such Liquidated Damages amount against the actual amount of Sublandlord’s Contribution owing to Subtenant hereunder (including the $200,000 advance payment of the Sublandlord’ s Contribution to be made by Sublandlord to Subtenant as provided for above).

14. Attorneys’ Fees. If Sublandlord or Subtenant brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages; equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to receive from the other party its costs associated therewith, including, without limitation, reasonable attorney’s fees and costs from the other party. Without limiting the generality of the foregoing, if Sublandlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Subtenant or in connection with any other breach of this Sublease by Subtenant, Subtenant agrees to pay Sublandlord reasonable actual attorneys’ fees as determined by Sublandlord for such services, irrespective of whether any legal action may be commenced or filed by Sublandlord. If any such work is performed by in-house counsel for Sublandlord, the value of such work shall be determined at a reasonable hourly rate for comparable outside counsel.

15. Surrender. Upon the expiration of the applicable term of this Sublease, Subtenant shall vacate and surrender the 20th Floor Sublease Premises and the 19th Floor Sublease Premises, as the case may be (and including the Furniture and Equipment located in such portion of the Sublease Premises), neat and broom-clean, in the same condition as such portion of the Sublease Premises were at the commencement of the term of this Sublease, reasonable wear and tear excepted. The Furniture and Equipment shall remain in place in each such portion of the Premises, as provided for in Section 2.1 above, and Subtenant shall remove the Subtenant Retained Equipment from such portion of the Sublease Premises and repair any damage to the Sublease Premises or the Building caused by such removal. With regard to the data and telecom cabling in the Sublease Premises, such cabling shall remain in place and shall not be removed by Subtenant; and, where such cabling is to be disconnected from Subtenant’s equipment, such cabling shall not be cut but shall be disconnected and capped such that Sublandlord can reuse such cabling and reconnect such cabling to its equipment.

16. Holding Over. If Subtenant fails to vacate and surrender the 20th Floor Sublease Premises or the 19th Floor Premises at the applicable Expiration Date or earlier termination of this Sublease as to the applicable portion of the Sublease Premises, then, in addition to the Liquidated Damages amount owing by Subtenant as provided in Section 3.3 above, occupancy of such portion of the Sublease Premises after the termination or expiration shall be that of a tenancy at sufferance. Subtenant’s occupancy of any such portion of the Sublease Premises during the holdover shall be subject to all the terms and provisions of this Sublease and Subtenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due with respect to such portion of the Sublease Premises for the period immediately preceding the holdover (such payment to be in addition to, and not in lieu of, the Liquidated Damages provided for in Section 3.3 above). No holdover by Subtenant or payment by Subtenant after the expiration or early termination of this Sublease with respect to any portion of the Sublease Premises shall be construed to extend the term of the Sublease with respect to such portion of the Sublease Premises or prevent Sublandlord from immediate recovery of possession of such portion of the Sublease Premises by summary proceedings or otherwise.

17. Parking. Four (4) parking passes are allocated to the Master Lease Premises under the Master Lease. Such parking passes shall be allocated for use by Subtenant on a floor-by-floor basis, with two (2) parking passes allocated to each of the 19th and 20th Floor Sublease Premises. Subtenant shall have the right to utilize the parking passes allocated to each such portion of the Sublease Premises only during the term of the Sublease applicable to such portion of the Sublease Premises. Subtenant shall comply with the terms of the Master Lease applicable to the use of such parking passes and Subtenant shall pay the monthly rate for such parking passes as provided for in the Master Lease.

18. Notices. Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States certified mail, return receipt requested, addressed: (i) if to Sublandlord, at the following addresses:

LendingClub Corporation

71 Stevenson Street, 3rd Floor

San Francisco, California 94105

Attn: Carrie Dolan

and (ii) if to Subtenant, at the following address:

Teachscape, Inc.

71 Stevenson Street, 19th Floor

San Francisco, California 94105

Attn: Jon Corbett

or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof, if sent via overnight courier of by certified mail, upon delivery thereof (or refusal to accept delivery).

19. Brokers. Subtenant and Sublandlord each represents that it has dealt directly with and only with Avison Young Northern California Limited (the “Broker”), representing both parties jointly as a broker in connection with this Sublease. Sublandlord and Subtenant shall indemnify and hold each other harmless from all claims of any brokers other than the Broker claiming to have represented Sublandlord or Subtenant in connection with this Sublease. Subtenant and Sublandlord agree that the Broker shall be paid a commission by Sublandlord in connection with this Sublease pursuant to a separate agreement between Broker and Sublandlord.

20. Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

21. Interpretation. This Sublease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The captions, headings and titles in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

22. USA Patriot Act Disclosures. To the extent applicable, Sublandlord and Subtenant each covenant that they are currently in compliance with and shall at all times during the term of this Sublease remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

23. Counterparts. This Sublease may be executed in multiple counterparts, each of which is deemed an original but which together constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all of the parties hereto. This Sublease may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this Sublease signed by the other party to the same extent as if such party had received an original counterpart.

24. Landlord’s Consent. Sublandlord and Subtenant acknowledge that the effectiveness of this Sublease is conditioned upon Landlord’s consent hereto, and this Sublease shall be of no force or effect whatsoever unless such consent of Landlord in the form attached hereto is entered into by Landlord, Sublandlord and Subtenant as of the Effective Date hereof.

IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the Effective Date.

SUBLANDLORD:	LendingClub Corporation, a Delaware corporation

By:	/s/ Carrie Dolan
Print Name: Carrie Dolan
Title: CFO

SUBTENANT:	Teachscape, Inc. a Delaware corporation

By:	/s/ Jon Corbett
Print Name: Jon Corbett
Title: VP Finance

SCHEDULE 1

EQUIPMENT TO BE RETAINED BY ASSIGNOR

•	Furniture to be moved from the 20th floor to the 19th floor or storage

•	22’ Conference table, 1 credenza, 22 leather chairs move from 2018 to 1901. Move existing 18 foot table, credenza and chairs in 1901 to 2018

•	Reception area 2024 move the 2 Global club chairs and 1 end table to new reception. (Then move to 655)

•	Lunchroom on 20, move Global 2 Bistro tables 30” round and 6 orange stools to 19th floor lunch area. (Then move to 655)

•	20th floor files and storage to be moved to 19th floor finance area. (Then move to 655)

•	Qty — 4 Files 36 wide 3 drawer high

•	Qty — 7 Files 36 wide 5 drawer high

•	Qty — 4 Files 36 wide 2 drawer high

•	Qty — 2 Files 36 wide 3 drawer high storage with shelves

•	Qty — 2 Files 36 wide 5 drawer high from office 2013

•	Move 25 New Style Task chairs from the 20th floor to the 19th floor. (30 Task Chairs will be moved to 655 during the final move from 19)

•	3 overhead storage bins from 3 offices on 20 to be moved to 19 and possibly 655

•	2 refrigerators

BELOW ITEMS FROM 20 TO BE STORED UNTIL MOVE TO 655

•	Conference 2001 — Conference Table 44x96 with 6 chairs

•	Conference 2006 — Conference Table 54x120 with 8 chairs

•	Conference 2009 — Mesa Conference Table, 144x48 Rectangle, Maple Laminate with 12 chairs

•	Conference 2014 — Mesa Conference Table 42x96 with 6 chairs

•	Reception Area 2024 — Custom Willow Reception Station 30x120x42 front counter with glass transaction counter and handicap table, 24x48x42 return with glass transaction counter, both in laminate front with laminate surfaces, Box/Box/File Laminate Pedestal Drawer, 2 High Lateral File 36 Wide

•	Conference 2018 — 2 Maple Gray credenzas

•	Furniture needed to be ordered for Floor 19

•	25 Mobile Box/File Pedestals in finish and fabric seat to match current Herman Miller Pedestals at 655. This allows us to move and use at 655.

•	24 Support Legs to support center surfaces on floor 19 for the addition of a 3rd person.

•	4 Draw Rods 47 high

•	34 Flat Brackets 18”

•	Used small reception station to be made out of Friant parts we have in stock at our warehouse. To be installed in hallway off elevator in front of station 22.

•	14x48 reception counter with brackets

Schedule 1 - page 1

•	Furniture staying with Teachscape and moving to 655

•	25 Mobile Box/File Pedestals in finish and fabric seat to match current Herman Miller Pedestals at 655. This allows us to move and use at 655.

•	60 New Style Task Chairs will be moved to 655 from the final move from 19

•	22 Black Leather Conference Chairs from Room 1901

•	2 Global club chairs and 1 end table from 19th floor lobby area CITI LOUNGE 7875-TMP TIGER MAPLE LEG-GRD 7 IMPRINT SAND IM72

•	Break Room 1925

•	2 Bistro tables 30” round and

•	13 orange stools Izzy Hannah Counter Height Stool 30” high seat, with NO Arms, Silver frame, with Thermoplastic Color Oriole (tangerine)

•	Room 1928

•	NURSE COUCH 308 IN GRD-4 BURGUNDY ALANTE VINYL-A17E

•	Rooms 1921 and 191

•	Qty 5 Global SIRENA LOUNGE WITH CASTERS 3371C - GRD 4 CRESCENT FLAME 705

•	Qty 4 Global SIRENA LOUNGE WITH RIGHT TABLET AND CASTERS 3371CRTM - GRD 4 RENEWAL TOMATO RN44 WITH WHITE WHT TABLET

•	Qty 5 Global WIND ROUND TABLE 24X24X17 MDF TOP 3860 - WHT WHITE

•	Qty 2 Global WIND ROUND TABLE 36X36X15 MDF TOP 3861 - WHT WHITE

•	19th floor finance area.

•	Qty — 4 Files 36 wide 3 drawer high

•	Qty — 7 Files 36 wide 5 drawer high

•	Qty — 4 Files 36 wide 2 drawer high

•	Qty — 2 Files 36 wide 3 drawer high storage with shelves

•	Qty — 2 Files 36 wide 5 drawer high from office 2013

•	Private Offices 1904, 1905, 1914, 1915, 1916, 1917, 1918, 1919

•	Qty — 8 Gitana “L” Units with “D” Top, return, credenza and drawer pedestal.

•	Qty — 8 Gitana Lateral Files 2 High x 36 wide

•	Qty — 16 Guest chairs

•	Qty — 8 Task Manager Chairs

•	Conference 1913 —

•	Bullet Table 48x36x96, Maple Laminate like the 14th floor table, Flip up doors with power and data trough.

•	6 Chairs

•	Conference 1901 —

•	Mesa Conference Table, 264x48 Rectangle, Maple Laminate like the 14th floor table, just different size

•	Matching Storage Credenza 22x72 Maple Laminate like the 14th floor table, Four Door

•	Conference 2001 — Conference Table 44x96 with 6 chairs

•	Conference 2006 — Conference Table 54x120 with 8 chairs

•	Conference 2009 — Mesa Conference Table, 144x48 Rectangle, Maple Laminate with 12 chairs

•	Conference 2014 — Mesa Conference Table 42x96 with 6 chairs

•	Reception Area 2024 — Custom Willow Reception Station 30x120x42 front counter with glass transaction counter and handicap table, 24x48x42 return with glass transaction counter, both in laminate front with laminate surfaces, Box/Box/File Laminate Pedestal Drawer, 2 High Lateral File 36 Wide

•	Conference 2018 — 2 Maple Gray credenzas

Schedule 1 - page 2

•	Inventory of Furniture 20th Floor After the above removal

•	Open Office Area Qty — 47 Friant System 2 Workstations 6x6 with 47” high panels, 2 surfaces and 1 Pedestal

•	Open Office Area Qty — 22 Miscellaneous brands Basic Task Chairs

•	Office 2002, 2003, 2004, 2005, 2010, 2011, 2012, 2013, 2015, 2016, 2019, 2020

•	Qty 1 each “U” units with “D” or “P” top, Bridge, credenza, and storage

•	Qty 1 each Task Chair

•	Conference 2018 — Conference Table 60x216 CHAIRS AND CREDENZA REMOVED

•	Inventory of Furniture 19th Floor After the above removal

•	Open Office Area Qty — 72 Friant System 2 Workstations 6x6 with 47” high panels, 2 surfaces and 1 Pedestal

•	Open Office Area Qty — 5 Friant System 2 Workstations 3x8 with 47” high panels, 2 surfaces and 1 Pedestal

•	Open Office Area Qty — 40 Miscellaneous brands Basic Task Chairs

•	Conference 1901 —

•	Mesa Conference Table, 264x48 Rectangle, Maple Laminate like the 14th floor table, just different size

•	Matching Storage Credenza 22x72 Maple Laminate like the 14th floor table, Four Door

•	Office 1904, 1905, 1910, 1914, 1915, 1916, 1917, 1918, 1919, 1920, 1921

•	EMPTY

•	Office 1906, 1907, 1908, 1909

•	Qty 1 each “U” units with “D” or “P” top, Bridge, credenza, and storage

•	Qty 1 each Task Chair

Schedule 1 - page 3

EXHIBIT C

LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

THIS LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE (the “Agreement”) is entered into as of October 17, 2014, by and among F1 STEVENSON, LLC, a Delaware limited liability company (“Landlord”), TEACHSCAPE, INC., a Delaware corporation (“Assignor”), and LENDINGCLUB CORPORATION, a Delaware corporation (“Assignee”).

RECITALS:

A.	Forward One, LLC, a California limited liability company (“Forward One”), as landlord, and Assignor, as tenant, are parties to that certain Lease Agreement dated November 14, 2013 (the “Lease”). Pursuant to the Lease, Landlord has leased to Assignor space currently containing approximately 25,908 rentable square feet and consisting of the entire 19th and 20th floors (the “Premises”) in the building located at 71 Stevenson Street, San Francisco, California 94105 (the “Building”).

B.	Landlord is the successor-in-interest to Forward One, and is the current owner of the Building.

C.	Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s right, title and interest in, to and under the Lease (the “Assignment”).

D.	Assignor and Assignee have entered into that certain Assignment and Assumption of Lease of even date herewith (the “Assignment Agreement”), a true and correct copy of which is attached as Exhibit A hereto, whereby, subject to the terms, conditions and limitations set forth therein, Assignor assigned to Assignee and Assignee assumed all of Assignor’s right, title and interest in and to the Lease.

E.	Assignor and Assignee have requested Landlord’s consent to such Assignment, and Landlord has agreed to give such consent upon the terms and conditions contained in this Agreement.

F.	Unless otherwise stated herein, all capitalized terms shall have the meanings defined in the Lease.

NOW THEREFORE, in consideration of the foregoing recitals, which by this reference are incorporated herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Assignor and Assignee covenant and agree as follows:

1.	Assignment Agreement; Assignment and Assumption. Assignor and Assignee hereby covenant, represent and warrant that, subject to the terms, conditions and limitations of the Assignment Agreement and this Agreement, as of the date hereof (a) Assignor fully assigns all of Assignor’s right, title and interest in the Lease to Assignee, and (b) Assignee, for itself and its successors and assigns, assumes all of Assignor’s rights, title, and interest in, to and under the Lease and agrees, for the express benefit of Landlord, to pay, perform, observe and be bound by all of the covenants, agreements, provisions, conditions and obligations of the tenant under the Lease arising from and after the date hereof. Notwithstanding that Assignee has agreed to pay all Rent and other charges due under the Lease directly to Landlord, Assignor and Assignee shall be jointly and severally liable to Landlord for compliance with and performance of all of the terms, covenants, agreements, provisions, obligations and conditions to be performed or observed by the tenant under the Lease, including, without limitation, the payment of all Rent and other charges due under the Lease. Upon the occurrence of a default by Assignee under the Lease, after expiration of all notice and cure periods, if any, provided in the Lease (an “Event of Default”), Landlord may proceed to exercise its remedies against Assignor, Assignee, any guarantor or anyone else liable for the tenant’s obligations under the Lease, without first exhausting Landlord’s remedies against any other person or entity liable thereon to Landlord.

2.	Representations.

2.1	Assignor hereby represents and warrants to Landlord and Assignee that Assignor: (a) has full power and authority to assign to Assignee its entire right, title and interest in the Lease; (b) has not previously transferred or conveyed its interest in the Lease to any person or entity, collaterally or otherwise; and (c) has full power and authority to enter into the Assignment Agreement and this Agreement.

2.2	Assignee hereby represents and warrants to Landlord and Assignor that Assignee: (a) has full power and authority to assume all of Assignor’s right, title and interest in, to and under the Lease; and (b) has full power and authority to enter into the Assignment Agreement and this Agreement.

2.3	Assignor and Assignee hereby represent and warrant to Landlord that:

(a)	Exhibit A attached hereto is a true, correct and complete copy of the Assignment, except that, for purposes of attaching the Assignment as Exhibit A to this Agreement, Exhibit A to this Agreement does not include the Lease, which is attached as Exhibit A to the Assignment.

(b)	Other than as set forth in the Assignment, no rent, money or other consideration has been or will be paid to Assignor by Assignee for the right to use or occupy the Premises or for the use, sale or rental of Assignor’s fixtures, leasehold improvements, equipment, furniture or other personal property.

(c)	As of the date hereof, (i) Landlord is not in default in the performance of any of its obligations under the Lease, (ii) neither Assignor nor Assignee has any claims or setoffs of any kind, (iii) there are no concessions, inducements, payments or work to which the tenant under the Lease is entitled, and (iv) there are no rights of off-set, counterclaims or credits against any Rent or other charges payable under the Lease.

3.	Landlord’s Consent. In reliance upon the agreements and representations contained in this Agreement, Landlord hereby consents to the Assignment pursuant to the Assignment Agreement. This Agreement shall not constitute a waiver of the obligation of the tenant under the Lease to obtain the Landlord’s consent to any subsequent assignment, sublease or other transfer under the Lease. In case of any conflict between the provisions of this Agreement and the provisions of the Assignment Agreement, the provisions of this Agreement shall prevail unaffected by the Assignment Agreement. Assignor and Assignee acknowledge that Landlord is not a party to the Assignment Agreement and is not bound by the provisions thereof, and recognize that, accordingly, Landlord has not, and will not, review or pass upon any of the provisions of the Assignment Agreement. Nothing contained in this Agreement shall be construed as an approval of, or ratification by Landlord of, any of the particular provisions of the Assignment Agreement.

4.

No Release. Nothing contained in the Assignment Agreement or this Agreement shall be construed as relieving or releasing Assignor from any of its obligations under the Lease, and it is expressly understood that Assignor shall remain liable for such obligations notwithstanding the subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. In no event shall the Assignment Agreement or this Agreement be construed as granting or conferring upon Assignor or Assignee any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease. Neither this Agreement nor the Assignment Agreement, nor Landlord’s acceptance of Rent or any other consideration from Assignee, shall: (i) operate to waive, modify, impair, release or in any manner affect any of the covenants, agreements, terms, provisions, obligations or conditions contained in the Lease, or to waive any breach thereof, or any rights of Landlord against any person, firm, association or corporation liable or responsible for the performance thereof; or (ii) be deemed to increase the obligations or diminish the rights of Landlord under the Lease, or to increase the rights or diminish the obligations of Assignor thereunder. Assignor hereby agrees that the obligations of Assignor under the Lease and this Agreement (whether arising before or after the effective date of the Assignment) shall not be discharged or otherwise affected by reason of entering into this Agreement or by Landlord’s giving of any consent or approval. All terms, covenants, agreements, provisions and conditions of the Lease are hereby ratified and declared by Assignor and by Assignee to be in full force and effect, and Assignor and Assignee hereby unconditionally reaffirm and affirm, respectively, their primary, direct and ongoing liability to Landlord for the performance of all obligations to be performed by the tenant under the Lease.

5.	Security Deposit. Landlord currently holds a Security Deposit from Assignor under the Lease in the total amount of $388,620.00. Such Security Deposit is held by Landlord in the form of: (a) $97,155.00 in cash; and (b) a letter of credit in the amount of $291,465.00. Together with the execution and delivery of the Assignment Agreement, this Agreement and that certain First Amendment to Lease Agreement between Landlord and Assignee provided for in the Assignment Agreement, Assignee shall deliver to Landlord a cash Security Deposit under the Lease in the amount of $194,310.00 (i.e., two months’ of Base Rent at the rate in effect as of the date hereof) in replacement of the Security Deposit provided by Assignor; and, within five (5) business days after Landlord’s receipt of such replacement Security Deposit from Assignee, Landlord shall deliver to Assignor both the original of the letter of credit and the cash portion of the Security Deposit delivered by Assignor and held by Landlord.

6.	Certificates of Insurance. Concurrently with the execution of this Agreement, Assignee shall deliver to Landlord certificates of insurance for all insurance required of the tenant under the Lease, naming Landlord as an additional insured.

7.	No Further Assignment or Subletting. This consent by Landlord is not assignable and shall not be construed as a consent by Landlord to any further assignment or subletting.

8.	Landlord’s Expenses and Attorneys’ Fee. Assignee shall pay to Landlord, no later than ten (10) days after invoice, Landlord’s attorneys’ fees incurred in connection with reviewing the Assignment and reviewing and negotiating this Agreement, such payment to be made in satisfaction of Assignor’s obligation with respect thereto as provided for in Section 14.5 of the Lease. Assignor and Assignee acknowledge that Landlord is entitled to fifty percent (50%) of all “Transfer Consideration” (as defined in Section 14.3 of the Lease) in connection with an assignment of the Lease; and Assignor and Assignee represent and warrant to Landlord that there is no Transfer Consideration in connection with the Assignment. For the avoidance of doubt, Assignor and Assignee hereby disclose to Landlord that, as an inducement to Assignor to vacate the Premises in a timely manner, Assignee has agreed to reimburse Assignor for certain relocation costs and tenant improvement costs relating to Assignor’s relocation to new premises, as specifically provided for in the Sublease to be entered into between Assignee, as sublandlord, and Assignor, as subtenant, together with the Assignment; and Landlord acknowledges that such payment is to be made by Assignee to Assignor as provided for in said Sublease and that such payment shall not constitute Transfer Consideration.

9.	No Modifications. None of the terms in this Agreement may be modified unless in writing and signed by all parties to this Agreement. Nothing contained in this Agreement shall be deemed to amend, modify or alter in any way the terms, covenants and conditions set forth in the Lease.

10.	Authority. Assignor, Assignee and the individuals signing this Lease on behalf of each of them hereby represent and warrant to Landlord that: (i) Assignor and Assignee, respectively, have full power and authority to execute and deliver this Agreement and that the person(s) signing this Agreement on behalf of such entity are authorized to sign on behalf of such entity; (ii) this Agreement has been duly and validly authorized, executed and delivered by Assignor and Assignee, respectively, and no other authorization or third party consent is required; and (iii) this Agreement is enforceable against Assignor and Assignee, respectively, in accordance with its terms.

11.	Counterparts. This Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.

12.	Miscellaneous.

(a) Remedies Cumulative. Each right and remedy of Landlord provided in this Agreement or in the Lease shall be cumulative and shall be in addition to every other right and remedy provided for herein and therein or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise by Landlord of any one or more of the rights or remedies so provided for or existing shall not preclude the simultaneous or subsequent exercise by Landlord of any or all other rights or remedies so provided for or so existing.

(b) Landlord’s Liability. Landlord’s liability under this Agreement shall be limited to the same extent that Landlord’s liability is limited under the Lease.

(c) Successors and Assigns. Subject to the provisions and restrictions on assignment and subletting contained in this Agreement and in the Lease, the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

(d) Severability. If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(e) Captions. The captions contained in this Agreement are for convenience only and shall in no way define, limit or extend the scope or intent of this Agreement, nor shall such captions affect the construction hereof.

(f) OFAC. As an inducement to Landlord to enter into this Agreement, Assignee hereby represents, warrants and covenants to Landlord that: (i) Assignee is not, nor to the best of its knowledge is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a

terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Assignee is not (nor to the best of its knowledge is it owned, controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Assignee (and any person, group, or entity which Assignee controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation any assignment of the Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Assignee of the foregoing shall be deemed an immediate Event of Default under the Lease and a default under this Agreement (without the benefit of a notice or grace period) and shall be covered by the indemnity provisions of the Lease, and (y) the representations, warranties and covenants contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of the Lease.

(g) Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the matters contained herein and may not be modified, amended or otherwise changed except by written instrument signed by the parties sought to be bound.

(h) Governing Law. This Agreement shall for all purposes be construed in accordance with, and governed by, the laws of the State of California.

(i) Civil Code Section 1938 Disclosure. Landlord hereby discloses, and Tenant hereby acknowledges, that neither the Premises nor the Building has been inspected by a Certified Access Specialist.

[SIGNATURES CONTINUE ON NEXT PAGE NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Landlord, Assignor and Assignee have executed this Agreement as of the day and year first above written.

LANDLORD:				ASSIGNOR:

F1 STEVENSON, LLC, a Delaware limited liability company				TEACHSCAPE, INC., a Delaware corporation

By:	Forward One, LLC,			By:	/s/ Jon Corbett
	a California limited liability company			Name: Jon Corbett
Its:	Manager			Title: VP Finance

	By:	Forward Time Corporation,
a California corporation
	Its:	Manager

		By:	/s/ Belinda Zen
Belinda Zen,
President
ASSIGNEE:

LENDINGCLUB CORPORATION, a Delaware corporation

				By:	/s/ Carrie Dolan
Name: Carrie Dolan
Title: CFO

EXHIBIT A

ASSIGNMENT AGREEMENT

(see attached)

A-1

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (the “Assignment”) is hereby made and entered into as of October 17, 2014, by and between Teachscape, Inc., a Delaware corporation (“Assignor”), and LendingClub Corporation, a Delaware corporation, (“Assignee”).

RECITALS

A. Assignor and Forward One, LLC, a California limited liability company (“Forward One”), entered into that certain Lease Agreement, dated November 14, 2013 (the “Lease”), for certain premises containing approximately 25,908 rentable square feet and consisting of the entire 19th and 20th floors (the “Premises”) of the 23 story office building located at 71 Stevenson Street, San Francisco California 94105 (the “Building”). A copy of the Lease is attached hereto as Exhibit A.

B. F1 Stevenson, LLC, a Delaware limited liability company (“Master Landlord”), is the successor-in-interest to Forward One, and is the current owner of the Building.

C. Assignor desires to assign the Lease to Assignee, and Assignee desires to assume the rights and obligations of Assignor under the Lease, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Incorporation of Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2. Capitalized Terms. Unless otherwise stated herein, all capitalized terms shall have the meanings defined in the Lease.

3. Assignment and Assumption of Lease. As of the date hereof: (a) Assignor assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in, to and under the Lease; and (b) for the express benefit of both Assignor and Master Landlord, Assignee accepts the foregoing assignment of the Lease and assumes and shall pay, perform and discharge all of the agreements and obligations of Assignor under the Lease arising from and after the Assignment Effective Date to the same extent as if the Assignee were named as the tenant under the Lease as of the Assignment Effective Date. The foregoing assignment by Assignor specifically includes the extension option provided for in Section 2.2 of the Lease. Master Landlord is an express third party beneficiary of Assignee’s covenants and obligations under clause (b) above.

4. Indemnity. Assignor agrees to defend, indemnify and hold harmless Assignee from and against any and all liability, claims, damages, expenses (including cost of litigation and reasonable attorneys’ fees), judgments, proceedings and causes of action of any kind (“Claims”) arising under the Lease prior to the date hereof; and Assignee agrees to defend, indemnify and hold harmless Assignor from and against any and all Claims arising under the Lease from and after the date hereof.

5. Furniture and Equipment. Together with the assignment of the Lease provided for herein, and in consideration thereof, Assignor. hereby sells, transfers and conveys to Assignee, on an “as-is” basis (subject to Assignor’s representation that such transfer is made free and clear of any third party claims or liens) the furniture and equipment currently located in the Premises and owned by Assignor, including, without limitation, workstations and chairs, office furniture and furnishings, conference room furniture and furnishings (including retractable screen(s) and associated equipment for the operation thereof), IDF room computer racks and UPS equipment, and cabling; but excluding specifically the items set forth on Schedule 1 attached hereto, which shall remain the property of Assignor).

6. Sublease Back to Assignor. Concurrently with the execution and delivery of this Assignment, Assignee, as sublandlord, and Assignor, as subtenant, shall enter into a Sublease in the form of Exhibit B attached hereto (the “Sublease”) pursuant to which Assignee shall sublease the Premises back to Assignor and Assignor shall remain in possession of the Premises on a short-term basis in accordance with the terms of the Sublease.

7. Consent of Master Landlord; Lease Amendment. Notwithstanding anything set forth herein to the contrary, this Assignment and the rights and obligations of Assignor and Assignee hereunder are subject to and conditioned upon: (a) the execution and delivery by Master Landlord, Assignor and Assignee, concurrently with the execution and delivery of this Assignment, of (i) the Landlord Consent to Assignment and Assumption of Lease in the form of Exhibit C attached hereto (the “Master Landlord Assignment Consent”), and (ii) the Landlord Consent to Sublease in the form of Exhibit D attached hereto (the “Master Landlord Sublease Consent”); and (b) the execution and delivery by Master Landlord and Assignee of the First Amendment to Lease Agreement in the form of Exhibit E attached hereto (the “First Amendment to Lease”), concurrently with the execution and delivery of this Assignment. Any fees or charges of the Master Landlord in connection with this Assignment and the Master Landlord Assignment Consent shall be payable by Assignee.

8. Representations and Warranties of Assignor. Assignor hereby makes the following representations and warranties to Assignee as of the date hereof, all of which shall survive the consummation of the assignment of the Lease:

(a) A true, correct and complete copy of the Lease (excluding, however, the First Amendment to Lease) is attached hereto as Exhibit A. There are no modifications, supplements, arrangements, or understandings, oral or written of any sort, modifying, amending, altering, supplementing or changing the terms of the Lease, except for the First Amendment to Lease.

(b) Assignor is the current holder of a tenant’s interest in the Lease and Assignor has not transferred, conveyed, assigned, mortgaged or otherwise encumbered any of its right, title or interest in, to or under the Lease.

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(c) The Lease is in full force and effect; to the best of Assignor’s knowledge, there is no existing default under the Lease on the part of the Master Landlord and no event has occurred and no condition exists which, with notice or the passage of time, or both, would constitute a default under the Lease on the part of the Master Landlord; and there is no existing default under the Lease on the part of Assignor and no event has occurred and no condition exists which, with notice or the passage of time, or both, would constitute a default under the Lease on the part of Assignor.

(d) Assignor has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in and is in good standing under the laws of the State of California. Assignor has the full right and authority to enter into this Assignment and to consummate the transaction contemplated by this Assignment.

(e) This Assignment and all instruments, documents and agreements to be executed by Assignor in connection herewith are, or when delivered shall be, duly authorized, executed and delivered by Assignor and are, or when delivered shall be, valid, binding and enforceable obligations of Assignor.

(f) Other than the Master Landlord Consent, no consent or approval or other authorization of any person or entity and no waiver of any right by any person or entity is required to authorize or permit, or is otherwise required as a condition of the execution and delivery and performance of, this Assignment by Assignor.

(g) To Assignor’s knowledge and belief, the Premises are in good condition and repair, and Assignor has maintained the Premises in accordance with the terms of the Lease.

(h) Assignor has no knowledge of the existence of any Hazardous Materials in or about the Premises and Assignor has at all times complied with the terms of the Lease regarding Assignor’s handling, use, storage and disposal of Hazardous Materials in or about the Premises and the Building.

Master Landlord is an express third party beneficiary of Assignor’s representations and warranties set forth above.

9. Representations and Warranties of Assignee. Assignee hereby makes the following representations and warranties to Assignor as of the date hereof, all of which shall survive the consummation of the assignment of the Lease:

(a) Assignee has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in and is in good standing under the laws of the State of California. Assignee has the full right and authority to enter into this Assignment and to consummate the transaction contemplated by this Assignment.

(b) This Assignment and all instruments, documents and agreements to be executed by Assignee in connection herewith are, or when delivered shall be, duly authorized, executed and delivered by Assignee and are, or when delivered shall be, valid, binding and enforceable obligations of Assignee.

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(c) Other than the Master Landlord Consent, no consent or approval or other authorization of any person or entity and no waiver of any right by any person or entity is required to authorize or permit, or is otherwise required as a condition of the execution and delivery and performance of, this Assignment by Assignee.

Master Landlord is an express third party beneficiary of Assignee’s representations and warranties set forth above.

10. Attorneys’ Fees. In the event of any dispute hereunder, or of any action to interpret or enforce this Assignment, any provision hereof or any matter arising herefrom, the prevailing party shall be entitled to recover its reasonable costs, fees and expenses, including, but not limited to, reasonable attorneys’ fees, witness fees, expert fees and other professional fees, costs and expenses, whether suit be brought or not, and whether in settlement, in any declaratory action, in any bankruptcy action, at trial or on appeal.

11. Brokers. Assignor and Assignee acknowledge that each of them has retained Avison Young as its real estate broker in connection with the making of this Assignment; and Assignor and Assignee each represents to the other that it has dealt directly with and only with Avison Young as a broker in connection with this Assignment. Assignee and Assignor shall each indemnify and hold the other harmless from all claims of any brokers other than Avison Young claiming to have represented the indemnifying party in connection with this Assignment. Assignor and Assignee agree that Avison Young shall be paid a commission by Assignee in connection with this Assignment pursuant to a separate agreement between Avison Young and Assignee. Master Landlord is an express third party beneficiary of this Section 11 and shall be entitled to indemnification as set forth above.

12. Survival of Terms. The representations, warranties and indemnities set forth herein shall survive the execution and delivery of this Assignment and shall continue in full force and effect during the term of the Lease.

13. Binding Agreement. This Assignment constitutes the entire agreement between the parties hereto with respect to the transaction contemplated herein, and it supersedes all prior understandings or agreements between the parties relative to such assignment. Each signatory of this Assignment represents that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

14. Modifications. This Assignment cannot be changed orally, and no agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such agreement is in writing and is signed by the parties against whom enforcement of any such change is sought.

15. Applicable Law. This Assignment shall be governed by and construed in accordance with the laws of the State California.

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16. Execution and Counterparts. To facilitate execution, the parties hereto agree that this Assignment may be executed and telecopied to the other party and that the executed telecopy shall be binding and enforceable as an original. This Assignment may be executed in as many counterparts as may be required and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of such counterparts.

17. Notices. Any notice, communication, request, reply or advise (hereinafter severally and collectively, “Notice”) regarding this Assignment or provided for herein shall be in writing and shall be given by: (a) established express delivery service which maintains delivery records; (b) hand delivery; or, (c) certified mail, postage prepaid, return receipt requested. Notice is effective upon receipt, or upon attempted delivery if delivery is refused or if delivery is impossible because of failure to provide reasonable means for accomplishing delivery. Notice shall be sent to the parties at the following addresses:

Assignor (prior to March 1, 2015):	Teachscape, Inc. 71 Stevenson Street, 19th Floor San Francisco, California 94105 Attn: Jon Corbett

Assignor (after March 1, 2015):	Teachscape, Inc. 655 Montgomery Street, Suite 800 San Francisco, California 94111 Attn: Jon Corbett

In each case, with a copy to:	Fulbright & Jaworski LLP 555 South Flower Street, 41st Floor Los Angeles, California 90071 Attn: Robert C. Barnes, Esq.

Assignee:	LendingClub Corporation 71 Stevenson Street, 3rd Floor San Francisco, California 94105 Attn: Carrie Dolan

With a copy to:	Shartsis Friese, LLP One Maritime Plaza, Suite 1800 San Francisco, California 94111 Attn: David H. Kremer, Esq.

Any party shall have the right from time to time to change their respective address for Notice by providing the other with ten (10) days’ prior written notice in the manner set forth above.

18. USA Patriot Act Disclosures. To the extent applicable, Assignor and Assignee each covenant that they are currently in compliance with and shall remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury

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(including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto. Master Landlord is an express third party beneficiary of the covenants set forth above.

19. Further Assurances. Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to the Assignment Effective Date, as may be reasonably requested by the other party to consummate the transaction contemplated by this Assignment.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date and year first written above.

ASSIGNOR:

Teachscape, Inc., a Delaware corporation

By:	/s/ Jon Corbett

Print Name: Jon Corbett
Title:	VP Finance

ASSIGNEE:

LendingClub Corporation, a Delaware corporation

By:	/s/ Carrie Dolan

Print Name: Carrie Dolan
Title:	CFO

6

EXHIBIT D

LANDLORD CONSENT TO SUBLEASE

CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE (“Agreement”) is entered into as of October 17, 2014, by and among F1 STEVENSON, LLC, a Delaware limited liability company (“Landlord”), LENDINGCLUB CORPORATION, a Delaware corporation (“Sublandlord”), and TEACHSCAPE, INC., a Delaware corporation (“Subtenant”).

A.	Forward One, LLC, a California limited liability company (“Forward One”), as landlord, and Subtenant, as tenant, entered into that certain Lease Agreement dated November 14, 2013 (the “Lease”), with respect to certain premises (the “Lease Premises”) containing a total of approximately 25,908 rentable square feet and consisting of the entire 19th and 20th floors of the office building located at 71 Stevenson Street, San Francisco, California (the “Building”).

B.	Landlord is the successor-in-interest to Forward One, and is the current owner of the Building.

C.	Pursuant to that certain Assignment and Assumption of Lease of even date herewith, Subtenant has assigned and Sublandlord has assumed all of Subtenant’s right, title and interest in and to the tenant’s interest in the Lease (the “Lease Assignment”).

D.	Following the Lease Assignment, Subtenant desires to remain in possession of the 19th and 20th floors of the Building for a prescribed period of time to allow Subtenant to make arrangements to relocate to another location. Accordingly, Sublandlord and Subtenant have entered into that certain Sublease dated as of the date hereof, a copy of which is attached hereto as Exhibit A (the “Sublease”), pursuant to which Sublandlord has agreed to sublease to Subtenant the 19th and 20th floors of the Building, as more particularly described in the Sublease (hereinafter, the “Sublease Premises”).

E.	Sublandlord and Subtenant have requested Landlord’s consent to the Sublease, and Landlord has agreed to give such consent upon the terms and conditions contained in this Agreement.

F.	Unless otherwise stated herein, all capitalized terms shall have the meanings defined in the Sublease or the Lease, as the case may be.

NOW THEREFORE, in consideration of the foregoing recitals, which by this reference are incorporated herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Sublease subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant:

1.	Sublease Agreement. Sublandlord and Subtenant hereby represent and warrant to Landlord that a true and complete copy of the Sublease is attached hereto and made a part hereof as Exhibit A, and Sublandlord and Subtenant agree that the Sublease shall not be modified without Landlord‘s prior written consent in accordance with the terms of the Lease.

2.	Representations.

(a) Sublandlord hereby represents and warrants to Landlord that: (a) Sublandlord has full power and authority to sublease the Sublease Premises to Subtenant; (b) Sublandlord has not previously transferred or conveyed its interest in the Lease to any person or entity, collaterally or otherwise; (c) Sublandlord has full power and authority to enter into the Sublease and this Agreement; (d) the person(s) signing this Agreement on behalf of Sublandlord are authorized to do so; and (e) this Agreement has been duly and validly authorized, executed and delivered by Sublandlord, and no other authorization or third party consent is required.

(b) Subtenant hereby represents and warrants to Landlord that: (a) Subtenant has full power and authority to sublease the Sublease Premises from Sublandlord; (b) Subtenant has full power and authority to enter into the Sublease and this Agreement; (c) the person(s) signing this Agreement on behalf of Subtenant are authorized to do so; and (d) this Agreement has been duly and validly authorized, executed and delivered by Subtenant, and no other authorization or third party consent is required.

3.	Indemnity and Insurance. In consideration of Landlord’s consent to the Sublease, Subtenant agrees that Landlord shall not be liable to Subtenant, and Subtenant hereby waives all claims against Landlord, for any loss, injury or other damage to person or property in or about the Sublease Premises or the Building from any cause whatsoever, including without limitation, water leakage of any character from the roof, walls, basement or other portion of the Sublease Premises or the Building, or gas, fire, explosion, electricity, or any malfunction within the Sublease Premises or the Building, or acts of other tenants of the Building. Subtenant shall hold Landlord harmless from and indemnify Landlord against any claims, liability, damages, costs or expenses, including reasonable attorneys’ fees and costs incurred in defending against the same, to the extent arising from (i) Subtenant’s occupancy of the Sublease Premises, (ii) the acts or omissions of Subtenant, Subtenant’s employees, agents, contractors, licensees, subtenants, customers, guests or invitees in or about the Building, and/or (iii) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Sublease Premises. In case any action or proceeding be brought against Landlord by reason of any such claim or liability, Subtenant, upon notice from Landlord, covenants to resist and defend at Subtenant’s sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. The provisions of this Section 3 shall survive the termination of the Sublease with respect to any injury, illness, death or damage occurring prior to such termination. Subtenant shall cause Landlord and any other parties designated by Landlord to be named as additional insureds on the policy of commercial general liability insurance which Subtenant is required to carry pursuant to Section 11.1(a) of the Lease (which Section 11.1(a) shall be deemed incorporated into the Sublease notwithstanding anything to the contrary contained in the Sublease), and Subtenant shall provide Landlord with such policy or a certificate thereof upon commencement of the term of the Sublease and shall provide Landlord with a renewal policy or certificate at least thirty (30) days prior to the expiration dates of expiring policies.

4.	No Release. Nothing contained in the Sublease or this Agreement shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease or this Agreement. Sublandlord shall be responsible for the collection of all rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease, it being understood that Landlord is not a party to the Sublease and, notwithstanding anything to the contrary contained in the Sublease, is not bound by any terms, provisions, representations or warranties contained in the Sublease and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein.

5.	No Transfer. Landlord’s consent to the Sublease is not assignable and shall not be construed as a consent by Landlord to any further subletting either by Sublandlord or Subtenant. Subtenant shall not further sublease the Sublease Premises, assign its interest as the Subtenant under the Sublease or otherwise transfer its interest in the Sublease Premises or the Sublease to any person or entity without the prior written consent of Landlord.

6.	Subject and Subordinate to Lease. The Sublease is subject and subordinate to the terms of the Lease. In case of any conflict between the provisions of the Lease and the provisions of the Sublease, the provisions of the Lease shall prevail unaffected by the Sublease. In no event shall the Sublease or this Agreement be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease, nor shall the Lease be deemed modified in any respect. Nothing contained in this Agreement shall be deemed to modify, waive or affect any rights or remedies of Landlord under the Lease, or be construed to waive any present or future breach or default on the part of Sublandlord under the Lease. Landlord shall not be bound by any of the terms or conditions of the Sublease. In case of any conflict between the provisions of this Agreement and the provisions of the Sublease, the provisions of this Agreement shall prevail unaffected by the Sublease.

7.	Parking and Services. Any parking rights granted to Subtenant pursuant to the Sublease shall be satisfied out of the parking rights, if any, granted to Sublandlord under the Lease. Sublandlord hereby authorizes Subtenant, as agent for Sublandlord, to obtain services and materials for or related to the Sublease Premises to the extent allowed under the Lease, and Sublandlord agrees to pay for such services and materials as additional Rent under the Lease upon written demand from Landlord. However, as a convenience to Sublandlord, Landlord may bill Subtenant directly for such services and materials, or any portion thereof, in which event Subtenant shall pay for the services and materials so billed upon written demand, provided that such billing shall not relieve Sublandlord from its primary obligation to pay for such services and materials.

8.	Attornment. Upon the expiration or any earlier termination of the term of the Lease, or in case of surrender of the Lease by Sublandlord to Landlord, except as provided in the next succeeding sentence, the Sublease and its term shall expire and come to an end as of the effective date of such expiration, termination or surrender and Subtenant shall vacate the Sublease Premises on or before such date. If the Lease or Sublandlord’s right to possession thereunder terminates for any reason prior to expiration of the Sublease, Subtenant agrees, at the written election of Landlord, to attorn to Landlord upon the then executory terms and conditions of the Sublease for the remainder of the term of the Sublease. In the event of any such election by Landlord, Landlord will not be (a) liable for any rent paid by Subtenant to Sublandlord more than one month in advance, or any security deposit paid by Subtenant to Sublandlord, unless same has been transferred to Landlord by Sublandlord; (b) liable for any act or omission of Sublandlord under the Lease, Sublease or any other agreement between Sublandlord and Subtenant or for any default of Sublandlord under any such documents which occurred prior to the effective date of the attornment; (c) subject to any defenses or offsets that Subtenant may have against Sublandlord which arose prior to the effective date of the attornment; (d) bound by any changes or modifications made to the Sublease without the written consent of Landlord, or (e) liable for the any payment, credit, offset or amount due from Sublandlord to Subtenant under the Sublease. If Landlord does not elect to have Subtenant attorn to Landlord as described above, the Sublease and all rights of Subtenant in the Sublease Premises shall terminate upon the date of termination of the Lease or Sublandlord’s right to possession thereunder. The terms of this Section 8 supersede any contrary provisions in the Sublease.

9.

Payments Under the Sublease. If at any time Sublandlord is in default under the terms of the Lease or a petition is filed by or against Sublandlord to declare Sublandlord bankrupt or seeking a plan of reorganization or arrangement under the Bankruptcy Act, or any amendment or substitution therefor, Landlord shall have the right to contact Subtenant and require Subtenant to pay all rent due under the Sublease directly to Landlord until such time as Sublandlord has cured such default. Subtenant agrees to pay such sums directly to Landlord if requested by Landlord, and Sublandlord agrees that any such sums paid by Subtenant shall be deemed applied against any sums owed by Subtenant under the Sublease. Any such sums received by Landlord from Subtenant shall be received by Landlord on behalf of Sublandlord and shall be applied by Landlord to any sums past due under the Lease, in such order of priority as required under the Lease or, if the Lease is silent in such regard, then in such order of priority as Landlord deems appropriate. The receipt of such funds by Landlord shall in no manner be deemed to create a direct lease or sublease between Landlord and Subtenant.

10.	Payment to Landlord. Sublandlord shall pay to Landlord, no later than ten (10) days after invoice, Landlord’s attorneys’ fees incurred in connection with reviewing the Sublease and reviewing and negotiating this Agreement. Sublandlord and Subtenant acknowledge that Landlord is entitled to fifty percent (50%) of all “Transfer Consideration” (as defined in Section 14.3 of the Lease) in connection with a sublease; and Sublandlord and Subtenant represent and warrant to Landlord that there is no Transfer Consideration in connection with the Sublease. For the avoidance of doubt, Sublandlord and Subtenant hereby disclose to Landlord that, as an inducement to Subtenant to vacate the Premises in a timely manner, Sublandlord has agreed to reimburse Subtenant for certain relocation costs and tenant improvement costs relating to Subtenant’s relocation to new premises, as specifically provided for in the Sublease; and Landlord acknowledges that such payment is to be made by Sublandlord to Subtenant as provided for in the Sublease and that such payment shall not constitute Transfer Consideration.

11.	Brokerage Commissions. Landlord shall not be responsible to pay any fee or commission payable or claimed to be payable to any broker or finder in connection with the Sublease. Sublandlord shall be solely responsible to pay any fee or commission payable or claimed to be payable to any broker or finder in connection with the Sublease. Sublandlord and Subtenant, jointly and severally, shall indemnify, defend, protect and hold Landlord harmless from and against all claims, actions, losses, liabilities, costs and expenses (including, without limitation, attorneys’ fees) arising out of or related to any claim for commission or other compensation made by any broker or finder based on the Sublease.

12.	Civil Code Section 1938 Disclosure. Landlord hereby discloses, and Sublandlord and Subtenant hereby acknowledge, that neither the Sublease Premises nor the Building has been inspected by a Certified Access Specialist.

13.	Authority. Each signatory of this Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

14.	Counterparts. This Agreement may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Agreement may be executed in so-called “pdf” format and each party has the right to rely upon pdf counterparts of this Agreement signed by the other parties to the same extent as if such party had received original counterparts.

15.

Attorneys’ Fees. In the event of any dispute between or among Landlord, Sublandlord or Subtenant in any way related to this Agreement, and whether involving contract or tort claims, the non-prevailing party or parties shall pay to the prevailing party or parties all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party or parties in connection with such action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, “Fees”). The “prevailing party or parties” shall be determined based upon an assessment of which parties’ major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party or parties of its claim or defense, final decision, after any appeals or otherwise) over the other parties’ major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment.

16.	Miscellaneous. The captions and headings of this Agreement are for convenience of reference only, and shall not be used in the interpretation of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be construed in accordance with the laws of the State of California and contains the entire agreement of the parties hereto. Each of Sublandlord and Subtenant acknowledges that, as of the date hereof, Landlord is not in default in the performance of any of its obligations under the Lease and that neither Sublandlord nor Subtenant has any claims or setoffs of any kind. This Agreement has been fully negotiated at arms’ length between the signatories hereto, after advice by counsel and other representatives chosen by such signatories, and such signatories are fully informed with respect thereto. Based on the foregoing, the provisions of this Agreement shall be construed as a whole according to their common meaning and not strictly for or against any party. Wherever the term “including” is used in this Agreement, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated. The term “business days” means Monday through Friday, excluding State and Federal holidays.

IN WITNESS WHEREOF, Landlord, Sublandlord and Subtenant have executed this Agreement as of the date set forth above.

LANDLORD:

F1 STEVENSON, LLC, a Delaware limited liability company

By:	Forward One, LLC, a California limited liability company
Its:	Manager

	By:	Forward Time Corporation, a California corporation
	Its:	Manager

		By:	/s/ Belinda Zen
Belinda Zen, President

[SIGNATURES CONTINUE ON NEXT PAGE]

SUBLANDLORD:

LENDINGCLUB CORPORATION, a Delaware corporation

By:	/s/ Carrie Dolan
Name: Carrie Dolan
Title: CFO

SUBTENANT:

TEACHSCAPE, INC., a Delaware corporation

By:	/s/ Jon Corbett
Print Name: Jon Corbett
Title: VP Finance

EXHIBIT E

FIRST AMENDMENT TO LEASE AGREEMENT

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (“Amendment”) is made and entered into as of October 17, 2014 (the “Effective Date”), by and between F1 STEVENSON, LLC, a Delaware limited liability company (“Landlord”), and LENDINGCLUB CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A. Forward One, LLC, a California limited liability company (“Forward One”), as landlord, and Teachscape, Inc., a Delaware corporation (“Teachscape”), as tenant, entered into that certain Lease Agreement dated November 14, 2013 (the “Lease”) with respect to certain premises containing approximately 25,908 rentable square feet and consisting of the entire 19th and 20th floors (the “Premises”) of the 23 story office building located at 71 Stevenson Street, San Francisco California 94105 (the “Building”).

B. Landlord is the successor-in-interest to Forward One, and is the current owner of the Building.

C. As of the date hereof, Teachscape has assigned to Tenant, and Tenant has assumed, the rights and obligations of Teachscape under the Lease pursuant to that certain Assignment and Assumption of Lease of even date herewith. Landlord has consented to such assignment and assumption of the Lease pursuant to that certain Landlord Consent to Assignment and Assumption of Lease of even date herewith made and entered into by and among Landlord, Teachscape and Tenant.

D. Landlord and Tenant now desire to amend the Lease in accordance with the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual obligations and covenants contained in this Amendment, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

2. Repayment of Unamortized Free Rent. In the Basic Lease Information, the sentence following the table of Base Rent is hereby deleted and the following is substituted in place thereof:

“If Tenant commits an Event of Default (as defined in Section 15.1), then the unamortized portion of the Base Rent for the period of March 1, 2014 through May 31, 2014 shall be immediately due and payable at the rate of $45.00 per rentable square foot per annum, such unamortized portion of such Base Rent to be determined on a straight line basis over the initial 5-year Term of the Lease.”

3. Option to Extend. Landlord and Tenant hereby agree that Tenant shall have the right to exercise the Option to extend the Term of the Lease for an additional term of five (5) years pursuant to and in accordance with the terms of Section 2.2 of the Lease. Accordingly, the second sentence of Section 2.2 of the Lease is hereby amended by deleting therefrom the words “Teachscape, Inc.” where they appear and substituting therefor the words “LendingClub Corporation.”

4. Security Deposit.

(a) LendingClub Security Deposit. Concurrently with the execution and delivery of this Amendment, Tenant shall provide a Security Deposit to Landlord in the cash amount of $194,310.00 (the “LendingClub Security Deposit”). No later than five (5) business days after Landlord’s receipt of the LendingClub Security Deposit, Landlord shall return to Teachscape the Security Deposit initially provided by Teachscape under the Lease (i.e., cash in the amount of $97,155.00 and a letter of credit in the amount of $291,465.00). Accordingly, in the Basic Lease Information, the provisions of the section titled “Security Deposit” are hereby amended to refer to the LendingClub Security Deposit and the term “Security Deposit” when used in the Lease (as modified by this Amendment) shall refer to the LendingClub Security Deposit. Teachscape is an express third party beneficiary of Landlord’s covenants and obligations under the second sentence above.

(b) Revision of Article 4 of Lease. Article 4 of the Lease (consisting of Section 4.1 through Section 4.5) is deleted in its entirety and replaced with the following.

4. SECURITY DEPOSIT. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the amount specified in the Basic Lease Information as the Security Deposit (the “Security Deposit”), as security for the performance of Tenant’s obligations under this Lease. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any breach or default by Tenant under this Lease, to fulfill any of Tenant’s obligations under this Lease, or to compensate Landlord for any damage Landlord incurs as a result of Tenant’s failure to perform any of Tenant’s obligations hereunder. In such event Tenant shall pay to Landlord on demand an amount sufficient to replenish the Security Deposit to its original amount. If Tenant is not in default at the expiration or termination of this Lease and has fully performed all of its obligations under this Lease, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the Security Deposit with Landlord’s general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant. Tenant hereby waives (i) California Civil Code Section 1950.7, as amended or recodified from time to time, and any and all other laws, rules and regulations, now or hereafter in force, applicable to security deposits in the commercial context (“Security Deposit Laws”), and (ii) any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding anything to the contrary contained herein, the Security Deposit may be retained and applied by Landlord (a) to offset all Rent (as defined in Section 3.3) which is unpaid either before or after the termination of this Lease, and (b) against other damages suffered by Landlord before or after the termination of this Lease, whether foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. TENANT HEREBY WAIVES THE PROVISIONS OF SECTION 1950.7 OF THE CALIFORNIA CIVIL CODE, AND ALL OTHER SECURITY DEPOSIT LAWS, NOW OR HEREAFTER IN FORCE, WHICH PROVIDE THAT LANDLORD MAY CLAIM FROM A SECURITY DEPOSIT ONLY THOSE

SUMS REASONABLY NECESSARY TO REMEDY DEFAULTS IN THE PAYMENT OF RENT, TO REPAIR DAMAGE CAUSED BY TENANT OR TO CLEAN THE PREMISES, IT BEING AGREED THAT LANDLORD MAY, IN ADDITION, CLAIM THOSE SUMS REASONABLY NECESSARY TO COMPENSATE LANDLORD FOR ANY OTHER LOSS OR DAMAGE, FORESEEABLE OR UNFORESEEABLE, CAUSED BY THE ACTS OR OMISSIONS OF TENANT OR ANY OFFICER, EMPLOYEE, AGENT, CONTRACTOR OR INVITEE OF TENANT.

Tenant’s Initials:

5. Landlord’s Furniture. Landlord hereby acknowledges that it does not own any of the furniture located in the Premises and, accordingly, Section 1.4 of the Lease is hereby deleted in its entirety.

6. Tenant’s Address for Notices. From and after the date hereof, Tenant’s address for notices under the Lease shall be the following:

LendingClub Corporation

71 Stevenson Street, 3rd Floor

San Francisco, California 94105

Attn: Carrie Dolan

With a copy to:

Shartsis Friese, LLP

One Maritime Plaza, Suite 1800

San Francisco, California 94111

Attn: David H. Kremer, Esq.

7. Warranty of Authority. Tenant and the individuals signing this Amendment on behalf of Tenant hereby represent and warrant to Landlord that: (i) Tenant has full power and authority to execute and deliver this Amendment and that he or she is authorized to sign on behalf of Tenant; (ii) this Amendment has been duly and validly authorized, executed and delivered by Tenant and no other authorization or third party consent is required; and (iii) this Amendment is enforceable against Tenant in accordance with its terms.

8. Brokers. Tenant acknowledges that it has retained Avison Young as its real estate broker in connection with the transaction pertaining to this Amendment. Tenant represents to Landlord that Tenant has dealt directly with and only with Avison Young as a broker in connection with the transaction pertaining to this Amendment. Tenant shall indemnify and hold Landlord harmless from all claims of any brokers other than Avison Young claiming to have represented Tenant in connection with the transaction pertaining to this Amendment. Tenant shall pay Avison Young a commission in connection with the transaction pertaining to this Amendment pursuant to a separate agreement between Avison Young and Tenant.

9. Miscellaneous.

(a) In the event of any litigation arising out of or in connection with this Amendment, the prevailing party shall be awarded reasonable attorneys’ fees, cost and expenses.

(b) Tenant agrees that, to the best of Tenant’s knowledge, Landlord is not in default under any term or condition of the Lease. The Lease, as modified herein, remains in full force and effect and is ratified by Landlord and Tenant. In the event of any conflict between the Lease and this Amendment, the terms of this Amendment shall control.

(c) This Amendment is binding upon and inures to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(d) This Amendment shall be governed by and construed in accordance with the laws of the State of California.

(e) This document may be executed in any number of counterparts, which together shall constitute one and the same instrument.

(f) Landlord hereby discloses, and Tenant hereby acknowledges, that neither the Premises nor the Building has been inspected by a Certified Access Specialist.

(g) This Amendment has been fully negotiated at arms’ length between the signatories hereto, after advice by counsel and other representatives chosen by such signatories, and such signatories are fully informed with respect thereto. Based on the foregoing, the provisions of this Amendment shall be construed as a whole according to their common meaning and not strictly for or against any party.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease Agreement effective as of the Effective Date.

LANDLORD:				TENANT:

F1 STEVENSON, LLC, a Delaware limited liability company				LENDINGCLUB CORPORATION, a Delaware corporation

By:	Forward One, LLC,
	a California limited liability company			By:	/s/ Carrie Dolan
Its:	Manager			Name: Carrie Dolan
Title: CFO

	By:	Forward Time Corporation, a California corporation
	Its:	Manager

		By:	/s/ Belinda Zen
Belinda Zen, President

ACKNOWLEDGEMENT BY TEACHSCAPE:

Teachscape is not a party to this Amendment, but remains liable under the Lease following its assignment of the Lease to Tenant. Accordingly, by its signature below, Teachscape acknowledges this Amendment and confirms its continuing liability under the Lease.

TEACHSCAPE, INC., a Delaware corporation

By:	/s/ Jon Corbett
Print Name: Jon Corbett
Title: VP Finance